UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

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1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas 78746

October 18, 2010

To Our Shareholders:

We cordially invite you to attend the special meeting of shareholders of American Physicians Service Group, Inc., a Texas corporation (the “Company”), at our offices, 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, on November 29, 2010 at 1:00 p.m. (local time).

At the special meeting, we will ask you to consider and vote upon a proposal to approve the Merger (as defined below) and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2010, by and among the Company, ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and CA Bridge Corporation, a Texas corporation and wholly-owned subsidiary of ProAssurance (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and wholly-owned subsidiary of ProAssurance (the “Merger”). Merger Sub was formed by ProAssurance solely for the purpose of entering into the Merger Agreement and consummating the Merger and other transactions contemplated thereby. If the Company’s shareholders approve the Merger and adopt the Merger Agreement and the Merger is completed, you will be entitled to receive $32.50 in cash, less any applicable withholding taxes, for each share of Company common stock you own at the time of the Merger (unless you object to the Merger and are entitled to and have properly exercised your dissenters’ rights under Texas law with respect to the Merger, including by voting against the Merger and delivering your written objection to the Company).

After careful consideration, the Company’s board of directors by unanimous vote has determined that the Merger Agreement is advisable and in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors unanimously recommends that you vote “FOR” the approval of the Merger and adoption of the Merger Agreement. The board’s recommendation is based, in part, upon the unanimous recommendation of a special committee of the board of directors consisting of three independent directors. The board of directors established the special committee to review and assess, and to assist the board of directors in reviewing and assessing, the terms and conditions of the Merger and to consider alternative transaction opportunities to determine whether or not the Merger is fair to, and in the best interests of, the Company and its shareholders and to recommend to the board of directors what action, if any, should be taken.

The accompanying Proxy Statement provides you with detailed information about the special meeting, the background of and reasons for the proposed Merger, the terms of the Merger Agreement and other important information. Please give this material your careful attention. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission (the “SEC”).

Your vote is very important regardless of the number of shares you own. The Merger cannot be completed unless holders of a majority of the outstanding shares entitled to vote at the special meeting of shareholders vote for the approval of the Merger and adoption of the Merger Agreement. We would like you to attend the special meeting. However, whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, please submit your proxy at your earliest convenience by following the instructions on your proxy card as soon as possible and returning the proxy card in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials.

If you hold shares through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or nominee. If you do not vote or instruct your bank, broker or nominee how to vote, it will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement. If you complete, sign and submit your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the Merger and adoption of the Merger Agreement and approval of any adjournment of the special meeting. Remember, failing to vote has the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement.

If you have questions or need assistance voting your shares, please call Morrow & Co., LLC, our proxy solicitation agent, at (800) 276-3011 (shareholders) or (203) 658-9400 (banks and brokers), or contact us directly by calling Marc J. Zimmermann, Chief Financial Officer, or William H. Hayes, Secretary, at (512) 328-0888.

Thank you for your continued support and we look forward to seeing you on November 29, 2010.

Sincerely,

/s/ Kenneth S. Shifrin

Kenneth S. Shifrin

Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in the enclosed documents. Any representation to the contrary is a criminal offense.

The Proxy Statement is dated October 18, 2010, and is first being mailed to shareholders of the Company on or about October 20, 2010.

1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas 78746

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 29, 2010

October 18, 2010

To the Shareholders of American Physicians Service Group, Inc.:

A special meeting of the shareholders of American Physicians Service Group, Inc., a Texas corporation (the “Company”), will be held at our offices, 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746 on November 29, 2010 at 1:00 p.m. (local time), for the following purposes:

(1) to consider and vote upon a proposal to approve the Merger (as defined below) and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2010, by and among the Company, ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and CA Bridge Corporation, a Texas corporation and wholly-owned subsidiary of ProAssurance (“Merger Sub”), as it may be amended from time to time, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of ProAssurance (the “Merger”); and

(2) to consider and vote upon a proposal to, if necessary or appropriate, adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger and adopt the Merger Agreement.

In accordance with the Company’s bylaws, the board of directors has fixed 5:00 p.m. Central Standard Time on October 15, 2010 as the record date for the purposes of determining shareholders entitled to notice of and to vote at the special meeting and at any reconvened meeting after an adjournment or postponement thereof. A list of the Company’s shareholders will be available at our principal executive offices at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, during ordinary business hours for at least ten days prior to the special meeting and at the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

The approval of the Merger and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon as of the record date. Whether or not you plan to attend the special meeting, we urge you to vote your shares as promptly as possible prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. Accordingly, please submit your proxy at your earliest convenience in one of the following ways:

•	using the toll-free number shown on your proxy card;

•	using the Internet website shown on your proxy card; or

•	completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the approval of the Merger and adoption of the Merger Agreement. If you fail to return a valid proxy card and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, it will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement. Any shareholder attending the special meeting may vote in person by ballot, even if he or she has returned a proxy card; such vote by ballot will revoke any proxy previously submitted. However, if you hold your shares through a bank, broker or other nominee, you must provide a legal proxy issued from such custodian in order to vote your shares in person at the special meeting.

If you plan to attend the special meeting, please note that space limitations make it necessary to limit attendance to shareholders. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the special meeting. The special meeting will begin promptly at 1:00 p.m. (local time).

Shareholders who do not vote in favor of the approval of the Merger and adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they submit a written objection to the Merger to the Company before the vote is taken on the Merger Agreement and they comply with all applicable requirements of Texas law, which are summarized in the accompanying Proxy Statement. We urge you to read the entire Proxy Statement carefully.

PLEASE DO NOT SURRENDER YOUR STOCK CERTIFICATES OR BOOK-ENTRY SHARES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES OR BOOK-ENTRY SHARES.

By Order of the Board of Directors,

/s/ W. H. Hayes

W. H. Hayes

Secretary

Austin, Texas

i

ii

SUMMARY

This summary highlights selected information from the Proxy Statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire Proxy Statement and its annexes. The Agreement and Plan of Merger, dated as of August 31, 2010 (the “Merger Agreement”), by and among American Physicians Service Group, Inc., a Texas corporation (“APS” or the “Company”), ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and CA Bridge Corporation, a Texas corporation and wholly-owned subsidiary of ProAssurance (“Merger Sub”), is attached as Annex A to this Proxy Statement. We encourage you to read the Merger Agreement because it is the legal document that governs the parties’ agreement pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Each item in this summary includes a page reference directing you to a more complete description of that item. In this Proxy Statement, the terms “Company,” “APS,” “we,” “our,” “ours,” and “us” refer to American Physicians Service Group, Inc., unless the context otherwise requires.

The Parties to the Merger (See “The Parties to the Merger” beginning on page 19)

The Company, incorporated in 1974, is an insurance holding company with subsidiaries that provide medical professional liability insurance for physicians and other healthcare providers. The Company has been publicly traded on the NASDAQ Capital Market since 1983 under ticker symbol “AMPH”.

ProAssurance was incorporated in 2001 as the successor to Medical Assurance, Inc. in connection with its merger with Professionals Group, Inc. ProAssurance is a holding company for property and casualty insurance companies focused on professional liability insurance. Through its subsidiaries, ProAssurance sells professional liability insurance primarily to physicians, dentists, other healthcare providers and healthcare facilities and is one of the largest writers of professional liability insurance in the United States. ProAssurance has been publicly traded on the New York Stock Exchange (“NYSE”) since 2001 under ticker symbol “PRA”.

Merger Sub is a newly formed Texas corporation and a wholly-owned subsidiary of ProAssurance, and was organized solely for the purpose of entering into the Merger Agreement. Merger Sub has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the Merger Agreement.

The Merger (See “The Merger — Effects of the Merger” beginning on page 34 and “The Merger Agreement — The Merger” beginning on page 43)

If the Merger is approved and the Merger Agreement is adopted by our shareholders and the other conditions to closing are satisfied, Merger Sub will merge with and into the Company. When the Merger becomes effective (the “Effective Time”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The surviving corporation will be a wholly-owned subsidiary of ProAssurance. Following completion of the Merger, the Company’s common stock will be delisted from the NASDAQ Capital Market and will no longer be publicly traded. The surviving corporation will be a privately held corporation, and you will cease to have any ownership interest in the surviving corporation or any rights as a shareholder therein.

Stock Consideration

(See “The Merger — Effects of the Merger — Effect on Common Stock and Other Equity-Based Awards” beginning on page 35, “The Merger Agreement — Stock Consideration to be Received in the Merger” beginning on page 43 and Dissenters’ Rights of Appraisal beginning on page 59)

At the Effective Time, each outstanding share of Company common stock (other than shares held by (i) the Company, (ii) any subsidiary of the Company or (iii) shareholders who vote against the approval of the Merger and adoption of the Merger Agreement and who are entitled to and properly demand dissenters’ rights in accordance with Texas law) will be converted into the right to receive $32.50 in cash, without interest and less any applicable withholding taxes (the “Stock Consideration”).

Treatment of Company Options

(See “The Merger — Effects of the Merger — Effect on Common Stock and Other Equity-Based Awards” beginning on page 35, “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 36 and “The Merger Agreement — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 44)

Immediately prior to the Effective Time, each option to acquire Company common stock (each a “Company Option”) issued under the Company’s 2005 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the “Stock Option Plan”) will fully and immediately vest and as of the Effective Time each Company Option will be converted into the right to receive an amount in cash equal to (i) the total number of shares of Company common stock previously subject to such Company Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of Company common stock previously subject to such Company Option, less any applicable withholding taxes.

Treatment of Deferred Stock

(See “The Merger — Effects of the Merger — Effect on Common Stock and Other Equity-Based Awards” beginning on page 35, “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 36 and “The Merger Agreement — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 44)

Immediately prior to the Effective Time, each share of Company common stock (“Deferred Stock”) held under, or to be issued pursuant to, the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan (the “Deferred Compensation Plan”) will fully and immediately vest and as of the Effective Time each share of Deferred Stock will be converted into the right to receive an amount in cash equal $32.50 per share, less any applicable withholding taxes.

Treatment of Shares Held in the 401(k) Plan

(See “The Merger — Effects of the Merger — Effect on Common Stock and Other Equity-Based Awards” beginning on page 35, “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 36 and “The Merger Agreement — Treatment of Company Options, Deferred Stock and 401(k) Match Shares” beginning on page 44)

Prior to the Effective Time, each participant in the APS 401(k) Profit Sharing Plan (the “401(k) Plan”) will fully and immediately vest in any unvested shares of Company common stock held for the account of such participant under the 401(k) Plan (such shares, together with all other shares of Company common stock held for the accounts of participants under the 401(k) Plan are referred to herein as the “401(k) Match Shares”). Stock Consideration deliverable with respect to the 401(k) Match Shares will be distributed to the trustee of the 401(k) Plan and will be allocated thereunder in accordance with the terms of the 401(k) Plan (the “401(k) Consideration” and together with the Stock Consideration, the Option Consideration and the Deferred Compensation Consideration, the “Merger Consideration”).

The Special Meeting of Shareholders (See “Questions and Answers About the Special Meeting and the Merger” beginning on page 13 and “The Special Meeting of Shareholders” beginning on page 19)

Place, Date and Time. The special meeting of shareholders will be held at the Company’s offices, 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, on November 29, 2010 at 1:00 p.m. (local time).

Purpose. You will be asked to consider and vote upon (i) a proposal to approve the Merger and adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, and (ii) a proposal to, if necessary or appropriate, adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger and adopt the Merger Agreement.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Company common stock as of 5:00 p.m. Central Standard Time on October 15, 2010, the record date for the special meeting. As of the record date there were 6,732,462 shares of Company common stock outstanding and entitled to vote, held by approximately 3,272 holders of record. The presence in person or by proxy of a majority of the holders of a majority of the outstanding shares entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.

Vote Required For Approval of the Merger and Adoption of the Merger Agreement. The approval of the Merger and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon. The failure to vote has the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement. Because the Company redeemed all issued and outstanding shares of its Series A redeemable preferred stock (the “Preferred Stock”) on September 24, 2010, before the record date for the special meeting of shareholders to vote on the Merger, no vote of the Preferred Stock is required.

Vote Required For Adjournment. If a quorum does not exist, a majority of the shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting. If a quorum exists, the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting may adjourn the special meeting.

Who Can Vote at the Special Meeting. At the special meeting, you may vote all of the shares of Company common stock you owned of record as of the record date. You may vote any shares you hold of record in person by ballot at the special meeting, even if you have returned a proxy card, and your vote by ballot will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other nominee, you must provide a legal proxy issued from such custodian in order to vote your shares in person at the special meeting.

Procedure for Voting. You may vote your shares by attending the special meeting and voting in person or you may submit a proxy in one of the following ways:
• using the toll-free number shown on your proxy card;
• using the Internet website shown on your proxy card; or
• completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.
You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise us, in writing,

at American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, Attn: William H. Hayes, Secretary, that you are revoking your proxy and deliver a new proxy dated after the date of the earlier proxy being revoked, or submit a later-dated proxy by telephone or the Internet at or before the special meeting, before your shares of Company common stock have been voted at the special meeting, or attend the special meeting and vote your shares in person. Merely attending the special meeting without voting will not constitute a revocation of your earlier proxy.

If your shares are held in “street name” by your bank, broker or other nominee, please follow the directions provided by your bank, broker or other nominee in order to instruct your bank, broker or other nominee as to how to vote your shares. If you do not instruct your bank, broker or other nominee to vote your shares, it will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement.

Timing and Likelihood of Closing (See “The Merger Agreement — Closing Conditions” beginning on page 52 and “The Merger Agreement — Termination” beginning on page 54)	We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed by year-end 2010, assuming the satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to various conditions, including approval of the Merger and adoption of the Merger Agreement by our shareholders and receipt of certain insurance and other regulatory approvals, the exact timing of the completion of the Merger and the likelihood of the consummation thereof cannot be predicted. If any of the conditions in the Merger Agreement are not satisfied or waived, including the conditions described below under “The Merger Agreement — Closing Conditions,” the Merger Agreement may be terminated as described in “The Merger Agreement — Termination” and the Merger will not be completed.
Determinations and Recommendations of the Special Committee and the Board of Directors (See “The Merger — Reasons for the Merger; Recommendation of the Merger” beginning on page 26)

Special Committee. On April 12, 2010, our board of directors established a special committee composed of three independent directors for the purpose of reviewing and assessing, and assisting the board of directors in reviewing and assessing, the terms and conditions of the Merger and considering alternative transaction opportunities to determine whether or not the Merger is fair to and in the best interests of the Company and its shareholders and to recommend to the board of directors what action, if any, should be taken. The special committee was given authority to:

•   oversee the negotiation process with respect to the proposed Merger;

•   communicate as frequently as necessary with management, the board of directors and the Company’s legal and financial advisors with respect to the negotiation of and relevant terms regarding the proposed Merger;

•   consider alternative transaction opportunities to determine whether or not the proposed Merger is fair to, and in the best interests of, the Company and its shareholders; and

•   recommend to the board of directors of the Company what action, if any, should be taken with respect to the proposed Merger.

Members of the special committee received no compensation for their service as members of the special committee other than (i) the compensation normally provided to directors for attendance of board and board committee meetings in accordance with the Company’s remuneration policies and (ii) reimbursement for reasonable out-of-pocket costs and expenses incurred in connection with service on the special committee.

On July 30, 2010, the special committee unanimously recommended that the board of directors of the Company approve the Merger on the terms and conditions substantially as set forth in the Merger Agreement.

Board of Directors. On August 4, 2010, the board of directors of the Company unanimously:

•   determined that the Merger Agreement, the Merger, in accordance with the terms of the Merger Agreement, and all other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders;

•   determined that the consideration to be received by the Company’s shareholders in the Merger is fair and in the best interests of the Company’s shareholders;

•   approved, authorized and adopted in all respects, the form, terms and provisions of the Merger Agreement, which had previously been presented to each member of the board of directors, with such further changes, revisions or modifications thereto as the officers executing the same shall, as evidenced by their execution thereof, deem appropriate;

•   authorized and directed officers of the Company to execute and enter into, deliver and perform the Merger Agreement;

•   directed that once executed and delivered, the Merger Agreement be submitted to the shareholders of the Company for their consideration at a special meeting; and

•   resolved that the consummation of the Merger on the terms set forth in the Merger Agreement are advisable and in the best interests of the Company and its shareholders and recommended that the Company’s shareholders approve the Merger and adopt the Merger Agreement.

The board of directors further authorized the special committee to continue to monitor the progress of the Merger Agreement and to recommend, if the special committee deemed necessary, that the board of directors reconsider its approval of the Merger.

Our board of directors recommends that the Company’s shareholders vote “FOR” the approval of the Merger and adoption of the Merger Agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Interests of the Company’s Directors and Executive Officers in the Merger (See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36)	In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. These interests include the treatment of Company Options, Deferred Stock and unvested 401(k) Match Shares held by, as well as indemnification and insurance arrangements with, directors and executive officers and change in control severance benefits that may become payable to certain executive officers if the Merger is consummated. In addition, ProAssurance has agreed to offer to amend the employment agreements of certain of our executive officers on or before the Effective Time such that the executive officers would continue their employment with the surviving corporation. The special committee and the board of directors were aware of these interests and considered them, among other matters, in making their determinations regarding the Merger Agreement and the Merger.
Share Ownership of the Company’s Directors and Executive Officers See “Security Ownership by Certain Beneficial Owners and Management” beginning on page 58)

As of October 15, 2010, the record date, the Company’s directors and executive officers held and were entitled to vote, in the aggregate, 539,151 shares of Company common stock representing approximately 8.0% of the outstanding shares of Company common stock.

Opinion of Financial Advisor (See “The Merger — Opinion of Financial Advisor” beginning on page 29, Annex B)

Macquarie Capital (USA) Inc. (“Macquarie Capital”) was engaged to act as financial advisor to the board of directors of the Company in connection with the evaluation of the proposed Merger and potential alternatives. On August 4, 2010, Macquarie Capital rendered its oral opinion, subsequently confirmed in writing, to the board of directors of the Company to the effect that, as of such date, and based on and subject to various factors, assumptions, qualifications and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of Company common stock (other than ProAssurance and its affiliates) was fair, from a financial point of view, to such holders.

The full text of the written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement. Holders of shares of Company common stock are encouraged to read the opinion carefully in its entirety. Macquarie Capital’s opinion was provided to the board of directors of the Company in connection with its evaluation of the Merger Consideration provided for in the Merger Agreement from a financial point of view. The opinion of Macquarie Capital does not address any other aspect of the Merger and does not constitute a recommendation as to how any shareholder should vote or act in connection with the Merger. The summary of the opinion of Macquarie Capital set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

Regulatory Approvals (See “The Merger — Regulatory Approvals” beginning on page 42

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger may not be completed until notification and report forms have been filed with the

FTC and the Antitrust Division of the Department of Justice (the “DOJ”) and the applicable waiting period has expired or been terminated. The Company and ProAssurance filed their respective notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on September 14, 2010 and early termination of the applicable waiting period was granted on September 24, 2010.

Because the Company’s insurance subsidiary, American Physicians Insurance Company, is domiciled in the State of Texas, the parties are required to obtain approval of the Texas Department of Insurance prior to the consummation of the Merger. The parties filed an application for approval of the change of control of the Company with the Texas Department of Insurance on September 1, 2010.

Material United States Federal Income Tax Consequences (See “The Merger — Material United States Federal Income Tax Consequences” beginning on page 40)

The Merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined under “The Merger — Material United States Federal Income Tax Consequences”) for U.S. federal income tax purposes, your receipt of cash (whether as Merger Consideration or pursuant to the proper exercise of dissenters’ rights) in exchange for your shares of Company common stock generally will cause you to recognize a capital gain or loss measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Company common stock. For U.S. federal income tax purposes, if you are a Non-U.S. Holder (as defined below under “The Merger — Material United States Federal Income Tax Consequences”) generally you will not be subject to U.S. federal income tax on your receipt of cash (whether as Merger Consideration or pursuant to the proper exercise of dissenters’ rights in exchange for your shares of Company common stock) unless you have certain connections to the United States. Under U.S. federal income tax law, you may be subject to information reporting on cash received in the Merger unless an exemption applies. Backup withholding may also apply with respect to the amount of cash received in the Merger unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Tax matters are very complicated. The tax consequences of the Merger to you will depend upon your particular circumstances. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local, foreign and other taxes.

Dissenters’ Rights of Appraisal (See “Dissenters’ Rights of Appraisal” beginning on page 59 and Annex C)

The Texas Business Organizations Code, (the “TBOC”), provides you with rights of dissent and appraisal in connection with the Merger. This means that if you are not satisfied with the amount you are receiving in the Merger, you are entitled to have the fair value of your shares of Company common stock determined by a Texas court and to receive payment based on that valuation. The ultimate amount you receive as a dissenting shareholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the Merger. To exercise your rights of dissent and appraisal, you must deliver a written objection to the Merger before the Merger Agreement is voted on at the special meeting and you must vote against the approval of the Merger and adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Texas law will result in the loss of your rights of dissent and appraisal.

See “Dissenters’ Rights of Appraisal” beginning on page 59 and the text of Subchapter H of Chapter 10 of the Texas Business Organizations Code reproduced in its entirety as Annex C to this Proxy Statement, which relates to your rights of dissent and appraisal. We encourage you to read these provisions carefully and in their entirety.

Conditions to the Merger (See “The Merger Agreement — Closing Conditions” beginning on page 52)

The obligation of each party to consummate the Merger is subject to the satisfaction or waiver of a number of conditions, including the following:

•   the Merger Agreement and the transactions contemplated by the Merger Agreement must have been approved and adopted by the requisite affirmative vote of the shareholders of the Company entitled to vote thereon;

•   all approvals of governmental authorities required to consummate the transactions contemplated by the Merger Agreement, including all required approvals of governmental authorities regulating the business of insurance under insurance laws, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of ProAssurance is materially burdensome on ProAssurance or its subsidiaries;

•   the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received;

•   the Company, ProAssurance and Merger Sub must have performed in all material respects all material obligations that each is required to perform at or prior to the closing date under the Merger Agreement;

•   the respective representations and warranties of the Company and ProAssurance in the Merger Agreement must be true and correct on and as of the closing date in the manner described in the Merger Agreement;

•   ProAssurance shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the Company has performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

•   the Company shall have received a certificate signed on behalf of ProAssurance by the Chief Executive Officer and the Chief Financial Officer of ProAssurance confirming that ProAssurance and Merger Sub have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

•   the condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities or results of operations of the Company and the subsidiaries of the Company, taken as a whole, shall not have suffered a Material Adverse Effect;

•   no legal, administrative, arbitral or other written inquiry, proceeding, claim or action shall have been initiated by any securities regulator or SRO alleging violations of securities laws by the Company, any subsidiary of the Company or any director or officer of the Company or any subsidiary of the Company, which action has not been dismissed with prejudice;

•   the holders of not more than twenty-five percent (25%) of all the outstanding shares of Company common stock shall have exercised their right to dissent and obtain payment for their shares under applicable law with respect to, or as a result of, the Merger; and

•   the Company shall have redeemed all issued and outstanding shares of Preferred Stock before the record date for the special meeting of shareholders to vote on the Merger.

See “The Merger Agreement — Representations and Warranties” beginning on page 45 for an explanation of the term “Material Adverse Effect.”

Negotiations with Other Parties (See “The Merger Agreement — Negotiations with Other Parties” beginning on page 51)

The Merger Agreement provides that so long as the Merger Agreement remains in effect and no notice of termination has been given, the Company shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or any group of persons other than the other party to the Merger Agreement or its affiliates concerning any Acquisition Proposal other than as expressly provided in the Merger Agreement.

However, the board of directors of the Company may furnish information to, or enter into discussions or negotiations with, any person or group of persons regarding any Acquisition Proposal, or approve and recommend to the shareholders of the Company an Acquisition Proposal, if the board of directors of the Company determines in good faith that failing to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement provides that the board of directors of the Company will not recommend an Acquisition Proposal to its shareholders unless the Company delivers prior written notice to ProAssurance advising that the Company or its board of directors intends to take such action with respect to an Acquisition Proposal. The notice must be delivered not less than five (5) business days prior to the time the action is to be taken, and, during the five (5) business day period, ProAssurance shall have the right, and upon exercise of such right, the Company and its advisors shall negotiate in good faith with ProAssurance, to make such adjustments in the terms and conditions of the Merger Agreement such that such Acquisition Proposal would no longer constitute a superior proposal.

See “The Merger Agreement — Negotiation with Other Parties” beginning on page 51 for an explanation of the term “Acquisition Proposal.”

Termination of the Merger Agreement (See “The Merger Agreement — Termination” beginning on 54)

The Merger Agreement may be terminated at any time prior to the Effective Time:

•    by mutual consent of ProAssurance and the Company, if a majority of the members of the boards of directors of each of ProAssurance and the Company vote to terminate the Merger Agreement;

•    by either ProAssurance or the Company if (i) any governmental authority which must grant a requisite regulatory approval has denied approval of the Merger and such denial has become final and nonappealable or any governmental authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, and (ii) the board of directors of ProAssurance or the board of directors of the Company, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire board;

•    by either ProAssurance or the Company if (i) there shall have been a breach of any of the representations and warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the closing date, and (ii) the board of directors of ProAssurance or the board of directors of the Company, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire board; provided that neither party shall be deemed to have breached a representation or warranty unless all facts, circumstances or events inconsistent with any representation or warranty has had or is reasonably expected to have a Material Adverse Effect on such party;

•    by ProAssurance upon written notice to the Company if the board of directors of the Company does not, or shall indicate in writing to ProAssurance that the Company is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve the Merger and adopt the Merger Agreement, or if after recommending in the Proxy Statement that its shareholders approve the Merger and adopt the Merger Agreement, the board of directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to ProAssurance;

•    by ProAssurance upon written notice to the Company if the Company shall have authorized, recommended, approved, proposed, or entered into an agreement with any person other than ProAssurance or Merger Sub to effect an Acquisition Proposal;

•    by either ProAssurance or the Company if approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any reconvened meeting after an adjournment or postponement thereof;

•   by ProAssurance if the Company disclosure schedule to be delivered prior to closing discloses any Material Adverse Effect on the Company or any change from the Company disclosure schedule delivered at the signing of the Merger Agreement which has, or is likely to have, a Material Adverse Effect on the Company;

•   by written notice from the Company to ProAssurance, or from ProAssurance to the Company, if the closing does not occur on or before the date that is twelve (12) months following the date of the Merger Agreement, for any reason other than breach of the Merger Agreement by the party giving such notice;

•   by the Company upon the occurrence of an APS Acquisition Event or APS Recommendation Event; provided that the Company shall have no right to terminate unless it has complied with its obligation to notify ProAssurance of its intent to take action with respect to an APS Acquisition Event and allows ProAssurance five (5) business days to adjust the terms and conditions of the Merger Agreement;

•   by the Company if approval of the shareholders of the Company required for the consummation of the Merger shall have been obtained but ProAssurance fails to meet its obligation to fund the Merger Consideration, and such failure has not been cured within five (5) business days; or

•   by ProAssurance if the Company fails to call and hold the meeting of its shareholders.

See “The Merger Agreement — Representations and Warranties” beginning on page 45 for an explanation of the term “Material Adverse Effect.” See “The Merger Agreement — Termination” beginning on page 54 for an explanation of the terms “APS Acquisition Event” and “APS Recommendation Event.”

Termination Fees (See “The Merger Agreement — Termination Fees” beginning on page 55)

In the event that any of the following events or circumstances shall occur, the Company has agreed to pay ProAssurance a termination fee of $8,500,000 within ten (10) business days after notice of the occurrence thereof by ProAssurance:

•   at any time prior to termination of the Merger Agreement an APS Acquisition Event shall occur;

•   ProAssurance shall terminate the Merger Agreement as a result of a breach by the Company that would reasonably be expected to cause certain conditions to the obligations of the parties in the Merger Agreement not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of the Merger Agreement;

•   ProAssurance shall terminate the Merger Agreement because the Company does not or is unwilling or unable to publicly recommend in the Proxy Statement that its shareholders approve the Merger and adopt the Merger Agreement, or if after recommending in the Proxy Statement that its shareholders approve the Merger and adopt the Merger Agreement, the board of directors of the Company withdraws, modifies or amends such recommendation in any respect materially adverse to ProAssurance;

•   ProAssurance shall terminate the Merger Agreement because the Company shall have authorized, recommended, approved, proposed, or entered into an agreement with any person other than ProAssurance or Merger Sub to effect an Acquisition Proposal;

•   the Company shall terminate the Merger Agreement upon the occurrence of an APS Acquisition Event or APS Recommendation Event; or

•   ProAssurance shall terminate the Merger Agreement if the Company fails to call and hold a meeting of its shareholders as required by the Merger Agreement.

In the event that any of the following events or circumstances shall occur, ProAssurance has agreed to pay the Company a termination fee of $8,500,000 within ten (10) business days after notice of the occurrence thereof by the Company:

•   the Company shall terminate the Merger Agreement as a result of a breach by ProAssurance that would reasonably be expected to cause the conditions to the respective obligations of the Parties in the Merger Agreement or the conditions to the obligations of the Company in the Merger Agreement not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of the Merger Agreement; or

•   the Company shall terminate the Merger Agreement if approval of the shareholders of the Company required for the consummation of the Merger shall have been obtained but ProAssurance fails to meet its obligations to fund the Merger Consideration, and such failure has not been cured within five (5) business days.

Market Prices of Common Stock (See “Market Prices of Company Common Stock and Dividend Data” beginning on page 57)

On August 31, 2010, the last trading day prior to announcing the execution of the Merger Agreement, the closing price of Company common stock on the NASDAQ Capital Market was $26.30 per share. The $32.50 per share to be paid for each share of Company common stock in the Merger represents a premium of approximately 24% to the closing price on August 31, 2010. On October 15, 2010, the last practicable trading day prior to distribution of this Proxy Statement, the closing price of Company common stock as reported on the NASDAQ Capital Market was $32.37 per share.

If you have additional questions about the Merger or other matters discussed in this Proxy Statement after reading this Proxy Statement, please contact our proxy solicitor, Morrow & Co., LLC, at 470 West Ave., Stamford, CT 06902, or by phone at (800) 276-3011 (shareholders) or (203) 658-9400 (banks and brokers).

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the proposed Merger and the special meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder of the Company. To fully understand the Merger, please refer to the more detailed information contained elsewhere in this Proxy Statement and the annexes to this Proxy Statement.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by ProAssurance pursuant to the Merger Agreement. Once the Merger has been approved and the Merger Agreement adopted by the shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of ProAssurance, will merge with and into the Company. The Company will be the surviving corporation and a wholly-owned subsidiary of ProAssurance and shares of common stock of the Company, par value $0.10 per share (the “Company common stock”), will not be publicly traded after the Merger.

Q:	What will I receive for my shares of Company common stock in the Merger?

A:	At the Effective Time of the Merger, you will be entitled to receive $32.50 in cash, without interest and less any applicable withholding tax, in exchange for each share of Company common stock that you own at the time of the Merger, unless you object to the Merger and have properly exercised and perfected your dissenters’ rights under Texas law with respect to the Merger, including by voting against the Merger and delivering your written objection to the Company. For example, if you own 100 shares of Company common stock, you will receive $3,250 in cash in exchange for your shares of Company common stock. You will not own any shares in the surviving corporation.

Q:	How will options to purchase Company common stock be treated in the Merger?

A:	Immediately prior to the Effective Time, each Company Option issued under the Stock Option Plan will fully and immediately vest, and as of the Effective Time each Company Option will be converted into the right to receive an amount in cash equal to (i) the total number of shares of Company common stock previously subject to such Company Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of Company common stock previously subject to such Company Option, less any applicable withholding taxes.

Q:	How will Deferred Stock be treated in the Merger?

A:	Immediately prior to the Effective Time, each share of Deferred Stock held under, or to be issued pursuant to, the Deferred Compensation Plan will fully and immediately vest and as of the Effective Time each share of Deferred Stock will be converted into the right to receive an amount in cash equal to $32.50 per share, less any applicable withholding taxes.

Q:	How will 401(k) Match Shares be treated in the Merger?

A:	Prior to the Effective Time, each participant in the APS 401(k) Profit Sharing Plan (the “401(k) Plan”) will fully and immediately vest in any unvested 401(k) Match Shares. Stock Consideration deliverable with respect to the 401(k) Match Shares will be distributed to the trustee of the 401(k) Plan and will be allocated thereunder in accordance with the terms of the 401(k) Plan.

Q:	When and where is the special meeting?

A:	The special meeting of shareholders of the Company will be held on November 29, 2010, at 1:00 p.m. (local time), at the Company’s offices located at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to approve the Merger and adopt the Merger Agreement; and

•

if necessary or appropriate, to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger and adopt the Merger Agreement.

Q:	How does the Company’s board of directors recommend that I vote on the proposals?

A:	The board of directors unanimously recommends that you vote:

•	“FOR” the proposal to approve the Merger and adopt the Merger Agreement; and

•

“FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger and adopt the Merger Agreement.

You should read “The Merger — Reasons for the Merger; Recommendation of the Merger” beginning on page 26 for a discussion of the factors that the board of directors considered in deciding to recommend the approval of the Merger and adoption of the Merger Agreement. In considering the proposed Merger, you should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36.

Q:	What function did the special committee serve with respect to the Merger and who are its members?

A:	The board of directors established the special committee on April 12, 2010 for the purpose of reviewing and assessing, and assisting the board of directors in reviewing and assessing, the terms and conditions of the Merger and considering alternative transaction opportunities to determine whether or not the Merger is fair to, and in the best interests of, the Company and its shareholders and to recommend to the board of directors what action, if any, should be taken. The special committee is composed of the following three independent directors: Lew N. Little, Jr., Jackie Majors and Cheryl Williams.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made by the board of directors of the Company. In addition, we have retained Morrow & Co., LLC to assist in the solicitation. We will pay Morrow & Co., LLC $7,500, plus out-of-pocket expenses and a nominal per-call fee for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request that banks, brokers and other fiduciaries forward proxy solicitation material to the beneficial owners of shares of Company common stock that the banks, brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	What effects will the Merger have on the Company?

A:	As a result of the Merger, the Company will cease to be an independent publicly-traded company and will become a wholly-owned subsidiary of ProAssurance. You will no longer have any interest as a shareholder in our future earnings or growth. Following consummation of the Merger, the registration of Company common stock and our reporting obligations with respect to Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission (the “SEC”). In addition, upon completion of the Merger, shares of Company common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Capital Market.

Q:	What happens if the Merger is not consummated?

A:	If the Merger Agreement is not approved and adopted by shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company and Company common stock will continue to be listed and traded on the NASDAQ Capital Market. Under certain specified circumstances upon termination of the Merger Agreement, the Company may be required to pay ProAssurance a termination fee in the amount of $8,500,000 and under other certain specified circumstances ProAssurance may be required to pay the Company a termination fee in the amount of $8,500,000. See “The Merger Agreement — Termination Fees” beginning on page 55.

Q:	Who is entitled to vote at the special meeting?

A:	All shareholders of record holding shares of Company common stock at 5:00 p.m. Central Standard Time on October 15, 2010, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were approximately 6,732,462 shares of Company common stock outstanding, and approximately 3,272 holders of record held such shares. Every holder of shares of Company common stock is entitled to one vote for each share held as of the close of business on the record date.

Please note that space limitations make it necessary to limit attendance at the special meeting to shareholders. Registration will begin at 12:00 p.m., local time. If you attend, please note that you may be asked to present valid picture identification. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. “Street name” holders wishing to vote in person at the meeting will also be required to present a “legal proxy” from their bank, broker or other nominee. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Q:	What vote is required for the Company’s shareholders to approve the Merger and adopt the Merger Agreement?

A:	If a quorum exists, the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon and present in person or represented by proxy at the special meeting is required to approve the Merger and adopt the Merger Agreement.

Q:	What vote is required for the Company’s shareholders to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:	If a quorum does not exist, the affirmative vote of a majority of the shareholders present in person or represented by proxy at the special meeting is required to approve the proposal to adjourn the special meeting. If a quorum exists, the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting may adjourn the special meeting.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of Company common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of Company common stock entitled to vote are present at the meeting, either in person or represented by proxy. Withheld votes and abstentions are counted as present for the purpose of determining whether a quorum is present at the special meeting.

Q:	What do I need to do now?

A:	Please carefully review the information contained in this Proxy Statement. Then, even if you plan to attend the special meeting, please vote promptly by telephone or the Internet, following the instructions on the enclosed proxy card, or by signing and returning the enclosed proxy card in the enclosed prepaid envelope. Please do NOT enclose or return your stock certificate(s) with your proxy.

Q:	How do I cast my vote?

A:	You may vote by using the toll-free number shown on your proxy card, by using the Internet website shown on your proxy card or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you hold your shares in “street name” by your bank, broker or other nominee, you may vote by following the procedures described below. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to approve the Merger and adopt the Merger Agreement and “FOR” the adjournment proposal. You have the right to revoke your proxy at any time before the vote is taken at the special meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You have the right to revoke your proxy at any time before the vote is taken at the special meeting. If you hold your shares in your name as a shareholder of record, you may change your vote in one of the following three ways:

•	by notifying us at American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, Attn: William H. Hayes, Secretary, or by phone at (512) 328-0888;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); or

•	by submitting a new proxy dated after the date of the proxy being revoked.

If you have instructed a bank, broker or other nominee to vote your shares, you have to follow the directions received from your bank, broker or other nominee to change those instructions.

Q:	Can I vote by telephone or electronically?

A:	If you hold your shares in your name as a shareholder of record, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held by your bank, broker or other nominee, often referred to as held in “street name,” please check your proxy card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone or electronically.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your shares if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. If you do not instruct your bank, broker or other nominee to vote your shares, your shares will not be voted, which will have the same effect as a vote against the approval of the Merger and adoption of the Merger Agreement but will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What do I do if I receive more than one proxy card or set of voting instructions?

A:	If you hold shares in “street name” through your bank, broker or other nominee, directly as a record holder or otherwise through the Company’s 401(k) Plan, you may receive more than one proxy card and/or set of voting instructions relating to the special meeting. Please be sure to vote using each proxy card and/or voting instruction form you receive by telephone or the Internet or by signing and returning each proxy card and/or voting instruction card separately in the envelopes provided, in order to ensure that all of your shares are voted.

Q:	How are votes counted?

A:	For the proposal to approve the Merger and adopt the Merger Agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast or shares voting on the proposal to approve the Merger and adopt the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement. In addition, if your shares are held in the name of a bank, broker or other nominee, your bank, broker or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares, or “broker non-votes,” will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement.

For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will count for the purpose of determining whether a quorum is present but broker non-votes will not be counted for the purpose of determining whether a quorum is present and abstentions and broker non-votes will have no effect on the vote to adjourn the meeting, which, if a quorum does not exist, requires the affirmative vote of a majority of the shareholders present in person or represented by proxy at the meeting.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the approval of the Merger and adoption of the Merger Agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Who will count the votes?

A:	Broadridge will count the votes and act as the inspector of elections.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the Merger is expected to be completed. If you sell or otherwise transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the $32.50 per share in cash to be received by our shareholders in the Merger. In order to receive the $32.50 per share, you must hold your shares through completion of the Merger.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the Stock Consideration for my shares?

A:	Yes. As a holder of shares of Company common stock, you are entitled to dissenters’ rights under Texas law in connection with the Merger if you meet certain conditions, including but not limited to objecting to the Merger in writing and voting against the Merger. See “Dissenters’ Rights of Appraisal” beginning on page 59.

Q:	Will the Merger be taxable to me?

A:	The Merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined under “The Merger — Material United States Federal Income Tax Consequences”) for U.S. federal income tax purposes, your receipt of cash (whether as Merger Consideration or pursuant to the proper exercise of dissenters’ rights) in exchange for your shares of Company common stock generally will cause you to recognize a capital gain or loss measured by the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares of Company common stock. For U.S. federal income tax purposes, if you are a Non-U.S. Holder (as defined below under “The Merger — Material United States Federal Income Tax Consequences”), generally you will not be subject to U.S. federal income tax on your receipt of cash (whether as Merger Consideration or pursuant to the proper exercise of dissenters’ rights in exchange for your shares of Company common stock) unless you have certain connections to the United States. Under U.S. federal income tax law, you may be subject to information reporting on cash received in the Merger unless an exemption applies. Backup withholding may also apply with respect to the amount of cash received in the Merger unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules.

You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 40 for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters are very complicated. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local, foreign or other taxes.

Q:	When is the Merger expected to be completed?

A:	We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed by year end. In order to complete the Merger, the Merger must be approved and the Merger Agreement must be adopted by our shareholders and the other closing conditions under the Merger Agreement must be satisfied or waived (as permitted by law). See “The Merger Agreement — Closing Conditions” beginning on page 52.

Q:	Should I send in my stock certificates or surrender my book-entry shares now?

A:	No, please do not submit your stock certificates or surrender your book-entry shares at this time. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your certificates representing shares of Company common stock or surrendering your book-entry shares, as the case may be, for the Merger Consideration. If your shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	How can I obtain additional information about the Company?

A:	Our SEC filings may be accessed on-line at www.amph.com. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference. For a more detailed description of the information available, please refer to “Where You Can Find Additional Information” beginning on page 62.

Q:	Whom should I contact if I have questions?

A:	If you would like additional copies, without charge, of this Proxy Statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact Morrow & Co., LLC, which is assisting us in the solicitation of proxies, as follows:

Address: 470 West Ave., Stamford, CT 06902

Phone: Shareholders Call Toll-Free: (800) 276-3011; Banks and Brokers Call (203) 658-9400

You may also contact us at American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, Attn: Marc J. Zimmermann, Chief Financial Officer, or William H. Hayes, Secretary, by calling (512) 328-0888.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement, and the documents to which we refer you in this Proxy Statement, contain “forward-looking” statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger and other information relating to the Merger. There are “forward-looking” statements throughout this Proxy Statement, including, among others, under the headings “Summary,” “Questions and Answers About the Special Meeting and the Merger,” “The Merger,” “The Merger — Opinion of Financial Advisor” and “The Merger — Regulatory Approvals” and in statements containing the words “believes,” “estimates,” “expects,” “anticipates,” “intends,” “contemplates,” “may,” “could,” “should,” or “would” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements included in this Proxy Statement, except as required by law.

In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a $8,500,000 termination fee;

•	the outcome of any legal proceedings instituted against the Company and others in connection with the proposed Merger;

•	the satisfaction of the closing conditions set forth in the Merger agreement including the approval of the Company’s shareholders and regulatory approvals;

•	adverse regulatory conditions that may be imposed in connection with governmental approvals of the Merger;

•	the failure of the Merger to close for any reason;

•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally;

•	business uncertainty and contractual restrictions that may exist during the pendency of the Merger;

•	any significant delay in the expected completion of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	changes in tax laws;

•	the business of ProAssurance and the Company may not be combined successfully, or such combination may take longer to accomplish than expected;

•	diversion of management’s attention from ongoing business concerns;

•	future financial performance of the Company; and

•	general economic conditions, either nationally or in our market areas, that are different than anticipated.

THE PARTIES TO THE MERGER

American Physicians Service Group, Inc.

The Company was organized in October 1974 under the laws of the State of Texas. The Company is an insurance holding company with subsidiaries that provide medical professional liability insurance for physicians and other healthcare providers. The Company’s principal executive office is at 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and its telephone number is (512) 328-0888. The Company has been publicly traded on the NASDAQ Capital Market since 1983 under ticker symbol “AMPH”.

ProAssurance Corporation and CA Bridge Corporation

ProAssurance was incorporated in 2001 as the successor to Medical Assurance, Inc. in connection with its merger with Professionals Group, Inc. ProAssurance is a holding company for property and casualty insurance companies focused on professional liability insurance. Through its subsidiaries, ProAssurance sells professional liability insurance primarily to physicians, dentists, other healthcare providers and healthcare facilities and is one of the largest writers of professional liability insurance in the United States. ProAssurance’s principal executive office is at 100 Brookwood Place, Birmingham, Alabama 35209 and its telephone number is (205) 877-4400. ProAssurance has been publicly traded on the New York Stock Exchange (“NYSE”) since 2001 under ticker symbol “PRA”.

Merger Sub is a newly formed Texas corporation and a wholly-owned subsidiary of ProAssurance, and was organized solely for the purpose of entering into the Merger Agreement. Merger Sub has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company, the Company will survive the Merger as a wholly-owned subsidiary of ProAssurance and Merger Sub will cease to exist.

THE SPECIAL MEETING OF SHAREHOLDERS

Time, Place and Purpose of the Special Meeting

This Proxy Statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at a special meeting to be held at our offices, 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746 on November 29, 2010 at 1:00 p.m. (local time), or at any reconvened meeting after an adjournment or postponement thereof. The purpose of the special meeting is to consider and vote on the proposal to approve the Merger and adopt the Merger Agreement and, if necessary or appropriate, to approve the adjournment of the special meeting to solicit additional proxies. If the shareholders fail to approve the Merger and adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A.

Who Can Vote at the Special Meeting

In accordance with the Company’s bylaws, the board of directors has set 5:00 p.m. Central Standard Time on October 15, 2010 as the record date. The holders of record of Company common stock as of the record date are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them to vote the shares yourself at the special meeting. On the record date, there were 6,732,462 shares of Company common stock outstanding held by approximately 3,272 holders of record.

Vote Required for Approval of the Merger and Adoption of the Merger Agreement; Quorum

The approval of the Merger and adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon, with each share having a single vote for these purposes. The failure to vote has the same effect as a vote “AGAINST” approval of the Merger and adoption of the Merger Agreement.

The holders of a majority of the outstanding shares of Company common stock entitled to be voted as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purposes of determining a quorum and for transacting all business, unless the holder is present solely to object to the special meeting. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a new record date is set for an adjourned meeting, then a new quorum will have to be established.

Voting By Proxy

This Proxy Statement is being sent to you on behalf of the Company’s board of directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the special meeting by proxies voted by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the board of directors. After careful consideration, the board of directors unanimously recommends a vote “FOR” approval of the Merger and adoption of the Merger Agreement. In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either send a signed written notice to the Company revoking your proxy, submit a proxy by mail dated after the date of the earlier proxy you wish to change or attend the special meeting and vote your shares in person. Merely attending the special meeting without voting will not constitute revocation of your earlier proxy.

If your shares of Company common stock are held in “street name” through your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted. If you do not instruct your bank, broker or other nominee to vote your shares, it has the same effect as a vote “AGAINST” approval of the Merger and adoption of the Merger Agreement.

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. The Company has retained Morrow & Co., LLC to assist in its solicitation of proxies in connection with the special meeting, and has agreed to pay Morrow & Co., LLC $7,500, plus out-of-pocket expenses and a nominal per-call fee for its services. Morrow & Co., LLC may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries. The Company has also agreed to reimburse Morrow & Co., LLC for its reasonable administrative and out-of-pocket expenses, to indemnify it against certain losses, costs and expenses, and to pay its customary fees in connection with the proxy solicitation. Upon request, the Company will also reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Submitting Proxies Via the Internet or by Telephone

Our shareholders of record as of the record date and many of our shareholders whose shares of Company common stock are held in “street name” of record by a bank, broker or other nominee, will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a shareholder of record or your shares are held in “street name” by your bank, broker or other nominee. If your shares are held in “street name,” you should check the voting instruction card provided by your bank, broker or other nominee to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, shareholders of record may submit their proxies:

•	via the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions on the website; or

•	by telephone by calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. If no quorum exists, a majority of the shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting. If a quorum exists, the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting may adjourn the special meeting. Any adjournment may be made without notice, other than by an announcement made at the special meeting, until a quorum shall be present or represented. If your proxy card is signed and no instructions to the contrary are indicated on your proxy card, your shares of Company common stock will be voted “FOR” any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at any reconvened special meeting after an adjournment.

THE MERGER

The discussion of the Merger in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A. You should read the Merger Agreement carefully.

Background of the Merger

As part of its ongoing evaluation of the Company’s business, the Company’s board of directors and management regularly review and assess opportunities to achieve long-term strategic goals and to maximize shareholder value. As part of this review process, management has periodically made presentations to the board of directors that have included a review of potential opportunities for business combinations, acquisitions and dispositions. From time to time over the years, various parties, including other medical professional liability insurance providers, have informally raised with members of the board of directors and management the possibility of a business combination with us.

In October 2009, the Company received an unsolicited overture from another medical professional liability company (“Company A”) to acquire the Company in a stock-for-stock transaction. This overture prompted the executive committee of the board of directors of the Company to approve the engagement of the investment banking firm of Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC (which firm was acquired in December 2009 by Macquarie Capital (USA) Inc. and is referred to hereafter as (“Macquarie Capital”)) to act as a financial advisor to the Company to assist the Company in evaluating the merits of the unsolicited overture and to evaluate interest in a possible transaction from other potential buyers. The Company selected Macquarie Capital because of its strong relationships with other medical professional liability insurance companies and its experience successfully completing transactions involving medical professional liability and other property and casualty insurance companies.

In determining the other potential buyers to be contacted, the Company considered factors such as whether the potential buyers were reasonably likely to pay a value for the Company that exceeded the value in the unsolicited overture from Company A, the financial ability of a potential buyer to fund an acquisition of the Company in cash and without a financing contingency so the transaction would provide the Company’s shareholders certainty of value for their shares, how the geographic footprint of the Company’s business would fit with that of a potential buyer, and the perceived ability of the potential buyer to complete due diligence, obtain regulatory approvals and close the transaction before the end of 2010, as potential federal tax rate increases in 2011 could reduce the after-tax return to be received by some or all shareholders in a transaction completed in 2011. Five other potential buyers were identified and contacted by Macquarie Capital, including ProAssurance, and, in November and December 2009, in meetings arranged by Macquarie Capital, Kenneth S. Shifrin, CEO of the Company and Timothy L. LaFrey, the President of the Company, and representatives from Macquarie Capital, met with three of these potential buyers, including ProAssurance, to discuss possible strategic business combinations.

The meeting between management of the Company and ProAssurance took place on November 11, 2009 and was attended by W. Stancil Starnes, CEO of ProAssurance, Victor T. Adamo, President of ProAssurance, Edward L. Rand, Jr., CFO of ProAssurance, Messrs. Shifrin and LaFrey, and representatives from Macquarie Capital. At this first meeting, the ProAssurance officers presented information about ProAssurance and discussed in general terms why they thought a business combination would make sense from a business and financial perspective for the two companies and their shareholders. They also discussed ProAssurance’s history of strategic acquisitions, emphasizing ProAssurance’s strategy of acquiring companies with strong management and employee teams and a strong local presence.

In late November and December 2009, the Company received indications of interest and preliminary views on value from the three interested parties contacted by Macquarie Capital, including (i) ProAssurance via a letter received from Messrs. Starnes and Adamo on November 23, 2009 confirming ProAssurance’s interest in acquiring the Company and offering a preliminary price of $30 cash per share of Company common stock and (ii) two other interested strategic buyers who had been identified and contacted, a company referred to as “Company B”, which offered a preliminary range of value between $30 and $31 per share of Company common stock, and a company referred to as “Company C”, which indicated it would not be able to make an offer as high as $30 per share of Company common stock and therefore did not submit a formal offer.

On December 2, 2009, at the regularly scheduled meeting of the Company’s board of directors, Company management informed the board of directors of the events to date. Mr. LaFrey reviewed with the board of directors its fiduciary responsibilities in connection with evaluating potential acquisition offers and pursuing a strategic business combination. Mr. Shifrin briefed the board of directors on the process undertaken by management and Macquarie Capital to generate indications of interest in the market. The board of directors reviewed the unsolicited proposal from Company A and the three preliminary proposals from ProAssurance, Company B and Company C and asked Company management and Macquarie Capital to continue pursuing each possible business combination and potential interest from any other parties. The Company then entered into non-disclosure agreements with ProAssurance and Company B to allow the parties to pursue further discussions. Company A and Company C declined to enter into non-disclosure agreements.

Preliminary due diligence was conducted by the two interested parties in late December 2009 and early January 2010. During this timeframe, Mr. Shifrin kept members of the board of directors apprised of the developments by periodic telephone contact.

During January and February 2010, all interested parties, including a fifth party newly identified by Macquarie Capital as a potential bidder for the Company (“Company D”), were invited to submit revised indications of interest or, in the case of Company D, an initial indication of interest. ProAssurance and Company B increased their preliminary indications. On February 1, 2010, ProAssurance submitted, through Macquarie Capital, a non-binding letter of intent to the Company offering a cash acquisition price of $31.50 per share of Company common stock. Company B offered a written indication of $31 per share. Company A and Company C indicated that their offers would not be increased, and Company D indicated an offer from it was unlikely to be competitive and therefore chose not to move forward.

Based on these indications, Company management decided to proceed with ProAssurance and Company B in a competitive process. Talks with ProAssurance and Company B continued. Company B indicated it would not be able to increase its offer price. On February 18, 2010, ProAssurance sent a letter, through Macquarie Capital, to Mr. Shifrin increasing its cash offer price to $32.50 per share, on the condition that the Company agree to enter into a 60-day exclusivity arrangement with ProAssurance beginning March 1, 2010. This was the highest price the Company had received from any interested party. The next day, the executive committee of the board of directors of the Company met to discuss the status of the ongoing discussions and ProAssurance’s proposal, and approved an agreement to negotiate exclusively with ProAssurance through April 30, 2010. Due to the exclusivity arrangement with ProAssurance, negotiations with the other interested parties ceased at this time.

On February 22, 2010, the Company retained the law firm of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) to advise it in negotiations with ProAssurance and ProAssurance’s counsel, Burr & Forman LLP. During the following weeks, ProAssurance conducted additional, intensive due diligence of the Company’s operations. On March 10, 2010, Burr & Forman LLP proposed an initial draft Merger Agreement on behalf of ProAssurance, after which the draft Merger Agreement was negotiated by the parties and several additional drafts were exchanged. During this time, the more significant issues presented during negotiations included provisions regarding break-up fees, tax issues relating to the transition of the Company’s employee benefit plans, director and officer insurance, and assumption of director and officer indemnity obligations.

On April 12, 2010, the board of directors of the Company met and approved the formation of a special committee of the board of directors of the Company, whose purpose would be to, among other things, (i) oversee the negotiation process with respect to the proposed transaction with ProAssurance, (ii) communicate with Macquarie Capital, Akin Gump, Company management and the board of directors with respect to the negotiations, (iii) review and assess, and assist the board of directors of the Company in reviewing and assessing, the terms and conditions of the Merger, (iv) consider alternative transaction opportunities to determine whether or not the Merger was fair to, and in the best interests of, the Company and its shareholders and (v) recommend to the board of directors of the Company what action, if any, should be taken with respect to the proposed merger with ProAssurance.

On April 16, 2010, the Company publicly disclosed that APS Financial Corporation (“APS Financial”), the broker-dealer subsidiary of the Company, had received a notice from the staff of the Financial Industry Regulatory Authority (“FINRA”), notifying it that the staff had made a preliminary determination to recommend that a disciplinary action be brought against APS Financial. The notice alleged that, in 2005 and 2006, APS Financial charged excessive markups in some of the transactions it conducted. After receiving the FINRA notice, representatives of the Company and ProAssurance met a number of times to review the allegations and the Company’s defenses to them.

In light of the uncertainties presented by the FINRA allegations, including the potential financial impact on the Company, the continuing responsibility for APS Financial, the Company’s inability to guarantee a quick resolution of the matter and the inability of the parties to move forward with a merger transaction without being able to quantify the potential liability associated with the FINRA allegations, negotiations stalled, and, on May 12, 2010, the Company and ProAssurance decided to discontinue all transaction discussions.

After the termination of transaction discussions with ProAssurance, the Company terminated its relationship with Macquarie Capital and proceeded in the ordinary course of business. No further negotiations occurred with ProAssurance.

In May 2010, a sixth party (“Company E”) approached the Company and indicated its interest in meeting to discuss possible strategic business combinations between the two companies, and a meeting was held between management of the two companies on May 20, 2010. Company E had previously contacted the Company in March 2010, but the Company had not been able to discuss any possibilities with Company E at that time due to the exclusivity arrangement with ProAssurance. Following the May 20, 2010 meeting, the parties entered into a non-disclosure agreement and Company E submitted materials to the Company containing an initial range of interest, but because the indication was not competitive with the past proposals the Company had received, discussions with Company E did not continue.

On June 2, 2010, a meeting of the special committee of the board of directors of the Company was held, at which Company management and representatives from Macquarie Capital reported on the termination of negotiations with ProAssurance. Mr. LaFrey discussed the history of the negotiations and diligence performed to date, and how the recent FINRA regulatory issues affecting APS Financial had caused the discontinuation of discussions. The members of Company management then left the meeting, and the special committee further discussed the discontinuation of discussions with ProAssurance with a representative from Macquarie Capital, and the representative from Macquarie Capital reported on the steps that had been taken to attempt to address ProAssurance’s concerns, which had not been successful. At the regularly scheduled meeting of the board of directors of the Company the next day, June 3, 2010, the board of directors discussed the discontinuation of discussions with ProAssurance.

On July 7, 2010, The Doctors Company and American Physicians Capital, Inc., both medical professional liability companies, issued a press release announcing that The Doctors Company planned to acquire American Physicians Capital, Inc. Following this announcement, the Company’s stock price rose, likely in part as a result of speculation that other medical professional liability insurance providers might be acquired. At the time of the announcement, American Physicians Capital, Inc. was the largest holder of Company common stock. This same day, Company B contacted Macquarie Capital and indicated a renewed interest in acquiring the Company. On July 9, 2010, Mr. Adamo called Mr. LaFrey. The Company updated ProAssurance on the status of the FINRA allegations and disclosed to ProAssurance that it anticipated exiting its financial services business and, in connection therewith, reaching a settlement with FINRA to resolve FINRA’s allegations against APS Financial without admitting any of FINRA’s allegations and without APS Financial having to pay any fines, penalties or other amounts, and based on this new information, Mr. Adamo indicated that ProAssurance had a renewed interest in acquiring the Company. In light of the communications with ProAssurance and Company B, the Company reengaged Macquarie Capital. On July 12, 2010, the Company officially resumed negotiations with both ProAssurance and Company B, which indicated that it may be able to increase its offer.

Following the renewed indications of interest by ProAssurance and Company B, the Company asked Macquarie Capital to approach Company D and the Company contacted Company E, in the event that either company might be able to increase its indication of interest and submit a competitive offer. Company D wasn’t able to participate in the renewed process due to timing issues, and Company E, while not submitting an offer or increased range of interest, indicated its desire to move forward. ProAssurance reaffirmed its cash offer of $32.50 per share of Company common stock, which, again, was the highest offer. Thus, ProAssurance and the Company resumed negotiations on the draft Merger Agreement and further due diligence.

Throughout the rest of July 2010, Mr. Shifrin kept the members of the Company’s board of directors apprised of developments regarding a potential transaction through periodic telephone contact.

On July 27, 2010, members of Company management, Jackie Majors, the chairman of the special committee of the board of directors, on behalf of the special committee, and representatives from Macquarie Capital participated in a conference call with a member of senior management of Company B. On that call, Company B communicated that it would not be able to increase its offer above $32 per share of Company common stock, and confirmed that it needed no additional information to evaluate its proposal.

On July 30, 2010, a meeting of the special committee of the board of directors of the Company was held, at which the special committee discussed the latest draft of the Merger Agreement. During this meeting, the members of the special committee had the opportunity to meet with representatives from Macquarie Capital outside the presence of Company management to discuss the status of recent conversations that had taken place with potential buyers (other than ProAssurance) regarding their respective indications of interest. A representative from Macquarie Capital informed the special committee that he was not aware of anything further that could have resulted in a higher price being offered by any other potential buyers. Following this discussion, the special committee reported that they were satisfied with the process undertaken by Company management to negotiate the highest price possible for Company shareholders and in negotiating the draft Merger Agreement and related transaction documents. After deliberation and based on the totality of the information considered during its evaluation of the proposed Merger, including but not limited to (i) the financial condition and results of operations of the Company, (ii) the financial projections of the Company, (iii) the extensive sale process conducted by the Company and its advisors and (iv) the price proposed by ProAssurance representing the highest price received for the acquisition of the Company, the special committee, having the power and authority of the board to examine the proposed Merger, unanimously recommended that the board of directors of the Company approve the Merger on the terms and conditions substantially as set forth in Merger Agreement.

On August 2, 2010, members of Company management held a conference call with members of management of Company E, at which time Company E submitted an increased range of interest in a proposed share-for-share transaction. Because the increased indication was not competitive with the proposals by ProAssurance or Company B, discussions with Company E ended.

On August 4, 2010, a special meeting of the board of directors of the Company was held to discuss the status of the negotiations with ProAssurance and the draft Merger Agreement. In advance of the meeting, the board members were provided with the latest draft of the Merger Agreement. At this meeting, a representative from Macquarie Capital reviewed the process undertaken by the Company and its financial and legal advisors that had resulted in pursuing a merger transaction with ProAssurance. A representative from Macquarie Capital said that the $32.50 per share offer of ProAssurance was an all-cash offer with the highest nominal amount, and when considered in comparison with the other offers the Company received, was determined to be superior to the other offers which were comprised of lower nominal amounts and/or lower amounts consisting of stock consideration. Macquarie Capital then rendered its oral opinion, subsequently confirmed in writing, to the board of directors of the Company to the effect that, as of such date, and based on and subject to various factors, assumptions, qualifications and limitations described in the written opinion, and as more fully described below in the section entitled, “Opinion of Financial Advisor”, the Merger Consideration to be received by the holders of Company common stock (other than ProAssurance and its affiliates) was fair, from a financial point of view, to such holders. A representative from Akin Gump then reviewed with the board of directors the issues that had arisen in negotiations with ProAssurance and their current status. He also reviewed with the board of directors its fiduciary responsibilities in connection with the potential transaction. The chairman of the special committee of the board of directors, Mr. Majors, also reported to the board of directors the status of the activities and involvement of the special committee in the negotiation process, and reported on the July 27, 2010 discussions with Company B. Mr. Majors reported that Company management had been aggressive and diligent in pursuing a transaction that would provide the best return for shareholders, and that the special committee had unanimously voted to recommend that the board of directors of the Company approve the transaction. Following discussion, and taking into account the recommendation of the special committee of the board of directors, the advice of Company management and the Company’s legal counsel and financial advisor, the board of directors unanimously determined that the Merger was advisable and in the best interests of the Company and its shareholders, and authorized Company management to complete, execute and deliver the Merger Agreement. The board of directors of the Company also authorized the special committee of the board of directors to further monitor the progress of the negotiation of the Merger Agreement and to recommend, if deemed necessary by the special committee, that the board of directors reconsider its approval of the Merger and the Merger Agreement.

Following the August 4, 2010 meeting of the board of directors of the Company, the Company and ProAssurance, and their respective legal advisors, continued to work towards a resolution of the remaining open issues in the Merger Agreement and completed due diligence, and the Company kept ProAssurance apprised of its efforts to settle the FINRA matter.

On August 25, 2010, a meeting of the special committee of the board of directors of the Company was held. Mr. LaFrey presented the committee with an update regarding the status and outstanding issues relating to the Merger, the Merger Agreement and the transactions contemplated thereby. Mr. LaFrey gave his opinion that the open issues were capable of being quickly resolved by the parties. Following discussion, the special committee confirmed that the Merger was fair to and in the best interest of the Company and its shareholders and determined that the open issues were not material to the transaction and that it was not necessary to recommend that the board of directors of the Company reconsider its prior approval of the Merger Agreement.

On August 27, 2010, the Company publicly disclosed that APS Financial had resolved the FINRA matter, without admitting any of FINRA’s allegations and without APS Financial having to pay any fines, penalties or other amounts, by agreeing to permanently surrender its license to conduct business as a broker-dealer.

On August 31, 2010, the Company and ProAssurance executed and delivered the Merger Agreement, and the parties announced the signing of the Merger Agreement the next morning on September 1, 2010.

Reasons for the Merger; Recommendation of the Merger

Determinations of the Special Committee and the Board of Directors

On April 12, 2010, the Company’s board of directors formed a special committee comprised solely of independent directors to review and assess, and assist the board of directors in reviewing and assessing, the terms and conditions of the proposed Merger and to consider alternative transaction opportunities to determine whether or not the proposed Merger is fair to, and in the best interests of, the Company and its shareholders, and to recommend to the board of directors what action, if any, should be taken. On July 30, 2010, the special committee unanimously recommended that the board of directors authorize the Company to proceed with the Merger and on August 4, 2010, the board of directors of the Company unanimously approved the Merger, and authorized Company management to complete, execute and deliver the Merger Agreement.

The board of directors of the Company and the special committee believe that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its shareholders. Accordingly, the board of directors of the Company, acting upon the unanimous recommendation of the special committee, has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that the shareholders of the Company vote “FOR” approval of the Merger and adoption of the Merger Agreement.

As described above under “— Background of the Merger,” in evaluating the Merger Agreement and the transactions contemplated thereby, the board of directors of the Company and the special committee consulted with the Company’s management and with legal and financial advisors and, in reaching the decisions to support the Merger, the board of directors of the Company and the special committee discussed and considered a variety of factors weighing positively in favor of the Merger, including, but not limited to, the following:

•	the current and historical financial condition and results of operations of the Company;

•	the financial projections of the Company and the risks associated with the Company’s ability to meet such projections;

•	the current and historic market prices of Company common stock, including the fact that the cash merger price of $32.50 per share of the Company’s common stock represents:

•	a 19% premium over the 52-week high stock price of $27.32; and

•	a 51% premium over the 52-week low stock price of $21.51;

•

the extensive sale process conducted by the Company, with the assistance of Macquarie Capital, which involved engaging in discussions with several other parties to determine their potential interest in a business combination transaction with the Company, entering into non-disclosure agreements with three parties and the receipt of six preliminary indications of interest to acquire the Company;

•	the price proposed by ProAssurance represented the highest price that the Company had received for the acquisition of the Company;

•

the fact that the Stock Consideration is all cash, so that the transaction will allow the Company’s shareholders to immediately realize a fair value, in cash, for their investment and will provide such shareholders certainty of value for their shares;

•	ProAssurance’s track record in successfully acquiring and integrating companies;

•	the terms of the Merger Agreement, including:

•

the limited number and nature of the conditions to ProAssurance and Merger Sub’s obligation to consummate the Merger, including the absence of a financing condition, and the limited risk of non-satisfaction of such conditions;

•

the provisions of the Merger Agreement that allow the board of directors of the Company, under certain circumstances if the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, to change its recommendation that the Company’s shareholders vote in favor of approval of the Merger and adoption of the Merger Agreement;

•

the provisions of the Merger Agreement that allow the board of directors of the Company, under certain circumstances if the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, to furnish information to or participate in discussions or negotiations with any person or group of persons regarding an Acquisition Proposal (as defined below under “— Solicitation of Alternative Proposals”);

•

the provisions of the Merger Agreement that provide the Company with the ability to terminate the Merger Agreement if the Company authorizes, recommends, approves or enters into an agreement with another person to affect an Acquisition Proposal or publicly announces an intention to recommend or approve a tender offer of exchange offer based on an Acquisition Proposal (subject to providing ProAssurance with five business days’ notice, negotiating with ProAssurance in good faith and paying ProAssurance a $8,500,000 termination fee);

•	the conclusion of the board of directors that a $8,500,000 termination fee (and the circumstances under which such fee would be payable) was reasonable in light of the benefits of the Merger; and

•	the obligation of ProAssurance to pay the Company a $8,500,000 termination fee under certain specified circumstances;

•

the financial presentation and analysis, including the opinion dated August 4, 2010, of Macquarie Capital to the board of directors of the Company, to the effect that as of that date, and based upon and subject to the factors and assumptions set forth therein, the $32.50 per share in cash, without interest, to be received by the holders of the outstanding shares of Company common stock pursuant to the Merger Agreement was fair from a financial point of view, to such holders as described under “Opinion of Financial Advisor.” The full text of the opinion of Macquarie Capital is attached to this Proxy Statement as Annex B;

•	the fact that the Company’s shareholders have the right to demand appraisal of their shares in accordance with the procedures established by Texas law;

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increasing uncertainty in the healthcare industry arising from recent federal regulatory changes and the potential negative impact this might have on the Company’s future prospects resulting from changes by healthcare professionals in insurance purchasing habits, pressures on the profitability of providing healthcare services, increasing claims resulting from changes in healthcare delivery and other factors;

•	continuing competitive pricing pressures on the Company’s insurance products and the potential negative impact this might have on the Company’s future prospects;

•	decreased yields on the Company’s investment portfolio resulting from effects of the ongoing national economic crisis and the potential that low investment yields might continue for several years;

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exposure to material increases in claims costs in the Company’s insurance operations resulting from the Company’s rapid growth in insureds over the last several years during a period of historically low claims frequency and severity in the Company’s primary market;

•	ProAssurance’s ability to offer enhanced product offerings to Company policyholders; and

•	ProAssurance’s localized approach to providing continued superior service to Company policyholders.

The board of directors of the Company and the special committee also considered and balanced against the potential benefits of the Merger a number of potentially adverse factors concerning the Merger including the following:

•	the risk that the Merger might not be completed in a timely manner or at all, including the risk that the required regulatory approvals from various governmental authorities may not be obtained;

•	the interests of the Company’s directors and executive officers in the Merger (see “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36);

•	the fact that the Company’s shareholders will not participate in any future earnings or growth of the Company and will not benefit from any future appreciation in value of the Company;

•

the restrictions on the conduct of the Company’s business prior to completion of the Merger, which require the Company to conduct its business in the ordinary course and prohibit the Company from taking numerous specified actions without ProAssurance’s consent, and the fact that these restrictions might delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

•	the risk that the announcement of the proposed transaction or the consummation of the Merger could adversely affect the Company’s relationships with its vendors and customers;

•	the Merger Consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

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the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company and the requirement that the Company pay ProAssurance a $8,500,000 termination fee in order for the Company to accept a superior proposal;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working towards implementation of the Merger;

•	the possibility of management and employee disruption associated with the Merger; and

•

the possibility that the Merger might not be completed prior to potential federal tax rate increases in 2011, which would reduce the after-tax return received in the Merger by some or all shareholders.

The board of directors and the special committee also considered a number of factors relating to the procedures involved in the negotiation of the Merger Agreement, including that the board appointed the special committee:

•	consisting entirely of directors who are not officers of the Company or affiliated with ProAssurance;

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whose members will not personally benefit from the consummation of the Merger in a manner different from the unaffiliated shareholders of the Company except as described in “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36; and

•

with the authority to, among other things, (i) oversee the negotiation process with respect to the proposed Merger, (ii) communicate as frequently as necessary with management, the board of directors and the Company’s legal and financial advisors with respect to the negotiation of and relevant terms regarding the proposed Merger, (iii) consider alternative transaction opportunities to determine whether the proposed Merger is fair to, and in the best interests of, the Company and its shareholders; and (iv) recommend to the board of directors what action, if any, should be taken with respect to the proposed Merger.

The foregoing discussion of the information and factors considered by the board of directors of the Company and the special committee is not intended to be exhaustive but, we believe, includes all material factors considered by the board of directors of the Company and the special committee. In view of the variety of factors and the quality and amount of information considered, as well as the complexity of these matters, the board of directors of the Company and the special committee did not find it practicable to, and did not attempt to, assign relative weights to the above factors or the other factors considered by it. In addition, the board of directors of the Company and the special committee did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board of directors of the Company and the special committee may have given different weights to different factors.

Recommendation of the Board of Directors

On July 30, 2010, the special committee, by unanimous vote, determined to recommend that our board of directors approve the proposed Merger. After the special committee resolved to recommend that the board approve the proposed Merger and the Merger Agreement, on August 4, 2010, our full board unanimously:

•

determined that the Merger Agreement, the Merger, in accordance with the terms of the Merger Agreement, and all other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders;

•	determined that the consideration to be received by the Company’s shareholders in the Merger is fair and in the best interests of the Company’s shareholders;

•

approved, authorized and adopted in all respects, the form, terms and provisions of the Merger Agreement, which had previously been presented to each member of the board of directors, with such further changes, revisions or modifications thereto as the officers executing the same shall, as evidenced by their execution thereof, deem appropriate;

•	authorized and directed officers of the Company to execute and enter into, deliver and perform the Merger Agreement;

•	directed that once executed and delivered, the Merger Agreement be submitted to the shareholders of the Company for their consideration at a special meeting; and

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resolved that the consummation of the Merger on the terms set forth in the Merger Agreement are advisable and in the best interests of the Company and its shareholders and recommended that the Company’s shareholders approve the Merger and adopt the Merger Agreement.

The board of directors further authorized the special committee to continue to monitor the progress of the Merger Agreement and to recommend, if the special committee deemed necessary, that the board of directors reconsider its approval of the Merger. See “— Background of the Merger” beginning on page 22 for additional information on the recommendation of our board.

Based on the factors outlined above, the board of directors of the Company determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company’s shareholders.

The board of directors unanimously recommends that the Company’s shareholders vote “FOR” the approval of the Merger and adoption of the Merger Agreement.

Opinion of Financial Advisor

Macquarie Capital was engaged to act as financial advisor to the board of directors of the Company in connection with the evaluation of the proposed Merger and potential alternatives. On August 4, 2010, Macquarie Capital rendered its oral opinion, subsequently confirmed in writing, to the board of directors of the Company, to the effect that, as of such date, and based on and subject to various factors, assumptions, qualifications and limitations described in the written opinion, the Merger Consideration to be received in the Merger by holders of shares of Company common stock (other than ProAssurance and its affiliates) was fair, from a financial point of view, to such holders.

The full text of the written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement. Holders of shares of Company common stock are encouraged to read the opinion carefully in its entirety. Macquarie Capital’s opinion was provided to the board of directors of the Company in connection with its evaluation of the Merger Consideration provided for in the Merger Agreement from a financial point of view. The opinion of Macquarie Capital does not address any other aspect of the Merger and does not constitute a recommendation as to how any shareholder should vote or act in connection with the Merger. The summary of the opinion of Macquarie Capital set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Macquarie Capital, among other things:

•	reviewed a draft of the Merger Agreement dated July 29, 2010, which Macquarie Capital assumed was in substantially final form and did not vary in any respect material to its analysis;

•	reviewed certain publicly available business and financial information relating to the Company that Macquarie Capital deemed to be relevant;

•

reviewed certain non-public internal financial statements and other non-public financial and operating data relating to the Company that were prepared and provided to Macquarie Capital by management of the Company;

•	reviewed certain financial projections relating to the Company that were provided to or discussed with Macquarie Capital by management of the Company;

•	discussed the past and current operations, financial projections, current financial condition and prospects of the Company with management of the Company;

•	reviewed the reported prices and trading activity of Company common stock;

•

compared the financial performance of the Company and the prices and trading activity of Company common stock with that of certain publicly traded companies and their securities that Macquarie Capital deemed relevant;

•	reviewed the financial terms of certain publicly available transactions in the industry in which the Company operates that Macquarie Capital deemed relevant;

•	considered its efforts to solicit and its discussions with, at the direction of the Company, third parties to solicit indications of interest in the possible acquisition of all or part of the Company;

•	reviewed certain publicly available business and financial information relating to ProAssurance that Macquarie Capital deemed to be relevant; and

•	performed such other analyses and examinations and considered such other factors that Macquarie Capital deemed appropriate.

In arriving at its opinion, Macquarie Capital assumed and relied upon, without undertaking responsibility for independently verifying, the accuracy and completeness of the information reviewed by Macquarie Capital or reviewed for Macquarie Capital and further relied upon the assumptions of management of the Company that they were not aware of any facts or circumstances that would have made such information inaccurate or misleading. With respect to the financial projections of the Company which were furnished to or discussed with Macquarie Capital, Macquarie Capital assumed that such financial projections were reasonably prepared by the Company on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the Company. Macquarie Capital expressed no view as to any such financial projections or the assumptions on which they were based.

Macquarie Capital also assumed, with the consent of the board of directors of the Company, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Macquarie Capital further assumed, with the consent of the board of directors of the Company, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger.

Macquarie Capital did not make, nor assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities (financial or otherwise) of the Company or any of its subsidiaries, nor was Macquarie Capital furnished with any such appraisals, nor did Macquarie Capital evaluate the solvency or fair value of the Company or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Macquarie Capital’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Macquarie Capital as of August 4, 2010. Subsequent developments may affect Macquarie Capital’s opinion and Macquarie Capital has no obligation to update, revise or reaffirm its opinion.

Macquarie Capital was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the Merger Consideration from a financial point of view, as of August 4, 2010, to the holders of Company common stock (other than ProAssurance and its affiliates). Macquarie Capital did not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, without limitation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities creditors, or other constituencies of the Company; nor does it address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration in cash to be paid to the holders of Company common stock (other than ProAssurance and its affiliates) pursuant to the Merger Agreement or otherwise. Macquarie Capital’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Macquarie Capital is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The following is a summary of the material financial analyses presented by Macquarie Capital to the Company’s board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Macquarie Capital. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Macquarie Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 4, 2010, and is not necessarily indicative of current market conditions.

The following summary of financial analyses includes information presented in tabular format. You should read these tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Historical Stock Price Analysis

Macquarie Capital analyzed historical trading prices of Company common stock over a three-year period ending August 2, 2010, calculated the average daily closing prices for Company common stock over various time periods and noted the closing stock price on selected dates prior to and including August 2, 2010. The Company common stock price per share ranged from

$21.39 to $26.66 over the three year period ending on August 2, 2010. This analysis indicated that the $32.50 per share cash consideration to be paid to holders of Company common stock represented a premium of:

•	21.9% based on the August 2, 2010 closing price per share of $26.66;

•

33.1% based on the July 8, 2010 preceding ten-day average closing price per share of $24.42 representing the period prior to the American Physicians Capital, Inc. / The Doctors Company transaction announcement;

•	24.0% based on the average closing price per share of $26.20 for the one month ended August 2, 2010;

•	32.5% based on the average closing price per share of $24.52 for the three months ended August 2, 2010;

•	33.0% based on the average closing price per share of $24.44 for the six months ended August 2, 2010;

•	36.3% based on the average closing price per share of $23.84 for the twelve months ended August 2, 2010;

•	52.0% based on the average closing price per share of $21.39 for the thirty-six months ended August 2, 2010; and

•	19.0% based on the 52-week high price per share of $27.32.

Public Company Comparables Analysis

Macquarie Capital compared the financial and operating performance of the Company with publicly available information of selected property and casualty insurance companies. Although none of the selected public companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to operations of the Company. The companies selected were:

•	AMERISAFE, Inc.

•	AmTrust Financial Services, Inc.

•	Argo Group International Holdings, Ltd.

•	First Mercury Financial Corporation

•	FPIC Insurance Group, Inc.

•	HCC Insurance Holdings, Inc.

•	Markel Corporation

•	Meadowbrook Insurance Group, Inc.

•	National Interstate Corporation

•	Navigators Group, Inc.

•	ProAssurance Corporation

•	RLI Corp.

•	Tower Group, Inc.

•	W.R. Berkley Corporation

For each selected company, using publicly available information, Macquarie Capital calculated the ratio of (i) its estimated earnings per share for 2010, (ii) its estimated earnings per share for 2011 and (iii) its book value per share under generally accepted accounting principles (“GAAP”) as of the most recent reported quarter, in each case, to its stock price as of August 2, 2010. The results of these analyses are summarized below.

Multiple	Low	Median	Mean	High
Price Per Share/
2010E Earnings Per Share	6.1x	10.6x	11.0x	20.7x
2011E Earnings Per Share	5.5x	9.5x	10.0x	18.0x
GAAP Book Value Per Share	0.58x	1.08x	1.05x	1.53x

By applying the range of multiples for 2010 for the selected companies to the Company’s 2010 estimated earnings per share as provided by Company management, Macquarie Capital derived a range of implied equity values of Company common stock of between $28.79 and $34.85 per share. By applying the range of multiples for 2011 for the selected companies to the Company’s 2011 estimated earnings per share as provided by Company management, Macquarie Capital derived a range of implied equity values of Company common stock of between $30.06 and $36.74 per share. By applying the range of multiples for the selected companies for the most recent reported quarter to the Company’s book value per share as of June 30, 2010, Macquarie Capital derived a range of implied equity values of Company common stock of between $24.47 and $31.81 per share. Macquarie Capital noted that the Merger Consideration was within the resulting implied ranges per the public company comparables analysis.

Precedent Transaction Comparables Analysis

Using publicly available information, Macquarie Capital examined the following selected transactions within the insurance industry announced since January 2008. Each of these transactions involved the acquisition of a property and casualty insurance company during the previous three years where the relevant accounting information under GAAP and purchase price information were announced publicly. These transactions were considered relevant transactions for purposes of Macquarie Capital’s analysis:

Target	Acquiror
NYMAGIC, INC.	ProSight Specialty Insurance Holdings, Inc.
American Physicians Capital, Inc.	The Doctors Company
PMA Capital Corporation	Old Republic International Corporation
NAU Holding Company, LLC	QBE Insurance Group. Ltd.
Bancinsurance Corporation	Private Investors
Advocate, MD Financial Group Inc.	FPIC Insurance Group, Inc.
Specialty Underwriters’ Alliance, Inc.	Tower Group, Inc.
FinCor Holdings, Inc.	Medical Professional Mutual Insurance Company
HSB Group, Inc.	Munich Reinsurance America, Inc.
Rockhill Holding Company	State Automobile Mutual Insurance Company
Castlepoint Holdings, Ltd.	Tower Group, Inc.
Darwin Professional Underwriters, Inc.	Allied World Assurance Company Holdings, Ltd.
ProCentury Corporation	Meadowbrook Insurance Group, Inc.
AmCOMP Incorporated	Employers Holdings, Inc.
North Pointe Holdings Corporation	QBE Insurance Group. Ltd.

Macquarie Capital then calculated the equity values with respect to the transactions (i) as a multiple of the earnings of the target company for the last twelve months, which we refer to as “LTM,” prior to the transaction, and (ii) as a multiple of the GAAP book value of the target company as of the most recent reported quarter prior to announcement of the Merger. No transaction reviewed was directly comparable to the proposed Merger. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of the Company relative to the targets in the selected transactions and other factors that would affect the acquisition values in the precedent transactions.

Multiple	Low	Median	Mean	High
Equity Value/
LTM Earnings	4.5x	10.9x	11.2x	22.4x
GAAP Book Value	0.55x	1.27x	1.32x	2.02x

Based on the multiples set forth above, and taking into account differences between the Company’s business and the businesses of the target companies in the precedent transactions and such other factors as Macquarie Capital deemed appropriate, Macquarie Capital derived an appropriate range of multiples for current earnings to be applied to the Company’s estimated earnings per share for 2010 as provided by Company management and an appropriate range of price-to-book value multiples to be applied to the Company’s book value as of June 30, 2010.

Based upon the multiples derived from this analysis, Macquarie Capital derived a range of implied equity values of Company common stock of between $30.30 and $39.39 per share when the multiples derived from the analysis of the LTM earnings of the target companies in the precedent transactions were applied to the Company’s 2010 estimated earnings per share as provided by Company management, and between $29.36 and $36.71 per share when the multiples derived from the analysis of the book value of the target companies in the precedent transactions were applied to the Company’s book value as of

June 30, 2010. Macquarie Capital noted that the Merger Consideration was within the resulting implied ranges per the precedent transaction comparables analysis.

Discounted Cash Flow Analysis

Macquarie Capital performed a discounted cash flow analysis to produce a range for the implied present value per share of the Company’s common stock, assuming the Company continued to operate as an independent entity. The valuation range was determined by adding (i) the present value of the Company’s estimated future shareholder dividend payments for the remainder of 2010 through 2014 and (ii) the present value of the terminal value of the Company’s common stock assuming the Company was to be sold on December 31, 2014. The analysis used financial projections provided by Company management for the years ending December 31, 2010 and 2011 and Company management reviewed and approved assumptions for the years ending December 31, 2012 through 2015, which represented the best available estimates and judgment of Company management.

Macquarie Capital estimated the range for the implied present value per share of the Company’s common stock by varying the following assumptions (i) a range of terminal multiples applied to projected 2015 earnings per share of 10.0x to 13.0x, (ii) a range of terminal multiples applied to projected 2014 book value per share of 1.20x to 1.50x, and (iii) a range of discount rates of 11.0% to 13.0%. This analysis resulted in a range for the implied present value per share of the Company’s common stock of between $21.52 and $33.61. Macquarie Capital noted that the Merger Consideration was within the resulting implied ranges per the discounted cash flow analysis.

The following table presents the results of these analyses in a range of implied present values:

Discount Factor	Terminal Net Income Multiple
	10.0x	10.5x	11.0x	11.5x	12.0x	12.5x	13.0x
11.0%	$22.86	$23.66	$24.46	$25.27	$26.07	$26.87	$27.67
11.5%	$22.51	$23.30	$24.09	$24.88	$25.67	$26.45	$27.24
12.0%	$22.18	$22.95	$23.72	$24.50	$25.27	$26.05	$26.82
12.5%	$21.85	$22.61	$23.37	$24.13	$24.89	$25.65	$26.41
13.0%	$21.52	$22.27	$23.02	$23.77	$24.51	$25.26	$26.01

Discount Factor	Terminal Book Value Multiple
	1.20x	1.25x	1.30x	1.35x	1.40x	1.45x	1.50x
11.0%	$28.25	$29.15	$30.04	$30.93	$31.83	$32.72	$33.61
11.5%	$27.81	$28.69	$29.57	$30.44	$31.32	$32.20	$33.08
12.0%	$27.38	$28.24	$29.10	$29.97	$30.83	$31.69	$32.55
12.5%	$26.96	$27.81	$28.65	$29.50	$30.35	$31.19	$32.04
13.0%	$26.55	$27.38	$28.21	$29.04	$29.87	$30.71	$31.54

General

The preparation of a fairness opinion is a complex process and is not necessarily conducive to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Macquarie Capital’s opinion. In arriving at its fairness determination, Macquarie Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Macquarie Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger. Macquarie Capital prepared these analyses for purposes of providing its opinion to our board of directors as to the fairness from a financial point of view, to the holders of shares of Company common stock (other than ProAssurance and its affiliates), of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, ProAssurance, Macquarie Capital or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between the Company and ProAssurance and was unanimously approved by our board of directors following a presentation to the board of directors. Macquarie Capital provided advice to our board of directors during these negotiations. Macquarie Capital did not, however, recommend any specific amount of consideration to the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger. As described above, Macquarie Capital’s opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Macquarie Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Macquarie Capital attached as Annex B to this proxy statement.

Macquarie Capital’s opinion was approved by a committee of Macquarie Capital professionals in accordance with its customary practice.

Macquarie Capital and its affiliates are engaged in a broad range of securities activities and financial advisory services. Macquarie Capital and its affiliates carry on a range of businesses on their own account and for their customers, including providing stock brokerage, investment advisory, investment management, proprietary financings and custodial services. In the ordinary course of business, Macquarie Capital or its affiliates may actively trade in the debt and equity securities, or options on securities, of the Company, ProAssurance or any other company that may be involved in the Merger, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Macquarie Capital and its affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to the Company, ProAssurance or their respective affiliates and portfolio companies, for which Macquarie Capital or such affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, Macquarie Capital has performed the following investment banking service to ProAssurance: Fox-Pitt Kelton Cochran Caronia Waller (USA) Inc., subsequently acquired by an affiliate of Macquarie Capital (USA) Inc., acted as financial advisor to ProAssurance in its acquisition of the PICA Group. Macquarie Capital also provides analyst coverage for ProAssurance.

Macquarie Capital acted as financial advisor to the board of directors of the Company in connection with, and participated in certain of the negotiations leading to, the Merger. The board of directors of the Company selected Macquarie Capital as its financial advisor because it is an internationally recognized firm that has experience in transactions similar to the Merger. Pursuant to the terms of the engagement letter between Macquarie Capital and the Company, the Company agreed to pay Macquarie Capital a retainer fee, $250,000 in connection with the delivery of its opinion and a fee equal to 1.0% of the aggregate consideration of the Merger as of the consummation thereof, less the retainer and fairness opinion fees. In addition, the Company agreed to reimburse certain of Macquarie Capital’s expenses and to indemnify Macquarie Capital for certain liabilities arising out of its engagement.

Effects of the Merger

Effect on the Company’s Operations

If the Merger is approved by the Company’s shareholders and the other conditions to the closing of the Merger are either satisfied or waived (as permitted by law), Merger Sub will be merged with and into the Company, with the Company being the surviving corporation. After the Merger, ProAssurance will own all of the capital stock of the Company and the Company will no longer be a publicly-traded company.

It is expected that, upon consummation of the Merger (and excluding the transactions contemplated in connection with the Merger as described in this proxy statement), the customer-focused operations of the Company will be conducted substantially as they are currently being conducted.

Nevertheless, following consummation of the Merger, the management and/or board of directors of the surviving corporation may initiate a review of the surviving corporation and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the Merger to enhance the business and operations of the surviving corporation and may cause the surviving corporation to make changes in the Company’s operations if the management and/or board of directors of the surviving corporation decides that such changes are in the best interests of the surviving corporation upon review. The surviving corporation expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Effect on Common Stock and Other Equity-Based Awards

Common Stock. When the Merger is completed, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company or any subsidiary of the Company, or by the Company’s shareholders who choose to be dissenting shareholders by exercising and perfecting their dissenters’ rights under Texas law with respect to the Merger, including but not limited to objecting to the Merger in writing and voting against the Merger) will be converted into the right to receive $32.50 in cash.

At the Effective Time, current shareholders of the Company will cease to have ownership interests in the Company or rights as shareholders of the Company. Therefore, current shareholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

The Company common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Capital Market under the symbol “AMPH.” As a result of the Merger, the Company will be a privately held corporation, and there will be no public market for our common stock. After the Merger, the Company common stock will cease to be quoted on the NASDAQ Capital Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Company common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to the Company. After the Effective Time, the Company will also no longer be required to file periodic reports with the SEC.

Options. Immediately prior to the Effective Time, each Company Option issued pursuant to the Stock Option Plan will fully and immediately vest and as of the Effective Time each Company Option will be converted into the right to receive an amount in cash equal to (i) the total number of shares of Company common stock previously subject to such Company Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of Company common stock previously subject to such Company Option, less any applicable withholding taxes. At the Effective Time, the Company Options will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Company Options, except the right to receive the cash payment described in the preceding sentence.

Deferred Stock. Immediately prior to the Effective Time, each share of Deferred Stock issued and held under, or to be issued pursuant to, the Deferred Compensation Plan will fully and immediately vest and as of the Effective Time each share of Deferred Stock will be converted into the right to receive an amount in cash equal $32.50 per share, less any applicable withholding taxes. At the Effective Time, the Deferred Stock will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Deferred Stock, except the right to receive the cash payment described in the preceding sentence.

401(k) Match Shares. Prior to the Effective Time, each unvested share of Company common stock held for the account of a participant under the 401(k) Plan will fully and immediately vest. At the Effective Time, the Stock Consideration deliverable with respect to the 401(k) Match Shares will be distributed to the trustee of the 401(k) Plan and allocated thereunder in accordance with the terms of the 401(k) Plan.

Effect on the Company’s Officers and Directors

At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time will become the directors and officers of the surviving corporation, until their successors are elected and qualified. In addition, at the Effective Time the articles of incorporation of the Company and the bylaws of Merger Sub will continue in effect as the articles of incorporation and bylaws of the surviving corporation.

Effect on the Company if the Merger is Not Completed

In the event that the proposal to approve the Merger and adopt the Merger Agreement is not approved by the Company’s shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company and the Company common stock will continue to be listed and traded on the NASDAQ Capital Market. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Company shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the industries in which the Company operates and general industry, economic and market conditions. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of the Company common stock. From time to time, the board of directors will evaluate and review the business operations, properties and capitalization of the Company and will, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the proposal to approve the Merger and adopt the Merger Agreement is not approved by the Company’s shareholders, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

In addition, if the Merger Agreement is terminated under certain circumstances, the Company may be obligated to pay a termination fee of $8,500,000 to ProAssurance, or ProAssurance may be obligated to pay a termination fee of $8,500,000 to the Company. See “The Merger Agreement — Termination Fees” beginning on page 55.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. These interests, to the extent material, are described below. The board of directors and the special committee were aware of these interests and considered them, among other matters, in approving the Merger and adopting the Merger Agreement.

Treatment of Company Options, Deferred Stock and 401(k) Match Shares

Options. As of the record date, there were 611,000 outstanding Company Options held by our directors and executive officers as a group under the Stock Option Plan. All Company Options have an exercise price at or below $24.15 and are considered “in the money.” Immediately prior to the Effective Time, each Company Option issued pursuant to the Stock Option Plan will fully and immediately vest and as of the Effective Time each Company Option will be converted into the right to receive an amount in cash equal to (i) the total number of shares of Company common stock previously subject to such Company Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of Company common stock previously subject to such Company Option, less any applicable withholding taxes. At the Effective Time, the Company Options will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Company Options, except the right to receive the cash payment described in the preceding sentence.

Deferred Stock. As of the record date, there were 87,832 outstanding shares of Deferred Stock held by our directors and executive officers as a group under the Deferred Compensation Plan. Immediately prior to the Effective Time, each share of Deferred Stock issued and held under, or to be issued pursuant to, the Deferred Compensation Plan will fully and immediately vest and as of the Effective Time each share of Deferred Stock will be converted into the right to receive an amount in cash equal $32.50 per share, less any applicable withholding taxes. At the Effective Time, the Deferred Stock will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Deferred Stock, except the right to receive the cash payment described in the preceding sentence.

401(k) Match Shares. As of the record date, there were 295 unvested 401(k) Match Shares held by our directors and executive officers as a group under the 401(k) Plan. Prior to the Effective Time, each unvested share of Company common stock held for the account of a participant under the 401(k) Plan will fully and immediately vest. At the Effective Time, the Stock Consideration deliverable with respect to the 401(k) Match Shares will be distributed to the trustee of the 401(k) Plan and allocated thereunder in accordance with the terms of the 401(k) Plan.

Summary Information

The table below sets forth, as of October 15, 2010, for each of our directors and executive officers (i) the number of shares of Company common stock (including unvested 401(k) Match Shares) held by such persons, (ii) the aggregate cash payment that will be made in respect of such shares of Company common stock (including any unvested 401(k) Match Shares) upon consummation of the Merger, (iii) the number of Company Options (both vested and unvested) held by such persons, (iv) the aggregate cash payment that will be made in respect of such Company Options upon consummation of the Merger, (v) the number of shares of Deferred Stock held by such persons, (vi) the aggregate cash payment that will be made in respect of such shares of Deferred Stock upon consummation of the Merger and (vii) the total Merger Consideration that will be received by such person upon consummation of the Merger in respect of such Company common stock, Company Options and Deferred Stock:

Name	Shares of the Company Common Stock[1]		Total Stock Consideration	Company Options		Total Option Consideration	Total Shares of Deferred Stock	Total Deferred Compensation Consideration	Total Merger Consideration
Jessica P. Blacklock	234		$7,605	10,000	[2]	$90,300	0	$0	$97,905
William H. Hayes	31,058		$1,009,385	15,000	[3]	$216,750	3,182	$103,415	$1,329,550
Norris C. Knight, Jr., M.D.	1,527		$49,628	47,000	[4]	$707,020	7,595	$246,837	$1,003,485
Timothy L. LaFrey	5,738	[5]	$186,485	180,000	[6]	$2,348,850	17,723	$575,997	$3,111,332
Lew N. Little, Jr.	26,000		$845,000	30,000	[7]	$374,400	5,426	$176,345	$1,395,745
Maury L. Magids[8]	82,633		$2,685,573	0		$0	0	$0	$2,685,573
Jackie Majors	26,094		$848,055	30,000	[9]	$374,400	2,415	$78,488	$1,300,943
William J. Peche, M.D.	779		$25,318	54,000	[10]	$836,940	7,595	$246,837	$1,109,095
William A. Searles	6,356		$206,570	20,000	[11]	$223,000	3,895	$126,588	$556,158
Kenneth S. Shifrin	431,856		$14,035,320	95,000	[12]	$1,054,300	20,141	$654,582	$15,744,202
Cheryl Williams	2,412		$78,390	40,000	[13]	$583,900	6,538	$212,485	$874,775
Marc J. Zimmermann	7,097		$230,653	90,000	[14]	$1,118,050	13,322	$432,965	$1,781,668

[1]

Shares of the Company common stock as of October 15, 2010 include shares held in the 401(k) Plan for Messrs. Shifrin, LaFrey, Zimmermann and Hayes and Ms. Blacklock, of 70,945, 738, 2,742, 362 and 234, respectively, and 7,700 shares held in IRA accounts for Mr. Shifrin.

[2]	Consists of Company Options to purchase 5,000 and 5,000 shares of the Company common stock for exercise prices of $22.79 and $24.15, respectively.
[3]	Consists of Company Options to purchase 10,000 and 5,000 shares of the Company common stock for exercise prices of $17.36 and $19.43, respectively.
[4]

Consists of Company Options to purchase 22,000, 5,000, 5,000, 5,000, 5,000 and 5,000 shares of the Company common stock for exercise prices of $13.94, $17.36, $19.43, $20.50, $21.32 and $24.15, respectively.

[5]	Includes 5,552 shares of the Company common stock and 177 unvested 401(k) Match Shares.
[6]

Consists of Company Options to purchase 50,000, 50,000, 5,000, 25,000, 25,000 and 25,000 shares of the Company common stock for exercise prices of $17.36, $17.00, $19.43, $20.50, $22.79 and $24.15, respectively.

[7]	Consists of Company Options to purchase 10,000, 5,000, 5,000, 5,000, and 5,000 shares of the Company common stock for exercise prices of $17.36, $19.43, $20.50, $21.32 and $24.15, respectively.
[8]	Mr. Magids resigned from the Company effective July 31, 2009.
[9]	Consists of Company Options to purchase 10,000, 5,000, 5,000, 5,000, and 5,000 shares of the Company common stock for exercise prices of $17.36, $19.43, $20.50, $21.32 and $24.15, respectively.
[10]

Consists of Company Options to purchase 29,000, 5,000, 5,000, 5,000, 5,000 and 5,000 shares of the Company common stock for exercise prices of $13.94, $17.36, $19.43, $20.50, $21.32 and $24.15, respectively.

[11]	Consists of Company Options to purchase 5,000, 5,000, 5,000, and 5,000 shares of the Company common stock for exercise prices of $19.43, $20.50, $21.32 and $24.15, respectively.
[12]	Consists of Company Options to purchase 20,000, 25,000, 25,000, and 25,000 shares of the Company common stock for exercise prices of $17.36, $20.50, $22.79, and $24.15, respectively.
[13]

Consists of Company Options to purchase 10,000, 10,000, 5,000, 5,000, 5,000 and 5,000 shares of the Company common stock for exercise prices of $11.55, $17.36, $19.43, $20.50, $21.32 and $24.15, respectively.

[14]

Consists of Company options to purchase 5,000, 10,000, 10,000, 10,000, 15,000, 20,000 and 20,000 shares of the Company common stock for exercise prices of $11.55, $13.50, $17.36, $19.43, $20.50, $22.79 and $24.15, respectively.

Existing Employment Agreements with APS

The Company has employment agreements with certain of its executive officers, namely Kenneth S. Shifrin, Timothy L. LaFrey, Marc J. Zimmermann and Jessica P. Blacklock (hereinafter each an “Executive”). Each of these employment agreements provides that the Executive may terminate his or her employment for “good reason” under certain circumstances in connection with a “Change of Control” (as defined in the employment agreements) of the Company. The Merger qualifies as a Change of Control under the employment agreements and ProAssurance has acknowledged that each Executive will have good reason under specified provisions of the employment agreements to terminate employment after the Merger. Upon a termination by the Executive for good reason in connection with a Change of Control, each Executive will be entitled to the Executive’s then current base salary through the date of termination plus a lump sum payment in the amount set forth in the Executive’s employment agreement (each a “Change of Control Payment”). For Mr. Shifrin, the lump sum payment will be equal to four times his average annual total cash compensation earned for the prior four years, including salary and bonus and excluding all equity-based compensation, including Deferred Stock and Company Options. For Mr. LaFrey, the lump sum payment will be equal to four times his average annual total cash compensation earned for the prior four years (or the period since his initial employment with the Company, if less than four years), including salary and bonus and excluding all equity-based compensation, including Deferred Stock and Company Options. For Mr. Zimmermann, the lump sum payment will be equal to two times his average annual total cash compensation earned for the prior two years, including salary and bonus and excluding all equity-based compensation, including Deferred Stock and Company Options. For Ms. Blacklock, the lump sum payment will be equal to two times her average annual total cash compensation earned for the prior two years (or for prior year of employment, if less than two years), including salary and bonus and excluding all equity-based compensation, including Deferred Stock and Company Options.

If any payment or benefit received or to be received by the Executive pursuant to the employment agreement would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to in this Proxy Statement as the “Internal Revenue Code”, or any similar tax imposed by state or local law, or any interest or penalties on such excise tax (“Excise Tax”), then the payments or benefits provided under the employment agreement or any other agreement pursuant to which the Executive receives payments that give rise to Excise Tax will be either (i) paid in full or (ii) reduced to the extent necessary to make such payments and benefits not subject to the Excise Tax, such that the Executive receives the greater net amount.

The following table sets forth the Change of Control Payments that could be received by each Executive if he or she terminates his or her employment after the Merger for reasons entitling the Executive to Change of Control Payments under the employment agreement and as agreed to by ProAssurance in the Merger Agreement. The table does not take into account any reductions necessary to make such payments not subject to Excise Tax.

Name	Severance Amount
Kenneth S. Shifrin	$3,967,700
Timothy L. LaFrey	$4,009,300
Marc J. Zimmermann	$824,300
Jessica P. Blacklock	$550,000

Offers to Amend Employment Agreements

ProAssurance has agreed to offer to assume and amend the employment agreements with each of the Executives pursuant to a written agreement to be executed on or before the effective time (the “Employment Agreement Supplements”); however the Executives do not have to accept such offer. If accepted by the Executives, the Employment Agreement Supplements will change the terms of each Executive’s employment to provide, among other things, as follows:

•

Term and Salary — With respect to Mr. LaFrey, Mr. Zimmermann and Ms. Blacklock, the Employment Agreement Supplement will provide that the Executive will continue to be employed as an executive of the Company for a minimum period of 180 days after the Effective Time with a base salary, equal to $400,000, $225,000 and $168,000 for Mr. LaFrey, Mr. Zimmermann and Ms. Blacklock, respectively and a bonus on the first anniversary of the Effective Time in the amount of $590,000, $175,000 and $115,000 for Mr. LaFrey, Mr. Zimmermann and Ms. Blacklock, respectively, or a prorated amount of the bonus if Executive’s employment is terminated other than “for cause” (as defined in each employment agreement), Executive terminates his or her employment for “good reason” (as defined in each employment agreement) or Executive terminates his or her employment without “good reason” after 180 days but prior to the first anniversary of the Effective Time.

•

Health Care Benefits — With respect to Mr. Shifrin only, the Employment Agreement Supplement will provide that ProAssurance will assume the Company’s obligation to provide health insurance coverage to Mr. Shifrin and his spouse after termination of employment for the remainder of his life, provided that ProAssurance’s obligation to incur costs to satisfy this obligation is limited to a multiple of three (3) times the actual annual cost to the Company for Mr. Shifrin and his spouse’s health insurance coverage in effect at the date of Mr. Shifrin’s termination of employment.

•

Severance Benefit — ProAssurance will set aside and deposit into a deferred compensation account on behalf of each Executive an amount to be set forth in such Employment Agreement Supplement (the “Severance Benefit”). Upon termination of the Executive’s employment for any reason, ProAssurance will pay the Severance Benefit to the Executive in full satisfaction of the obligation to pay severance compensation to the Executive under the employment agreement.

•

Non-Compete Agreement — The Executive will agree that in the event of his/her termination for any reason following the date the Merger is consummated, that for a period of years to be set forth in the Employment Agreement Supplement, the Executive will not (i) become employed by a competitor of the Company that offers, sells or markets medical professional liability insurance in the state of Texas, Oklahoma or Arkansas, (ii) receive or earn compensation of any type arising out of the purchase or sale of medical professional liability insurance in the state of Texas, Oklahoma or Arkansas, (iii) with certain limited exceptions, solicit or induce employees of the Company, subsidiaries of the Company, ProAssurance or a subsidiary of ProAssurance to leave such employment or accept employment with any other person or entity or solicit or induce any insurance agent of the Company, subsidiaries of the Company, ProAssurance or a subsidiary of ProAssurance to sell or market medical professional liability insurance in the state of Texas, Oklahoma or Arkansas.

•

Non-Compete Benefit — ProAssurance will set aside and deposit into a deferred compensation account on behalf of each Executive an amount to be set forth in such Employment Agreement Supplement (the “Non-Compete Benefit”). Upon termination of the Executive’s employment for any reason, ProAssurance will pay the Non-Compete Benefit to the Executive on the terms and conditions set forth in the Employment Agreement Supplement.

•

Confidentiality — The Executive will agree not to use for the Executive’s personal benefit, or disclose, communicate or divulge to, or use for the benefit of any person, firm association or company, any confidential or competitive material or information or Confidential Information (as such term is defined in the Employment Agreement Supplement).

•

Parachute Payment Tax Reimbursement — In the event that (i) ProAssurance or the Company reports in any tax return that any compensation payable to the Executive under the Employment Agreement Supplement or distribution or any vesting of benefits payable to the Executive under any APS employee plan is subject to excise tax imposed under the Section 4999 of the Internal Revenue Code or parachute payments within the meaning of Section 280G(b)(2) of the Internal Revenue Code or (ii) either ProAssurance or the Company withholds such excise tax from such payment or benefit or notifies the Executive directly to pay such excise tax, then the Executive will be entitled to receive an additional payment (a “Gross Up Payment”). The amount of the Gross Up Payment will be such that after payment by the Executive of all taxes, including any such excise tax imposed on the Gross-up Payment, the Executive retains an amount of the Gross Up Payment equal to such excise tax.

Indemnification and Insurance of the Company’s Directors and Executive Officers

We have entered into indemnification agreements with each of our executive officers and directors (each an “Indemnitee”). The Merger Agreement provides that as of the closing, ProAssurance will fully assume and agrees to pay, perform and discharge all obligations of the Company under the indemnity agreements.

Under each indemnity agreement, the Company has agreed to hold harmless and indemnify each Indemnitee against all expenses and losses and cause of action of every kind, regardless of the sole, joint or concurrent negligence, negligence per se, gross negligence, statutory fault or strict liability of the Indemnitee to the fullest extent permitted by law and the Company’s articles of incorporation and bylaws. An Indemnitee will be entitled to such right of indemnification, if, by reason of such Indemnitee’s Corporate Status (as defined below), he or she was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in any proceeding (other than a proceeding brought by or in the right of the Company where, as a result of such proceeding the Indemnitee is found liable to the Company or alternatively, to have received an improper personal benefit) the Company will indemnify the Indemnitee against all expenses and losses (including excise or similar taxes), together with any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the indemnity agreement, that are reasonably and actually incurred by the Indemnitee, or on his or her behalf, in connection with such proceeding. If an Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any proceeding brought by or in the right of the Company where, as a result of such proceeding Indemnitee is found liable to the Company, or alternatively, to have received an improper personal benefit, the Indemnitee will be indemnified against all reasonable expenses (excluding excise taxes or similar taxes) that are actually incurred by the Indemnitee, or on his or her behalf, in connection with such proceeding. In addition, to the extent an Indemnitee is, by reason of his or her Corporate Status, a witness in any proceeding to which the Indemnitee is not a party, the Company will indemnify the Indemnitee against all expenses and losses actually and reasonably paid or incurred by Indemnitee or his or her behalf in connection therewith.

The Company will, if requested by the executive officer or director, advance, to the fullest extent permitted by law, any and all expenses actually and reasonably paid or incurred by the Indemnitee in connection with any proceeding, whether prior to or after its final disposition.

The Company will not be obligated to provide indemnification in connection with (i) a proceeding, prior to a change of control, initiated or brought voluntarily by the Indemnitee against the Company or its directors, officers, employees or other indemnities, unless a majority of disinterested directors has authorized or consented to the initiation of the proceeding or (ii) a proceeding for an accounting of profits made from the purchase and sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

As used in the indemnity agreements, “Corporate Status” means the status of a person who is or was a director, officer, employee, partner, member, manager, venture, proprietor, trustee, fiduciary or agent of the Company or any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, other entity or other enterprise which such person is or was serving at the request of the Company.

Our directors and executive officers are also entitled to indemnification by the Company pursuant to provisions of the Company’s articles of incorporation and bylaws and are covered by directors’ and officers’ insurance coverage maintained by the Company. Pursuant to the terms of the Merger Agreement, ProAssurance has agreed that:

•

it will use its best efforts to cause the individuals serving as officers and directors of the Company and the subsidiaries of the Company immediately prior to the Effective Time, to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by the Company or the subsidiary of the Company (provided that ProAssurance may substitute policies of the same or substantially similar coverage) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such;

•

ProAssurance will cause the surviving corporation or subsidiary of the Company to honor in accordance with their terms all agreements and commitments to indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of the Company or subsidiary of the Company in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an indemnified party is, or is threatened to be made, a party or witness arising out of the fact that such person is or was a director, officer or employee of the Company or subsidiary of the Company, if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time, regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent the Company or subsidiary of the Company is permitted under its respective organizational documents, applicable law and the indemnity arrangements in effect as of the date of the Merger Agreement; and

•

as of the closing of the Merger, ProAssurance will fully assume and agree to pay, perform and discharge all obligations of the Company under the indemnity agreements with certain individuals; provided, however, that ProAssurance will not assume any obligation to provide liability insurance coverage under the indemnity agreements and will only be obligated to provide insurance as required by the Merger Agreement.

These obligations will be binding upon any successor to or assignee of substantially all of the properties and assets of the surviving corporation. See “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 50.

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Merger relevant to beneficial holders of shares of Company common stock whose shares are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to holders of shares of Company common stock. The discussion is based on current provisions of the Internal Revenue Code, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to holders of shares of Company common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code and may not apply to holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations, partnerships and taxpayers subject to the alternative minimum tax). In addition, this discussion does not address the effect of any state, local or foreign tax laws.

As used herein, a “U.S. Holder” means a beneficial owner of Company common stock that is an individual or entity that is (i) a citizen or resident of the United States, (ii) a corporation or business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “Non-US Holder” means a person (other than a partnership) that is not a U.S. Holder.

If shares of Company common stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of Company common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the Merger.

U.S. Holders

The receipt of cash for Company common stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered for cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares is more than one year at the time of consummation of the Merger. The current maximum federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. The maximum federal income tax rate on net long-term capital gain realized by a corporation is 35%. Capital losses are subject to limitations on deductibility for both corporations and individuals.

In general, holders who exercise dissenters’ rights will also recognize gain or loss in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares surrendered. Any holder considering exercising statutory dissenters’ rights should consult his, her or its own tax advisor.

Backup withholding at a 28% rate may apply to cash payments a U.S. Holder (other than certain exempt entities such as corporations) of Company common stock receives pursuant to the Merger. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each U.S. Holder (other than certain exempt entities such as corporations) should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a U.S. Holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the Merger by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other conditions are met; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and the Non-U.S. Holder owned more than 5% of Company common stock at any time during the five years preceding the Merger.

A Non-U.S. Holder whose gain is described in the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. Holder. In addition, if a Non-U.S. Holder is a corporation whose gain is described under the first bullet point above, such holder may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point above will be subject to tax at a 30% rate on the gain recognized, equal to the difference, if any, between the amount of cash received in exchange for shares of Company common stock and the Non-U.S. Holder’s adjusted tax basis in such shares, which may be offset by U.S. source capital losses.

The Company believes that it is not and has not been a “United States real property holding corporation” for U.S. federal income tax purposes.

Cash received by Non-U.S. Holders in the Merger also will be subject to information reporting, unless an exemption applies. Moreover, backup withholding of tax at a rate of 28% may apply to cash received by a Non-U.S. Holder in the Merger, unless the holder or other payee establishes an exemption in a manner satisfactory to the paying agent and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

The United States federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each beneficial holder of shares, including any beneficial holder who is not a U.S. Holder, is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences to such beneficial holder of the Merger, including the application and effect of state, local, foreign and other tax laws.

Regulatory Approvals

Hart-Scott-Rodino

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated thereunder provide that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and specified waiting period requirements have been satisfied. On September 14, 2010, the Company, ProAssurance and Merger Sub made the required filings, and early termination of the applicable waiting period was granted on September 24, 2010.

At any time before or after consummation of the Merger, the FTC and DOJ may, however, challenge the Merger on antitrust grounds. Private parties could take antitrust action under the antitrust laws, including seeking an injunction prohibiting or delaying the Merger, divestiture or damages under certain circumstances. Additionally, at any time before or after consummation of the Merger, notwithstanding the termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the Merger will not be made or that, if a challenge is made, the Company and ProAssurance will prevail.

Under the Merger Agreement, the Company, ProAssurance and Merger Sub have agreed to use their commercially reasonable efforts to obtain all required governmental approvals in connection with the execution of the Merger Agreement and completion of the Merger.

Insurance Regulation

Because the Company’s insurance subsidiary, American Physicians Insurance Company, is domiciled in the State of Texas, the parties are required to obtain approval of the Texas Department of Insurance prior to the consummation of the Merger. The parties filed an application for approval of the change of control of the Company with the Texas Department of Insurance on September 1, 2010.

THE MERGER AGREEMENT

This section of the Proxy Statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this Proxy Statement and incorporated into this Proxy Statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this Proxy Statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 62.

The Merger

The Merger Agreement provides for the Merger of Merger Sub, a newly-formed, wholly-owned subsidiary of ProAssurance, with and into the Company upon the terms, and subject to the conditions, of the Merger Agreement. The Company will be the surviving corporation in the Merger. The Merger will be effective at the time the certificate of merger is filed with the office of the Secretary of State of Texas (or at a later date or time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the Merger as promptly as practicable after our shareholders approve the Merger and adopt the Merger Agreement.

Closing of the Merger

The closing of the Merger will occur on a date and time to be specified by the parties, which shall be no later than two (2) business days after the satisfaction or waiver of all conditions to the completion of the Merger, unless extended by mutual agreement of the parties.

Directors and Officers of Surviving Corporation

At the Effective Time, the directors and officers of Merger Sub will become the directors and officers of the surviving corporation, until their successors are elected and qualified.

Articles of Incorporation and Bylaws of the Surviving Corporation

At the Effective Time of the Merger:

•	the articles of incorporation of the Company will continue in effect as the articles of incorporation of the surviving corporation, until amended in accordance with applicable law; and

•	the bylaws of Merger Sub will continue in effect as the bylaws of the surviving corporation, until amended in accordance with applicable law.

Stock Consideration to be Received in the Merger

At the Effective Time, each share of Company common stock will be converted into the right to receive $32.50 in cash (the “Stock Consideration”), other than:

•

shares of Company common stock held by the Company or any subsidiary of the Company, which will automatically be cancelled and retired and shall cease to exist, and no Stock Consideration will be delivered in exchange therefore; and

•	shares held by holders who have properly demanded and perfected their dissenters’ rights.

After the Merger is effective, each holder of shares of Company common stock (other than shares for which dissenters’ rights have been properly demanded and perfected) will no longer have any rights with respect to the shares, except for the right to receive the Stock Consideration. If any of the Company’s shareholders exercise and perfect dissenters’ rights with respect to any of the shares of Company common stock, then the Company will treat those shares as described under “Dissenters’ Rights of Appraisal” beginning on page 59.

Treatment of Company Options, Deferred Stock and 401(k) Match Shares

Options. Immediately prior to the Effective Time, each unexpired and unexercised option or similar right to purchase Company common stock (a “Company Option”) issued pursuant to the 2005 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the “Stock Option Plan”) will fully and immediately vest and as of the Effective Time each Company Option will be converted into the right to receive an amount in cash equal to (i) the total number of shares of Company common stock previously subject to such Company Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of Company common stock previously subject to such Company Option (the “Option Consideration”), less any applicable withholding taxes. At the Effective Time, the Company Options will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Company Options, except the right to receive the cash payment described in the preceding sentence.

Deferred Stock. Immediately prior to the Effective Time, each share of Company common stock (the “Deferred Stock”) issued and held under, or to be issued pursuant to, the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan (the “Deferred Compensation Plan”) will fully and immediately vest and as of the Effective Time each share of Deferred Stock will be converted into the right to receive an amount in cash equal $32.50 per share (the “Deferred Compensation Consideration”), less any applicable withholding taxes. At the Effective Time, the Deferred Stock will be cancelled and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the Deferred Stock, except the right to receive the cash payment described in the preceding sentence.

401(k) Match Shares. Prior to the Effective Time, each unvested share of Company common stock held for the account of a participant under the APS 401(k) Profit Sharing Plan (the “401(k) Plan) will fully and immediately vest. The Stock Consideration deliverable with respect to each share of Company common stock held for the accounts of participants under the 401(k) Plan (such shares are referred to as the “401(k) Match Shares”; such Stock Consideration is referred to as the “401(k) Consideration”) will be distributed to the trustee of the 401(k) Plan at the Effective Time and allocated thereunder in accordance with the terms of the 401(k) Plan.

The effect of the Merger upon the Company’s other employee benefit plans is described under “The Merger Agreement — Employee Plans” beginning on page 50.

Exchange Procedures

Before the closing of the Merger, ProAssurance will designate American Stock Transfer & Trust Company, or a bank or trust company acceptable to the Company, to act as exchange agent (the “Exchange Agent”) and to make payment of the Stock Consideration, Option Consideration, Deferred Compensation Consideration and 401(k) Consideration as described above. Prior to the Effective Time, ProAssurance will deposit with the Exchange Agent cash in an amount equal to the sum of the Stock Consideration, Option Consideration, Deferred Compensation Consideration and 401(k) Consideration (collectively, the “Merger Consideration”).

Promptly after the Effective Time (but no later than two business days thereafter), the Company will deposit with the Exchange Agent a list of names and addresses of each person who was a holder of record of Company common stock, Company Options, Deferred Stock and 401(k) Match Shares immediately prior to the Effective Time who is otherwise entitled to receive the Merger Consideration and the amount of the cash payment to which such holder of record is entitled.

If any cash deposited with the Exchange Agent remains undistributed for twelve months after the Effective Time, such cash will be delivered to ProAssurance upon demand, and any Merger Consideration recipient will thereafter only look to ProAssurance for payment of the Merger Consideration, subject to escheatment laws.

Stock Consideration. Promptly after the Effective Time (but no later than two business days thereafter), ProAssurance will instruct the Exchange Agent to send to you transmittal materials and instructions advising you how to exchange your certificates or book-entry shares for the Stock Consideration. The Exchange Agent will pay you your Stock Consideration after you have (i) surrendered your certificates to the Exchange Agent (or, if such shares are held in book-entry form or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement) and (ii) provided to the Exchange Agent your signed transmittal materials and any other documents the Exchange Agent may reasonably require. Interest will not be paid or accrue in respect of the Stock Consideration. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT OR SURRENDER YOUR BOOK-ENTRY SHARES WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Option Consideration. Promptly after the Effective Time (but no later than two business days thereafter), the Exchange Agent shall pay the Option Consideration to the Company for distribution to the holders of Company Options. The Company shall promptly pay the Option Consideration to each holder of a Company Option in accordance with the requirements of the Stock Option Plan for the cancellation of the outstanding Company Options. The Company will reduce the amount of any Option Consideration paid to an option holder by any applicable payroll taxes required to be paid on the account of the option holder.

Deferred Compensation Consideration. Promptly after the Effective Time (but no later than two business days thereafter), the Exchange Agent shall pay the Deferred Compensation Consideration to the Company for distribution to the holders of Deferred Stock. The Company shall promptly pay the Deferred Compensation Consideration to each holder of Deferred Stock in accordance with the requirements of the Deferred Compensation Plan for the cancellation of the outstanding Deferred Stock. The Company will reduce the amount of any Deferred Compensation Consideration paid to a holder of Deferred Stock by any applicable payroll taxes required to be paid on such holder’s account.

401(k) Consideration. Promptly after the Effective Time (but no later than two business days thereafter), the Exchange Agent shall pay the 401(k) Consideration to the trustee for the 401(k) Plan, or such other party that the trustee shall direct, for allocation under the 401(k) Plan in accordance with the terms of the 401(k) Plan.

Lost or Stolen Certificates

If you hold certificated shares and are unable to deliver your certificate representing your shares of Company common stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, will deliver the Merger Consideration to you upon presentation of (i) evidence to the reasonable satisfaction of the Exchange Agent and ProAssurance that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as may reasonably be requested by the Exchange Agent or ProAssurance to indemnify and hold ProAssurance and the Exchange Agent harmless and (iii) evidence satisfactory to the Exchange Agent and ProAssurance that you are the owner of the shares represented by the certificate claimed to be lost, wrongfully taken or destroyed and that you are the person who would be entitled to present such certificate for exchange pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to ProAssurance and representations and warranties made by ProAssurance to the Company as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

In the Merger Agreement, the Company and ProAssurance each made representations and warranties relating to, among other things:

•	corporate organization and existence;

•	corporate power and authority to execute, deliver and consummate the transactions contemplated by the Merger Agreement and enforceability of the Merger Agreement;

•	the absence of violations of, conflicts with or defaults under organizational documents, other contracts and applicable laws and judgments;

•	compliance with applicable laws;

•	required regulatory filings and consents and approvals of governmental entities required as a result of the parties’ execution and performance of the Merger Agreement;

•

reports and other documents filed with the SEC, compliance of such reports and documents with applicable requirements of federal securities laws and regulations, and the accuracy and completeness of such reports and documents;

•	litigation;

•	broker’s fees; and

•	accuracy of information supplied to the other party.

The Company also made representations and warranties relating to, among other things:

•	its subsidiaries;

•	corporate affairs;

•	capital structure;

•	insurance reports;

•	absence of undisclosed liabilities;

•	transactions with affiliates;

•	absence of certain changes or events since March 31, 2010;

•	insurance;

•	tax matters;

•	benefit plans and employment matters;

•	certain contracts;

•	intellectual property;

•	real property and environmental; and

•	its financial services segment.

ProAssurance also made representations and warranties relating to, among other things:

•	the availability of the funds necessary to pay the Merger Consideration and to consummate the transactions contemplated by the Merger Agreement; and

•	the absence of the need for corporate proceedings to approve the Merger Agreement other than the approval of ProAssurance’s board of directors.

Many of the Company’s representations and warranties are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “Material Adverse Effect” for the Company is defined to mean a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company and the subsidiaries of the Company, taken as a whole, including amounts owed by the Company and its subsidiaries following a final, non-appealable court judgment confirming an award of an arbitration panel having jurisdiction over the parties; provided that any adverse change arising out of or relating from or attributable to the following will be excluded in any determination of Material Adverse Effect:

•	acts of terrorism, war, armed hostilities or other international or natural calamity directly or indirectly involving the United States;

•	circumstances adversely affecting the United States economy (but only to the extent such changes do not disproportionately affect the Company and its subsidiaries taken as a whole);

•

circumstances affecting the insurance industry or the medical professional liability industry generally (but only to the extent that such changes do not disproportionately affect the Company and its subsidiaries taken as a whole);

•

changes in laws, regulations, or accounting or actuarial principles or practices (but only to the extent that such changes do not disproportionately affect the Company and its subsidiaries taken as a whole);

•	compliance with the terms of the Merger Agreement, or action taken, or failure to act, to which ProAssurance has expressly consented;

•

any failure by the Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of the Merger Agreement and prior to the closing (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether this has been a material adverse effect on the Company if such facts and circumstances are not otherwise included in the provisions above);

•

a decline in the price of the Company common stock on the NASDAQ Capital Markets or any other trading market (but not any change, event or circumstance that may be underlying such decline to the extent such change, event or circumstance would otherwise constitute a material adverse effect on the Company);

•	any loss of customers or business by the Company or the subsidiaries of the Company to ProAssurance or its subsidiaries;

•	any decline in shareholders’ equity of the Company of less than ten percent (10%) determined in accordance with GAAP as in effect on the date of the Merger Agreement;

•	any decline in the premiums written percentage of the Company and the subsidiaries of the Company, taken as a whole, of less than ten percent (10%); and

•	the announcement or pendency of the transactions contemplated by the Merger Agreement.

A Material Adverse Effect will be conclusively deemed to have occurred if the effect results in a reduction in more than ten percent (10%) of the shareholders’ equity of the Company determined in accordance with GAAP as in effect on the date of the Merger Agreement as compared to the shareholders’ equity of the Company at June 30, 2010 as reflected in the most recent report of the Company filed with the SEC.

Conduct of Business by the Company Pending the Merger and Company Forbearances

The Company has agreed in the Merger Agreement that until the Effective Time, except (i) as may be required by law, (ii) as may be agreed in writing by ProAssurance, (iii) as set forth on the Company disclosure schedule or (iv) as expressly contemplated or permitted by the Merger Agreement, the Company will and will cause each of its subsidiaries to:

•	conduct its business in the usual, regular and ordinary course consistent with past practice and its current business plan in all material respects;

•

use commercially reasonable efforts to maintain and preserve intact its business organization, employees, agents and significant business relationships and retain the services of its key employees and agents; and

•

take no action which would adversely affect or delay the ability of any party to the Merger Agreement to obtain any requisite regulatory approval for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement.

The Company has agreed that, until the Effective Time, it will permit ProAssurance’s accounting officers and representatives to meet with the Company’s chief financial officer to discuss such matters as ProAssurance may deem reasonably necessary or appropriate for ProAssurance to satisfy its obligations under the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto.

The Company has also agreed to inform ProAssurance with respect to reserve policies and practices with respect to (i) losses and loss adjustment expenses of American Physicians Insurance Company, (ii) litigation against the Company and subsidiaries of the Company and (iii) complaints or notices from governmental authorities or the Financial Industry Regulatory Authority, Inc. (“FINRA”) alleging failure to comply with insurance laws or securities laws. ProAssurance and the Company will also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated by the Merger Agreement.

The Company has further agreed that, until the Effective Time, and except as required by law or expressly contemplated or permitted by the Merger Agreement, the Company will not, and the Company will not permit any subsidiary of the Company to, without the prior written consent of ProAssurance (which ProAssurance may not unreasonably withhold):

•

except as set forth on the Company disclosure schedule, incur any indebtedness for borrowed money (other than (i) short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of the Company or any subsidiary of the Company, on the one hand, to the Company or any subsidiary of the Company, on the other hand,

(ii) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution of the Merger Agreement, as set forth the Company disclosure schedule, or (iii) as otherwise required in the ordinary course of business consistent with past practice), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (except (i) pursuant to agreements in effect prior to the execution of the Merger Agreement, as set forth on the Company disclosure schedule, (ii) pursuant to commission advances in the ordinary course of business or (iii) as otherwise required in the ordinary course of business consistent with past practice);

•

except as set forth on the Company disclosure schedule, (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except dividends paid on the Preferred Stock in accordance with the certificate of designation for the Preferred Stock or dividends paid by any subsidiary of the Company to the Company or any other subsidiary of the Company, respectively), (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except the redemption of the Preferred Stock as required under the certificate of designation for the Preferred Stock, the redemption of all shares of the Preferred Stock as contemplated by the Merger Agreement and repurchases of shares of Company common stock by the Company and the subsidiaries of the Company on the open market in accordance with the rules and regulations of the SEC), (iv) grant any stock options or stock awards or stock appreciation rights or right, or (v) issue any additional shares of capital stock except pursuant to (a) the exercise of Company Options outstanding as of the date of the Merger Agreement, or (b) as permitted under clause (ii) or clause (iv) of this subparagraph;

•

sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any person other than a subsidiary, or cancel, release or assign any indebtedness of any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts or agreements in force at the date of the Merger Agreement or (iii) for such property, assets or indebtedness with a value of less than $50,000;

•	except pursuant to contracts or agreements in force at the date of the Merger Agreement, make any material non-portfolio investment in any person or entity other than a subsidiary;

•

except as set forth on the Company disclosure schedule or as contemplated in Section 1.7(b) of the Merger Agreement, and except with respect to subleases of Company real property leases, enter into, change or terminate any material contract, lease or agreement, other than renewals of contracts, leases and agreements without material adverse changes of terms;

•

except as set forth on the Company disclosure schedule, promote any employee of the Company or any subsidiary of the Company (i) to a level of director or higher or (ii) that is an existing director, vice president or executive officer or otherwise increase in any manner the compensation of the employees of the Company and the subsidiaries of the Company, or pay any bonus or incentive compensation to such employees; provided that the Company and the subsidiaries of the Company may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the aggregate amount of the increase in compensation on an annualized basis does not exceed four percent (4%) of the aggregate amount of the compensation paid to the affected employees in the twelve (12) months preceding the effective date of the increase in compensation; and provided further that the Company and the subsidiaries of the Company may pay to their respective employees 2010 bonus compensation in accordance with the terms of the Merger Agreement;

•

except as set forth on the Company disclosure schedule or as contemplated in the Merger Agreement, pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation;

•

settle any claim (other than claims made with respect to insurance policies issued by any subsidiary of the Company for which claims reserves believed by the Company’s management to be adequate have been established), action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against the Company or any subsidiary of the Company or otherwise in which the Company or any subsidiary of the Company is a named defendant involving a payment by the Company or any subsidiary of the Company in excess of $500,000 or the settlement of any extra contractual, excess policy limit or bad faith claim involving any insurance policy of any subsidiary of the Company involving a payment by the Company or any subsidiary of the Company in excess of $500,000, the Company will notify ProAssurance of the terms of the proposed settlement and will consult with ProAssurance regarding the terms of the settlement, but shall not be required to obtain ProAssurance’s consent to the terms of the settlement;

•	amend its organizational documents;

•

other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

•

offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of the Merger Agreement and only in those jurisdictions where it offers and sells such line of insurance and reinsurance on the date of the Merger Agreement;

•

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied, or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law; or

•	agree to, or make any commitment to, take any of the actions listed above.

ProAssurance Forbearances

ProAssurance has agreed that, until the Effective Time, except as set forth in the ProAssurance disclosure schedule, and, except as expressly contemplated or permitted by the Merger Agreement, ProAssurance will not, and will not permit Merger Sub to, without the prior written consent of the Company:

•

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law;

•	take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under the Merger Agreement; or

•	agree to, or make any commitment to, take any of the actions listed above.

Regulatory Matters

The Merger Agreement provides that the Company will prepare and file a preliminary proxy statement with the SEC, in connection with the solicitation of approval of the Merger by the shareholders of the Company. The Merger Agreement requires ProAssurance and the Company to use all reasonable efforts to respond to comments of the SEC staff with respect to the proxy statement and, as soon as practicable after any SEC comments on the preliminary proxy statement are resolved, requires the Company to mail or deliver the definitive proxy statement to its shareholders.

The Merger Agreement provides that, to the extent applicable, the Company and ProAssurance will prepare and file with all necessary insurance regulatory authorities (i) a Notice on Form A and related documents and (ii) the preacquisition notification and report forms and related material on Form E in connection with the Merger. The Notice on Form A and related documentation were filed with the Texas Department of Insurance on September 1, 2010.

Pursuant to the HSR Act, ProAssurance and the Company agreed to promptly prepare and file, or cause to be filed, a notification and report form (the “HSR Act Report”) with the Pre Merger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice (the “Pre-Merger Notification Agencies”) pursuant to the HSR Act in respect of the transactions contemplated by the Merger Agreement. The HSR Act Report was filed on September 14, 2010.

The Merger Agreement requires ProAssurance, Merger Sub and the Company to cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental authorities. In addition, each of the parties to the Merger Agreement agrees to act reasonably and as promptly as practicable and agrees that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and will keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement.

Employee Plans

The Merger Agreement provides that from and after the Effective Time, the Company employee plans in effect as of the date of the Merger Agreement and at the Effective Time will remain in effect with respect to the current and former employees of the Company and the subsidiaries of the Company (the “APS Employees”) covered by such Company employee plans at the Effective Time, until such time as ProAssurance shall otherwise determine. ProAssurance has agreed to honor all Company employee plans in accordance with their terms as in effect at the Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law. In the event employee compensation and/or benefits as currently provided by the Company or a subsidiary of the Company are changed or terminated by ProAssurance, in whole or in part, ProAssurance shall provide any APS Employees who continue in employment with ProAssurance (the “Continuing Employees”) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of ProAssurance or an applicable subsidiary of ProAssurance.

The Company has agreed, if requested by ProAssurance, to terminate the 401(k) Plan immediately preceding the Effective Time. If the 401(k) Plan is terminated, the Continuing Employees will be eligible to participate in the retirement plan of ProAssurance immediately after the Effective Time and the Continuing Employees will be allowed to transfer their accounts in the 401(k) Plan to the ProAssurance retirement plan. In the event ProAssurance requests the termination of the 401(k) Plan, any Continuing Employee who so elects, will be permitted to elect a direct rollover of any distribution from the 401(k) Plan to the ProAssurance retirement plan, including any outstanding participant loan balance, so as to avoid a deemed distribution and consequent income taxation of such loan balance to such Continuing Employee.

ProAssurance has agreed to use reasonable commercial efforts to make the Continuing Employees eligible to participate in employee plans provided to similarly situated employees of ProAssurance or an applicable subsidiary of ProAssurance effective on January 1 following the Effective Time (the “First Eligibility Date”) unless the Effective Time occurs in the fourth calendar quarter, in which event the Continuing Employees will become eligible to participate in ProAssurance employee plans no later than January 1 following the First Eligibility Date. The Continuing Employees who become participants in a ProAssurance employee plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specified) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of the Company or any predecessor thereto prior to the Effective Time, provided, however, that credit for benefit accrual purposes will be given only for purposes of ProAssurance vacation policies or programs.

ProAssurance has agreed to offer to amend the employment agreements of the Executives, consistent with terms attached to the Merger Agreement under an agreement to be executed on or before the Effective Time (the “Amendment Agreements”). In the event any of such executives fails to execute an Amendment Agreement at the Effective Time, ProAssurance shall pay to such person the change of control or severance benefits to which he or she is entitled pursuant to his or her existing employment agreement. For a more detailed description of the terms of the proposed employment agreements, please refer to “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36.

ProAssurance has agreed that the Company and subsidiaries of the Company may pay their employees performance-based, annual incentive compensation for the year ending December 31, 2010 (the “2010 Bonus Compensation”); provided that the 2010 Bonus Compensation will be determined by the compensation committee of the board of directors of the Company and that the total amount of the 2010 Bonus Compensation shall not exceed $2,050,000.

Directors’ and Officers’ Insurance and Indemnification

The Merger Agreement provides that ProAssurance will use its best efforts to cause the individuals serving as officers and directors of the Company and the subsidiaries of the Company immediately prior to the Effective Time, to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by the Company or a subsidiary of the Company (provided that ProAssurance may substitute polices of the same or substantially similar coverage) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

In addition, the Merger Agreement provides that ProAssurance will cause the surviving corporation or subsidiary of the Company to honor in accordance with their terms all agreements and commitments to indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of the Company or subsidiary of the Company in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an indemnified party is, or is threatened to be made, a party or witness arising out of the fact that such person is or was a director, officer or employee of the Company or subsidiary of the Company, if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time, regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent the Company or subsidiary of the Company is permitted under its respective organizational documents, applicable law and the indemnity arrangements in effect as of the date of the Merger Agreement.

The Merger Agreement further provides that as of the closing of the Merger, ProAssurance will fully assume and agree to pay, perform and discharge all obligations of the Company under the indemnity agreements; provided, however, that ProAssurance will not assume any obligation to provide liability insurance coverage under the indemnity agreements and will only be obligated to provide insurance as required by the Merger Agreement.

Negotiations with Other Parties

The Merger Agreement provides that so long as the Merger Agreement remains in effect and no notice of termination has been given under the Merger Agreement, the Company shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or any group of persons other than the other party to the Merger Agreement or any of its affiliates concerning any Acquisition Proposal (as defined below) other than as expressly provided in the Merger Agreement. The Company has agreed to promptly inform ProAssurance of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and shall furnish to ProAssurance a copy thereof.

Nothing contained in the Merger Agreement will prohibit the Company or its board of directors from making such disclosures to its shareholders as are required under the securities laws or the rules of FINRA or the NASDAQ Capital Market or from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in the Merger Agreement will prohibit the board of directors of the Company from either furnishing information to, or entering into discussions or negotiations with, any person or group of persons regarding any Acquisition Proposal, or approving and recommending to the shareholders of the Company an Acquisition Proposal from any person or group of persons, if the board of directors of the Company determines in good faith that failing to take such action would be inconsistent with its fiduciary duties under applicable law. In connection with any such determination, (i) the Company will direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person or group of persons, (ii) the Company will disclose to ProAssurance that it is furnishing information to, or entering into discussions or negotiations with, such person or group of persons, which disclosure will describe the terms thereof (but need not identify the person or group of persons making the offer), (iii) prior to furnishing such information to such person or group of persons, the Company will enter into a written agreement with such person or group of persons which provides for, among other things, (a) the furnishing to the Company of information regarding such person or group of persons that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (b) the confidentiality of all non-public information furnished to such person or group of persons by the Company; and (c) procedures reasonably satisfactory to the Company that are designed to restrict or limit the provision of information regarding the Company that could be used to the competitive disadvantage of the Company, or in a manner that would be detrimental to the interests of its shareholders; (iv) the Company will not furnish any non-public information regarding ProAssurance or the transactions contemplated by the Merger Agreement; and (v) the Company will keep ProAssurance informed of the status of any such discussions or negotiations (provided that the Company will not be required to disclose to ProAssurance confidential information concerning the business or operations of such person or group of persons).

The Merger Agreement provides that the board of directors of the Company will not recommend an Acquisition Proposal to its shareholders unless the Company shall have delivered to ProAssurance prior written notice advising ProAssurance that the Company or its board of directors intends to take such action with respect to an Acquisition Proposal, specifying in reasonable detail the material terms and conditions of the Acquisition Proposal, this notice to be delivered not less than five (5) business days prior to the time the action is taken, and, during this five (5) business day period, ProAssurance will have the right, and upon exercise of such right, the Company and its advisors will negotiate in good faith with ProAssurance, to make such adjustments in the terms and conditions of the Merger Agreement such that such Acquisition Proposal would no longer constitute a superior proposal.

“Acquisition Proposal” means (i) any proposal for a transaction or series of transactions that would result in any person or group of persons, other than ProAssurance or the Company, having the right to vote, or direct the vote of, fifteen percent (15%) or more of the capital stock of the Company or any of the subsidiaries of the Company entitled to vote thereon for the election of directors; (ii) any proposal for a transaction or series of transactions that could result in any person acquiring fifteen percent (15%) or more of the assets of the Company and the subsidiaries of the Company, taken as a whole, other than in the ordinary course of business; (iii) any proposal for a transaction or series of transactions that would result in any person being the beneficial owner of more than fifteen percent (15%) of the outstanding capital stock and other voting securities of the Company, other than as contemplated by the Merger Agreement; or (iv) any proposal for a transaction similar to the foregoing.

Preferred Stock Redemption

Pursuant to the Merger Agreement, the Company agreed to redeem all issued and outstanding shares of the Preferred Stock prior to the record date for the special meeting, but in no event later than September 30, 2010. On September 3, 2010, the Company sent a notice of redemption to all shareholders of record of shares of the Preferred Stock. The redemption date for the Preferred Stock was September 24, 2010, at which time all issued and outstanding shares of the Preferred Stock were redeemed. The redemption price for each share of the Preferred Stock was $1,000 per share, plus a dividend of $16.11 per share for the period from March 12, 2010 through September 24, 2010.

Shareholders’ Meeting

The Company has agreed to call a meeting of its shareholders to be held as soon as reasonably practicable after the SEC or its staff advises that it has no further comments to the Proxy Statement for the purpose of obtaining the requisite Company shareholder approval required in connection with the Merger Agreement and the Merger.

State Takeover Statutes

The board of directors of the Company has approved the transactions contemplated by the Merger Agreement and taken such action such that the provisions of the Texas Business Organization Code and any other provisions of any state or local “takeover” law applicable to the Company will not apply to the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

Expenses

The parties have agreed that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, will be borne by the Company, and (ii) that ProAssurance and the Company will share the cost of the HSR Act filing fee in proportion to their relative assets as of December  31, 2009.

Closing Conditions

Conditions to the Obligations of Each Party

Each party’s obligation to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

•

the Merger Agreement and the transactions contemplated by the Merger Agreement must have been approved and adopted by the requisite affirmative vote of the shareholders of the Company entitled to vote thereon;

•

all approvals of governmental authorities required to consummate the transactions contemplated by the Merger Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of ProAssurance is materially burdensome on ProAssurance or subsidiaries of ProAssurance;

•

the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received;

•	the definitive Proxy Statement shall have been filed with the SEC after all SEC comments have been resolved; and

•

the Merger and the transfer of ownership of the Company and the subsidiaries of the Company shall have been approved by all governmental authorities regulating the business of insurance under insurance laws, to the extent such approvals are required.

Conditions to Obligations of ProAssurance

The obligation of ProAssurance to effect the Merger is subject to the satisfaction or waiver of the following additional conditions by ProAssurance at or prior to the Effective Time:

•

the Company shall have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the closing date, and ProAssurance shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect;

•

the representations and warranties of the Company shall be true and correct on and as of the closing date as if made on and as of the closing date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date or (ii) for any changes to the Company disclosure schedule that are disclosed by the Company to ProAssurance in the closing date Company disclosure schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the closing date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on the Company and the subsidiaries of the Company, taken as a whole, the foregoing condition shall be deemed to have been fulfilled;

•

the condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities or results of operations of the Company and the subsidiaries of the Company, taken as a whole, shall not have suffered a Material Adverse Effect;

•

no legal, administrative, arbitral or other written inquiry, proceeding, claim or action shall have been initiated by any securities regulator or SRO alleging violations of securities laws by the Company, any subsidiary of the Company or any director or officer of the Company or any subsidiary of the Company, which action has not been dismissed with prejudice;

•

the holders of not more than twenty-five percent (25%) of all the outstanding shares of the Company shall have exercised their right to dissent and obtain payment for their shares under applicable law with respect to, or as a result of, the Merger; and

•	the Company redemption of all issued and outstanding shares of the Preferred Stock shall have occurred before the record date for the special meeting of shareholders to vote on the Merger.

Conditions to the Company’s Obligations

The Company’s obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

Each of ProAssurance and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the closing date, and the Company shall have received a certificate signed on behalf of ProAssurance by the Chief Executive Officer and the Chief Financial Officer of ProAssurance to such effect; and

•

the representations and warranties of ProAssurance and Merger Sub shall be true and correct on and as of the closing date as if made on and as of the closing date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date or (ii) for any changes to ProAssurance disclosure schedule that are disclosed by ProAssurance to the Company in the closing date ProAssurance disclosure schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the closing date would not reasonably be expected to prevent the consummation of the Merger, taken as a whole, the foregoing condition shall be deemed to have been fulfilled.

If a failure to satisfy one of these conditions to the Merger is not considered by the Company’s board of directors to adversely affect the rights to the Company’s shareholders, the board of directors could waive compliance with that condition. Our board of directors is not aware of any condition to the Merger that cannot be satisfied. Under Texas law, after the Merger Agreement has been adopted by the Company’s shareholders, the Merger Consideration cannot be changed and the Merger Agreement cannot be altered in a manner adverse to the shareholders without re-submitting the revisions to the shareholders for their approval.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

•

by mutual consent of ProAssurance and the Company in a written instrument, if the board of directors of ProAssurance and the board of directors of the Company so determine to terminate the Merger Agreement by an affirmative vote of a majority of the members of each board;

•

by either ProAssurance or the Company if (i) any governmental authority which must grant a requisite regulatory approval has denied approval of the Merger and such denial has become final and nonappealable or any governmental authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, and (ii) the board of directors of ProAssurance or the board of directors of the Company, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire board;

•

by either ProAssurance or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if (i) there shall have been a breach of any of the representations and warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the closing date, and (ii) the board of directors of ProAssurance or the board of directors of the Company, as the case may be, determines to terminate the Merger Agreement by an affirmative vote of a majority of the members of its entire board; provided, however, that no representation or warranty of either party contained in the Merger Agreement shall be deemed untrue or incorrect, and neither party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect on such party;

•

by ProAssurance upon written notice to the Company if the board of directors of the Company does not, or shall indicate in writing to ProAssurance that the Company is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve and adopt the Merger Agreement, or if after recommending in the Proxy Statement that its shareholders approve and adopt the Merger Agreement, the board of directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to ProAssurance (each an “APS Recommendation Event”), provided that any such notice of termination must be given not later than forty-five (45) days after the later of the date ProAssurance shall have been advised by the Company in writing that the Company is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by ProAssurance and the Company;

•

by ProAssurance upon written notice to the Company if the Company shall have authorized, recommended, approved, proposed, or entered into an agreement with any person other than ProAssurance or Merger Sub to effect an Acquisition Proposal;

•

by either ProAssurance or the Company if approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any reconvened meeting after an adjournment or postponement thereof;

•

by ProAssurance if the Company disclosure schedule to be delivered prior to the closing discloses any Material Adverse Effect on the Company or any change from the Company disclosure schedule delivered at the signing of the Merger Agreement which has, or is likely to have, a Material Adverse Effect on the Company;

•

by written notice from the Company to ProAssurance, or from ProAssurance to the Company, if the closing does not occur on or before the date that is twelve (12) months following the date of the Merger Agreement, for any reason other than breach of the Merger Agreement by the party giving such notice;

•

by the Company upon the occurrence of an APS Acquisition Event (as defined below) or APS Recommendation Event; provided that the Company shall have no right to terminate unless it has complied with its obligation to notify ProAssurance of its intent to take action with respect to an APS Acquisition Event and allows ProAssurance five (5) business days to adjust the terms and conditions of the Merger Agreement;

•

by the Company if approval of the shareholders of the Company required for the consummation of the Merger shall have been obtained but ProAssurance fails to meet its obligation to fund the Merger Consideration, and such failure has not been cured within five (5) business days; or

•

by ProAssurance if the Company fails to call and hold the meeting of its shareholders; provided, however, that the failure of shareholders holding shares constituting a quorum to attend in person or by proxy a meeting duly called for the purpose of approving the Merger shall not constitute a failure of the Company to call and hold a meeting of its shareholders as required by the Merger Agreement.

“APS Acquisition Event” means that the Company shall have authorized, recommended, approved, or entered into an agreement with any person (other than any of the parties to the Merger Agreement) to effect an Acquisition Proposal or shall publicly announce an intention to recommend or approve a tender offer or exchange offer by another person based on an Acquisition Proposal.

Termination Fees

In the event that any of the following events or circumstances shall occur, the Company has agreed to pay ProAssurance a termination fee of $8,500,000 within ten (10) business days after notice of the occurrence thereof by ProAssurance:

•	at any time prior to termination of the Merger Agreement an APS Acquisition Event shall occur;

•

ProAssurance shall terminate the Merger Agreement as a result of a breach by the Company that would reasonably be expected to cause certain conditions to the respective obligations of the parties in the Merger Agreement not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of the Merger Agreement;

•

ProAssurance shall terminate the Merger Agreement because the Company does not or is unwilling or unable to publicly recommend in the Proxy Statement that its shareholders approve and adopt the Merger Agreement, or if after recommending in the Proxy Statement that its shareholders approve and adopt the Merger Agreement, the board of directors of the Company withdraws, modifies or amends such recommendation in any respect materially adverse to ProAssurance;

•

ProAssurance shall terminate the Merger Agreement because the Company shall have authorized, recommended, approved, proposed, or entered into an agreement with any person other than ProAssurance or Merger Sub to effect an Acquisition Proposal;

•	the Company shall terminate the Merger Agreement upon the occurrence of an APS Acquisition Event or APS Recommendation Event; or

•

ProAssurance shall terminate the Merger Agreement if the Company fails to call and hold a meeting of its shareholders as required by the Merger Agreement, unless the Company’s failure to call and hold a meeting of its shareholders is the result of any law, injunction, restraining order or decree of any nature of any governmental authority.

In the event that any of the following events or circumstances shall occur, ProAssurance has agreed to pay the Company a termination fee of $8,500,000 within ten (10) business days after notice of the occurrence thereof by the Company:

•

the Company shall terminate the Merger Agreement as a result of a breach by ProAssurance that would reasonably be expected to cause the conditions to the respective obligations of the Parties in the Merger Agreement or the conditions to the obligations of the Company in the Merger Agreement not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of the Merger Agreement; or

•

the Company shall terminate the Merger Agreement if approval of the shareholders of the Company required for the consummation of the Merger shall have been obtained but ProAssurance fails to meet its obligations to fund the Merger Consideration, and such failure has not been cured within five (5) business days.

Amendment, Extension and Waiver

Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by the board of directors of ProAssurance and the board of directors of the Company, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by the Merger Agreement by the shareholders of the Company, there may not be any amendment of the Merger Agreement that by law or in accordance with the rules of any stock exchange requires further approval by the shareholders of the Company without such further approval of such shareholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent legally allowed and subject to the Amendment provision in the Merger Agreement,

•	extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement;

•	waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; or

•	waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

Specific Performance

The parties to the Merger Agreement have acknowledged and agreed the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. The Merger Agreement entitles each party to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of the Merger Agreement and to enforce specifically the Merger Agreement and its provisions, without bond or other security being required.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

If the Merger is completed, our common stock will be delisted from the NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the SEC on account of our common stock.

MARKET PRICES OF COMPANY COMMON STOCK AND DIVIDEND DATA

The Company common stock is traded on the NASDAQ Capital Market under the symbol “AMPH.” The following table sets forth the high and low sales price per share of our common stock on the NASDAQ Capital Market and cash dividends declared for the periods indicated.

	Price
	High	Low
Fiscal Year Ended December 31, 2010
First Quarter	$26.50	$21.75
Second Quarter	$27.17	$21.51
Third Quarter	$32.47	$23.69
Fourth Quarter (through October 15, 2010)	$32.45	$32.30
Fiscal Year Ended December 31, 2009
First Quarter	$21.99	$17.57
Second Quarter	$22.97	$18.99
Third Quarter	$23.85	$20.78
Fourth Quarter	$25.89	$21.51
Fiscal Year Ended December 31, 2008
First Quarter	$20.97	$16.48
Second Quarter	$23.92	$19.17
Third Quarter	$22.93	$18.50
Fourth Quarter	$22.00	$16.42

The Company declared or paid a dividend of $0.30 per share during the second quarter of each year listed above.

On August 31, 2010, the last trading day before the Company announced that its board of directors had approved the Merger Agreement, the Company common stock closed at $26.30 per share. The average closing stock price of the Company common stock during the 60 trading days ended August 31, 2010 was $25.55 per share. On October 15 , 2010, the last practicable trading day before this Proxy Statement was distributed, the Company’s common stock closed at $ 32.37 per share. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.

As of October 15, 2010, there were 6,732,462 shares of Company common stock outstanding held by 3,272 approximately holders of record.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Company common stock as of October 15, 2010, unless otherwise noted (i) by each of our directors and named executive officers (ii) by all of our directors and executive officers as a group and (iii) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated below, the address of each person named in the table below is c/o American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746. Also, except as otherwise indicated, and subject to community property laws where applicable, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
Norris C. Knight, Jr., M.D.	41,027	*
Timothy L. LaFrey	147,738	2.1%
Lew N. Little	48,500	*
Maury Magids(1)	82,633	1.2%
Jackie Majors	48,594	*
William J. Peche, M.D.	47,279	*
William A. Searles	18,856	*
Kenneth S. Shifrin	488,856	7.2%
Cheryl Williams	34,912	*
Marc J. Zimmermann	58,097	*
All directors and executive officers as a group (11 individuals)(2)	981,751	13.7%
American Physicians Capital, Inc.(3)	690,468	10.3%
BlackRock, Inc.(4)	444,870	6.6%

*	Represents less than 1% of the outstanding shares of common stock as of October 15, 2010.

(1)	Based on a Form 4 filed by Mr. Magids on August 4, 2009. Mr. Magids had sole voting and investment power over 82,633 shares of our common stock as of August 4, 2009.
(2)	The number of shares of Company common stock beneficially owned by our officers and directors includes the following number of shares subject to Company Options that are presently exercisable or exercisable within 60 days after October 15, 2010: Mr. Shifrin, 57,000; Dr. Knight, 39,500; Mr. LaFrey, 142,000; Mr. Little, 22,500; Mr. Majors, 22,500; Dr. Peche, 46,500; Mr. Searles, 12,500; Ms. Williams, 32,500; Mr. Zimmermann, 51,000, Ms. Blacklock, 1,600, and Mr. Hayes, 15,000. The number of shares beneficially owned by all of our executive officers and directors as a group, including the above-named directors, includes 442,600 shares subject to Company Options that are presently exercisable or exercisable within 60 days after October 15, 2010. These amounts do not include shares awarded to directors and executive officers in the form of Deferred Stock awards. In the aggregate, our officers and directors own an additional 87,832 shares of Company common stock resulting from Deferred Stock awards.
(3)	Based on an amendment to Schedule 13G/A filed by American Physicians Capital, Inc. with the SEC on February 11, 2010, American Physicians Capital, Inc. has shared voting and investment power over 690,468 shares of our common stock as of February 11, 2010.
(4)	Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010, BlackRock, Inc. has shared voting and investment power over 444,870 shares of our common stock as of January 20, 2010.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the TBOC, you have the right to demand appraisal of your shares of common stock in connection with the Merger and to receive, in lieu of the Merger Consideration, payment in cash, for the fair value of your shares of Company common stock as determined by an appraiser selected in a Texas state court proceeding. Any shareholder electing to exercise dissenters’ rights must comply with the provisions of Section 10.356 of the TBOC in order to perfect its rights of dissent and appraisal. We will require strict compliance with the statutory procedures.

The following is intended to be a brief summary of the material provisions of the Texas statutory procedures required to be followed by a shareholder in order to demand and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter H of Chapter 10, and specifically Sections 10.354 to 10.361 of the TBOC. The full text of Subchapter H of Chapter 10 appears in Annex C to this Proxy Statement.

This Proxy Statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the Merger in compliance with the requirements of Section 10.355 of the TBOC. If you wish to consider exercising your dissenters’ rights, you should carefully review the text of Section 10.356 of the TBOC contained in Annex C since failure to timely and properly comply with the requirements of Section 10.356 of the TBOC will result in the loss of your dissenters’ rights under Texas law.

If you elect to demand appraisal of your shares of common stock, you must satisfy each of the following conditions:

•

Prior to the special meeting you must deliver to the Company a written objection to the Merger stating your intention to exercise your right to dissent in the event that the Merger is completed, and setting forth the address at which notice shall be provided to you in such event. All written objections should be addressed to American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, Attention: President and Secretary, and should be executed by, or on behalf of, the record holder of the shares of Company common stock in respect of which appraisal is being demanded.

•

The written objection should set forth, fully and correctly, the shareholder of record’s name as it appears on his or her common stock certificate(s) and should specify the holder’s mailing address and the number of shares of Company common stock registered in the holder’s name and the fair value of Company common stock as estimated by the shareholder.

•

This written objection must be in addition to and separate from any proxy or vote against the approval of the Merger and adoption of the Merger Agreement. Voting against the approval of the Merger and adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 10.356 of the TBOC.

•

You must vote against the approval of the Merger and adoption of the Merger Agreement. Failing to vote against approval of the Merger and adoption of the Merger Agreement will constitute a waiver of your dissenters’ rights. An abstention from or a vote in favor of the approval of the Merger and adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your dissenters’ rights in respect of the shares of Company common stock so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares of Company common stock from the record date through the effective time of the Merger.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration for your shares of Company common stock as provided for in the Merger Agreement, but you will have no dissenters’ rights with respect to your shares of Company common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the approval of the Merger and adoption of the Merger Agreement, will constitute a waiver of your dissenters’ rights, and will nullify any previous written demand for appraisal.

Beneficial owners who do not also hold the shares of Company common stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares of Company common stock. If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written objection must be made in that capacity; and if the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the written objection must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the written objection for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the written objection, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Company common stock as a nominee for others, may exercise his or her dissenters’ rights with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written objection should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the written objection will be presumed to cover all shares of Company common stock held in the name of the record owner.

If you hold your shares of Company common stock in a brokerage account or in other nominee form and you wish to exercise dissenters’ rights, you should consult with your broker or the other nominee to determine the appropriate procedures for making a demand for appraisal by the nominee.

Within ten (10) days after the effective time of the Merger, the surviving company must give written notice that the Merger has become effective to each shareholder of the Company who has properly filed a written objection and who voted against the approval of the Merger and adoption of the Merger Agreement. Any shareholder making a written demand for payment must submit to the surviving company for notation any certificated shares held by that shareholder which are subject to the demand within twenty (20) days after making the written demand. The failure by any such shareholder who has made a written demand to submit its certificates will result in the termination of such shareholder’s dissenters’ rights.

The surviving company has twenty (20) days after its receipt of a demand for payment to provide notice that the surviving company (i) accepts the amount claimed in the written demand and agrees to pay the amount claimed within ninety (90) days from Effective Time of the Merger, or (ii) offers to pay its estimated fair value of the shares of Company common stock not later than sixty (60) days after the date the offer is accepted.

If, within sixty (60) days after the date the surviving company first delivered its offer to pay its estimated fair value of the shares of Company common stock to the shareholder, the offer is not accepted, and the surviving company and a shareholder who has delivered written demand in accordance with Section 10.356 of the TBOC do not reach agreement as to the fair value of the shares of Company common stock, either the surviving company or the shareholder may, within sixty (60) days after the expiration of the sixty (60) day demand period, file a petition in a court in Travis County, Texas, with a copy served on the surviving company in the case of a petition filed by a shareholder, requesting a finding and a determination of the fair value of the shares of Company common stock held by the shareholder. The surviving company has no obligation and has no present intention to file such a petition if there are objecting shareholders. Accordingly, it is the obligation of the Company’s shareholders to initiate all necessary action to perfect their dissenters’ rights in respect of shares of Company common stock within the time prescribed in Sections 10.361 of the TBOC. The failure of a shareholder to file such a petition within the period specified could nullify the shareholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within ten (10) days after receiving service of a copy of the petition, to provide the office of the clerk of the court in which the petition was filed with a list containing the names and addresses of all shareholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached.

After notice to dissenting shareholders, the court will conduct a hearing upon the petition, and determine those shareholders who have complied with Sections 10.354 to 10.361 and who have become entitled to the dissenters’ rights provided thereby.

After determination of the shareholders entitled to appraisal of their shares of Company common stock, the court will appraise the shares of Company common stock, determining their fair value. When the value is determined, the court will direct the payment of such value to the shareholders entitled to receive the same, immediately to the holders of uncertificated shares of Company common stock and upon surrender by shareholders of the certificates representing shares of Company common stock.

You should be aware that the fair value of your shares of Company common stock as determined under Section 10.362 of the TBOC could be more, the same, or less than the Merger Consideration. You should also be aware that the opinions of our financial advisors as to the fairness, from a financial point of view, of the Merger Consideration do not purport to be appraisals.

Costs of the appraisal proceeding may be imposed upon the surviving company and the shareholders participating in the appraisal proceeding by the court as the court deems equitable in the circumstances. Any shareholder who had demanded dissenters’ rights of appraisal will not, after the Effective Time of the Merger, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the Effective Time of the Merger; however, if no petition for appraisal is filed within 120 days after the date the Company first delivered its offer to pay its estimated fair value of the shares of Company common stock to the shareholder, or if the shareholder delivers a written withdrawal of such shareholder’s demand for appraisal and an acceptance of the terms of the merger prior to the filing of a petition for appraisal or if the court adjudges that the shareholder is not entitled to elect to dissent, then the right of that shareholder to appraisal will cease and that shareholder will be entitled to receive the Merger Consideration. Any withdrawal of a demand for appraisal made after the filing of a petition for appraisal may only be made with the written approval of the surviving company.

Failure to comply with all of the procedures set forth in Sections 10.354 to 10.361 of the TBOC will result in the loss of a shareholder’s statutory dissenters’ rights. In view of the complexity of Sections 10.354 to 10.361 of the TBOC, our shareholders who may wish to dissent from the Merger and pursue dissenters’ rights should consult their legal advisors.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the Merger is completed, we will not hold a 2011 annual meeting of shareholders. If the Merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2011 annual meeting of shareholders. If the Merger is not completed and we hold a 2011 annual meeting of shareholders, a shareholder who seeks to have any proposal included in the Company’s proxy statement must submit such proposal by December 24, 2010. Shareholders who wish to propose a matter for action at the 2011 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the Proxy Statement, must notify the Company in writing of the information required by the provisions of our by-laws dealing with shareholder proposals. The notice must be delivered to our Secretary between January 4, 2011 and February 3, 2011. You can obtain a copy of our by-laws by writing the Secretary at the address below. Our by-laws are also filed with the SEC and incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K. All written proposals should be sent to the Company’s Secretary, American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746.

OTHER MATTERS

Other Business at the Special Meeting

Management is not aware of any matters to be presented for action at the special meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the special meeting, or any reconvened meeting after an adjournment thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Proxy Statement will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the Proxy Statement was delivered. Requests for additional copies of the Proxy Statement, and requests that in the future separate Proxy Statements be sent to shareholders who share an address, should be directed by writing to Investor Relations, American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, or by calling (512) 328-0888. In addition, shareholders who share a single address but receive multiple copies of the Proxy Statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and the Company’s website at www.amph.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by writing to Marc J. Zimmermann, Sr. Vice-President, Finance and Chief Financial Officer, American Physicians Service Group, Inc., 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, or by calling (512) 328-0888. Such information may also be obtained without charge by writing Morrow & Co., LLC, our proxy solicitation agent, at 470 West Ave., Stamford, CT 06902, or by calling Morrow & Co., LLC at (800) 276-3011 (shareholders) or (203) 658-9400 (banks and brokers).

This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this Proxy Statement to vote your shares at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Proxy Statement is dated October 18, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

PROASSURANCE CORPORATION,

a Delaware corporation (“PRA”),

CA BRIDGE CORPORATION,

a Texas corporation and a wholly-owned subsidiary of PRA (“NEWCO”),

and

AMERICAN PHYSICIANS SERVICE GROUP, INC.,

a Texas corporation (“APS”)

Dated August 31, 2010

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 31, 2010, by and among PROASSURANCE CORPORATION, a Delaware corporation (“PRA”), CA BRIDGE CORPORATION, a Texas corporation and a wholly-owned subsidiary of PRA (“NEWCO”), and AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation (“APS”).

WITNESSETH:

WHEREAS, PRA is an insurance holding company which provides, through its insurance subsidiaries, medical professional liability insurance; and

WHEREAS, APS is an insurance holding company which provides, through its subsidiaries, medical professional liability insurance (the “Business”); and

WHEREAS, the boards of directors of PRA, NEWCO and APS have determined that it is in the best interests of their respective companies and stockholders for PRA to acquire APS through the consummation of the business combination transaction provided for in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement and in accordance with the Texas Business Organizations Code, as amended (the “TBOC”), at the Effective Time (as defined in Section 1.2 of this Agreement), NEWCO shall merge with and into APS (the “Merger”). APS shall be the surviving corporation in the Merger, and shall continue its corporate existence under the laws of the State of Texas. Upon consummation of the Merger, the separate corporate existence of NEWCO shall terminate. APS, as the surviving corporation after the Merger, is sometimes referred to herein as the “Surviving Corporation.”

1.2 Effective Time. Subject to the provisions of this Agreement, and in connection with the Closing (as defined in Section 9.1 of this Agreement), a certificate of merger (the “Certificate of Merger”) will be filed with the Secretary of State of Texas pursuant to Section 10.153 of the TBOC. The parties will make all other filings or recordings as may be required under the TBOC, and the Merger will become effective when the Certificate of Merger is filed in the office of the Secretary of State of Texas, or at such later date or time as NEWCO and APS agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

1.3 Effects of Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the TBOC. At the Effective Time, (i) all rights, franchises, licenses and interests of NEWCO in and to every type of property, real, personal and mixed, and all choses in action of NEWCO shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (ii) all rights, franchises, licenses and interests of APS in and to every type of property, real, personal and mixed, and all choses in action of APS shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (iii) all obligations and liabilities of APS then outstanding shall remain obligations of APS, as the Surviving Corporation; (iv) all obligations and liabilities of NEWCO then outstanding shall become and be obligations of the Surviving Corporation; and (v) no action or proceeding then pending and to which the APS or NEWCO is a party shall be abated or discontinued but may be prosecuted to final judgment by the Surviving Corporation.

1.4 Conversion of NEWCO Shares. At the Effective Time, each of the shares of NEWCO common stock, par value $0.10 per share (the “NEWCO Common Stock”), issued and outstanding prior to the Effective Time shall convert into one share of common stock of the Surviving Corporation, par value $0.10 per share (the “Surviving Corporation Common Stock”). It is the intention of the parties that, immediately after the Effective Time, PRA shall own all of the issued and outstanding shares of the Surviving Corporation Common Stock.

1.5 Conversion of APS Capital Stock. Subject to the terms and conditions of this Agreement, the following exchange shall occur at the Effective Time:

(a) Without any action on the part of any holder of record of the shares of common stock, each share of common stock of APS, par value $0.10 per share (the “APS Common Stock”) shall be converted into the right to receive payment of cash to each holder of APS Common Stock in an amount equal to $32.50 per share of APS Common Stock (the “Stock Consideration”). Each holder of APS Common Stock shall cease to have any rights as shareholders of APS at and after the Effective Time, except the right to receive the Stock Consideration.

(b) Each share of APS Common Stock that is owned by APS or any APS Subsidiary (as defined in Section 3.2(a) of this Agreement) shall automatically be cancelled and retired and shall cease to exist, and no Stock Consideration shall be delivered in exchange therefore.

1.6 Stock Options and Deferred Compensation Plan.

(a) Section 1.6(a) of the APS Disclosure Schedule (as defined in Article 3 of this Agreement) lists any unexpired and unexercised options or similar rights to purchase APS Common Stock (the “APS Stock Options”) issued by APS pursuant to the 2005 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the “APS Option Plan”). Section 1.6(a) of the APS Disclosure Schedule also sets forth, with respect to each APS Stock Option, as applicable, the option exercise price, the number of shares subject to the APS Stock Option, the date granted, the vesting date, and the expiration date of the APS Stock Option and indicates whether the APS Stock Option is an incentive or a nonqualified stock option and any other information relating to the liabilities or amount owed under the APS Stock Options.

(b) Section 1.6(b) of the APS Disclosure Schedule lists each share of APS Common Stock (the “APS Deferred Stock”) issued and held under, or to be issued pursuant to, the American Physicians Service Group, Inc. Affiliated Group Deferred Compensation Master Plan, as amended (the “APS Deferred Compensation Plan” and together with the APS Option Plan, the “APS Stock Plans”).

(c) Prior to the Effective Time, the board of directors of APS (or if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide in accordance with the terms of the applicable APS Stock Plans that, by virtue of the Merger and without any action on the part of the holders of any options or other stock-based awards, (i) immediately prior to the Effective Time, each participant in any of the APS Stock Plans shall fully and immediately vest in any options or other stock or stock-based awards awarded under such APS Stock Plans and (ii) at the Effective Time: (A) the APS Stock Plans shall be cancelled; (B) all outstanding APS Stock Options shall be cancelled in consideration for the Option Consideration to be paid pursuant to Section 1.6(d) hereof; and (C) all outstanding APS Deferred Stock shall be cancelled in consideration for the payment of the Deferred Compensation Consideration under Section 1.6(e) hereof.

(d) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each APS Stock Option shall be converted into the right to receive an amount in cash equal to (i) the total number of shares of APS Common Stock previously subject to such APS Stock Option multiplied by (ii) the amount by which $32.50 exceeds the exercise price per share of APS Common Stock previously subject to such APS Stock Option (such amounts payable hereunder being referred to as the “Option Consideration”). From and after the Effective Time, any APS Stock Option converted pursuant to this Section 1.6 shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration.

(e) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of APS Deferred Stock held in the APS Deferred Compensation Plan shall be converted into the right to receive payment of cash in an amount equal to $32.50 per share of APS Deferred Stock (the “Deferred Compensation Consideration”).

(f) To the extent then in effect, after the Effective Time, all APS Stock Plans shall be terminated and no further APS Stock Options, APS Deferred Stock, or other awards shall be granted under the APS Stock Plans.

1.7 401(k) Plan.

(a) Section 1.7(a) of the APS Disclosure Schedule lists each unvested share of APS Common Stock held for the account of a participant (together with each vested share of APS Common Stock, the “401(k) Match Shares”) under the APS 401(k) Profit Sharing Plan (the “401(k) Plan”) and reflects the vesting schedule for such shares.

(b) Prior to the Effective Time, the board of directors of APS (or if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, in accordance with the terms of the 401(k) Plan, by virtue of the Merger and without any action on the part of any 401(k) Plan participant, each participant in the 401(k) Plan shall fully and immediately vest in any unvested 401(k) Match Shares contributed on behalf of such participant under the 401(k) Plan.

(c) The Stock Consideration deliverable with respect to the shares of APS Common Stock that are 401(k) Match Shares (the “401(k) Consideration”) shall be distributed to the trustee of the 401(k) Plan and shall be held and allocated thereunder in accordance with the terms of the 401(k) Plan, which plan shall not be terminated other than in accordance with its terms.

1.8 Articles of Incorporation of Surviving Corporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of APS then in effect shall be, and shall continue in effect as, the Articles of Incorporation of the Surviving Corporation, until amended in accordance with applicable law.

1.9 Bylaws of Surviving Corporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of NEWCO then in effect shall be, and shall continue in effect as, the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

1.10 Management and Officers of Surviving Corporation. At the Effective Time, the directors and officers of NEWCO shall be and become the board of directors and officers of the Surviving Corporation, until their successors are elected and qualified.

1.11 PRA Common Stock. At and after the Effective Time, each share of PRA Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of PRA and shall not be affected by the Merger.

1.12 Management and Officers of API Insurance. At the Effective Time, each of the directors and officers of API Insurance shall resign from its board of directors or as an officer, as the case may be, and the Surviving Corporation shall as the sole shareholder of API Insurance elect new directors to serve on the board of directors of API Insurance.

ARTICLE 2

EXCHANGE PROCEDURES

2.1 Exchange Agent. Prior to the Closing Date, PRA shall appoint American Transfer Company, or a bank or trust company acceptable to APS, to act as an exchange agent (the “Exchange Agent”). The Exchange Agent shall effect the plan of exchange as herein provided. PRA shall pay the charges and expenses of the Exchange Agent.

2.2 Exchange Procedures.

(a) Prior to the Effective Time, PRA shall deposit with the Exchange Agent (the “Exchange Fund”) cash in an amount equal to the sum of the Stock Consideration, Option Consideration, Deferred Compensation Consideration and 401(k) Consideration (collectively the “Merger Consideration”) and promptly after the Effective Time, but no later than two (2) business days following the Effective Time, APS shall deposit with the Exchange Agent a list of the names and addresses of each Person (as defined in Section 9.17(a) of this Agreement) who was a record holder of APS Common Stock, APS Stock Options, APS Deferred Stock and 401(k) Match Shares immediately prior to the Effective Time or who is otherwise entitled to receive the Merger Consideration (collectively the “Merger Consideration Recipients”) and the amount of the cash payment to which each of the Merger Consideration Recipients is entitled under the plan of exchange as herein provided.

(b) Promptly after the Effective Time, but no later than two (2) business days following the Effective Time, PRA will cause the Exchange Agent to send to each Person who was a record holder of APS Common Stock immediately before the Effective Time transmittal materials for exchanging the certificates representing APS Common Stock (the “Old Certificates”) for the Merger Consideration. Upon surrender of the Old Certificate for cancellation to the Exchange Agent, together with the duly executed transmittal materials, and such other documents as the Exchange Agent may reasonably require (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement (it being understood that any references herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of APS Common Stock)), the holder of such Old Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the Old Certificates surrendered pursuant to the provisions of this Section 2.2 (after taking into account all shares of APS Common Stock then held by such holder), and the Old Certificates so surrendered shall forthwith be canceled. Neither PRA nor APS, as the surviving corporation, shall be obligated to deliver the Merger Consideration to which any former record holder of APS Common Stock is entitled as a result of the Merger until such record holder surrenders his or her certificate or certificates representing the shares of APS Common Stock for exchange as provided in this Section 2.2.

(c) The Exchange Agent shall pay the Option Consideration to APS promptly after the Effective Time but in no event more than two (2) business days after the Effective Time for distribution to the holders of APS Stock Options. APS shall promptly pay the Option Consideration to each holder of an APS Stock Option in accordance with the requirements of the APS Option Plan for the cancellation of the outstanding APS Stock Options. APS shall withhold all payroll taxes required to be paid for the account of the holders of the APS Stock Options.

(d) The Exchange Agent shall pay the Deferred Compensation Consideration to APS promptly after the Effective Time but in no event more than two (2) business days after the Effective Time, for distribution to the holders of APS Deferred Stock in accordance with the Deferred Compensation Plan. APS shall promptly pay the Deferred Compensation Consideration to each holder of APS Deferred Stock in accordance with the requirements of the APS Deferred Compensation Plan for the cancellation of the outstanding APS Deferred Stock. APS shall withhold all payroll taxes required to be paid for the account of the holders of the APS Deferred Stock.

(e) The Exchange Agent shall pay the 401(k) Consideration to the trustee for the 401(k) Plan or such other party that such trustee shall direct, promptly after the Effective Time but in no event more than two (2) business days after the Effective Time, for allocation to the 401(k) Consideration Recipients in accordance with this Agreement.

(f) Any other provision of this Agreement notwithstanding, neither PRA nor the Exchange Agent shall be liable to any Merger Consideration Recipient for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

(g) At the Effective Time, the stock transfer books of APS shall be closed as to holders of APS Common Stock immediately prior to the Effective Time, and no transfer of APS Common Stock by any such record holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of this Section 2.2, each certificate theretofore representing shares of APS Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration to which such holder is entitled provided in this Agreement in exchange therefor.

2.3 Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Merger Consideration Recipient for twelve (12) months after the Effective Time shall be delivered to PRA, upon demand, and any Merger Consideration Recipient who has not theretofore complied with this Agreement shall thereafter look only to PRA for payment of their claim for distributions with respect to the Merger Consideration.

2.4 Withholding. PRA or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated thereby to any Merger Consideration Recipient such amounts as PRA or the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by PRA or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Merger Consideration Recipient in respect of whom such deduction and withholding were made by PRA or the Exchange Agent.

2.5 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, each share of APS Common Stock that is held by Persons who reject the amount of the Stock Consideration and fully comply with the provisions of Sections 10.351-10.368 of the TBOC (the “Dissenter Provisions”) shall not be exchanged for the Stock Consideration. Instead, (a) the holders of such shares (the “Dissenting Shares”), upon compliance with and subject to the requirements of the Dissenter Provisions, shall be entitled to payment of the appraised fair value of such shares in accordance with the Dissenter Provisions, accompanied with the items as set forth in Section 10.356 of the TBOC; (b) each of the Dissenting Shares shall be canceled and extinguished; and (c) if any holder of Dissenting Shares shall subsequently withdraw his demand for payment of the appraised fair value of such shares in accordance with the Dissenter Provisions, such holder shall forfeit the right to payment of the appraised fair value of such shares and such shares shall thereupon be deemed to have been converted into the Stock Consideration.

2.6 Lost or Stolen Certificates. If any holder of APS Common Stock is unable to deliver the Old Certificate which represents such shares of APS Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the Merger Consideration to which the holder of APS Common Stock is entitled for such shares upon presentation of the following: (i) evidence to the reasonable satisfaction of the Exchange Agent and PRA that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by the Exchange Agent or PRA to indemnify and hold PRA and the Exchange Agent harmless; and (iii) evidence satisfactory to the Exchange Agent and PRA that such Person is the owner of the shares theretofore represented by each certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the Person who would be entitled to present such certificate for exchange pursuant to this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF APS

APS represents and warrants to PRA that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by APS to PRA on the date hereof and signed by the parties (the “APS Disclosure Schedule”), or (ii) for any changes to the APS Disclosure Schedule that are disclosed by APS to PRA in accordance with Section 6.7(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the APS Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the APS Disclosure Schedule identifies the exception with reasonable particularity; provided, however, (i) if a specific cross-reference is made in the APS Disclosure Schedule to an article or section of this Agreement or to a particular section of the APS Disclosure Schedule, such information is deemed to have been disclosed with respect to such other article or section of this Agreement, and (ii) the mere inclusion of an exception in the APS Disclosure Schedule shall not be deemed an admission by APS that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change. The APS Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

3.1 Corporate Organization. APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. APS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 9.17(a) of this Agreement) on APS.

3.2 Subsidiaries.

(a) Section 3.2(a) of the APS Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary (as defined in Section 9.17(a) of this Agreement) of APS (separately an “APS Subsidiary” and collectively, the “APS Subsidiaries”). Each APS Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on APS, and (iii) has all requisite entity power and authority to own or lease its properties and assets and to carry on its business as now conducted.

(b) American Physicians Insurance Company (“API Insurance”) is the only APS Subsidiary that offers insurance, other than as an agent or broker. Section 3.2(b) of the APS Disclosure Schedule sets forth the states or other jurisdictions in which API Insurance is authorized or licensed to conduct business, and the type of insurance products that API Insurance is authorized or licensed to offer in each such state. API Insurance does not offer any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. The business of API Insurance has been and is being conducted in compliance with all of its licenses in all material respects. All of its licenses and registrations are in full force and effect and there is no proceeding or investigation pending or, to the Knowledge (as defined in Section 9.17(a) of this Agreement) of APS, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such licenses.

(c) Section 3.2(c) of the APS Disclosure Schedule identifies each APS Subsidiary that is licensed to sell insurance products as an agent or broker for insurance companies and the states or other jurisdictions in which such APS Subsidiaries are authorized or licensed to conduct business and the type of insurance products such APS Subsidiaries are authorized to sell in each such state (each an “APS Agency” and collectively “APS Agencies”). No APS Agency offers any insurance products or services in any jurisdiction where it is not licensed to offer such products. The business of each APS Agency has been and is being conducted in compliance with all of its licenses in all material respects. All of such licenses are in full force and effect and there is no proceeding or investigation pending, or, to the Knowledge of APS, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

(d) Except as set forth in Section 3.2(d) of the APS Disclosure Schedule, APS is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock, partnership interests or other equity ownership interests of each of the APS Subsidiaries. There are no irrevocable proxies granted by APS or any APS Subsidiary with respect to such shares or interests. There are no equity securities of any of the APS Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, partnership interests or other equity ownership interests of any of the APS Subsidiaries except shares or interests of the APS Subsidiaries issued to other wholly owned APS Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the APS Subsidiaries is bound to issue additional shares of its capital stock, partnership interests or other equity ownership interests or options, warrants or rights to purchase or acquire any additional shares of its capital stock, partnership interests or other equity ownership interests or securities convertible into or exchangeable for such shares or interests. All of the shares or interests of the APS Subsidiaries described in the first sentence of this Section 3.2(d) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by APS or an APS Subsidiary free and clear of any and all Liens (as defined in Section 9.17(a) of this Agreement) and free and clear of any claim, right or option to acquire any such shares or interests.

(e) No APS Subsidiary is the record or beneficial owner of any shares of APS Common Stock or other equity interests in another APS Subsidiary except as set forth in Section 3.2(e) of the APS Disclosure Schedule.

3.3 Corporate Affairs.

(a) APS has made available to PRA correct and complete copies of the Organizational Documents (as defined in Section 9.17(a) of this Agreement) of APS and each of the APS Subsidiaries (as amended to date). APS has made available to PRA copies of the minutes of the meetings of the shareholders, the board of directors and any committee thereof of APS held after December 31, 2005 (except for confidential portions of such minutes relating to the Merger, but provided that the availability of such information is subject to Section 6.2 of this Agreement). The minute books of APS and the APS Subsidiaries reflect all of the material actions taken after December 31, 2005 by each of their respective boards of directors and other similar governing body (including each committee thereof) and shareholders or partners.

(b) To the extent prepared after December 31, 2005, the books and records of APS and each of the APS Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with generally accepted accounting principles in the United States consistently applied (“GAAP”) and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of APS and each of the APS Subsidiaries and all contracts and other transactions to which APS or any of the APS Subsidiaries is or was a party or by which APS or any of the APS Subsidiaries or any of their respective businesses or assets is or was affected.

3.4 Capitalization.

(a) The authorized capital stock of APS consists of 21,000,000 shares, with said shares divided into two classes. One class of said shares consists of 1,000,000 shares of preferred stock, par value $1.00 per share, divided into 10,500 shares of Series A Redeemable Preferred Stock of APS, par value $1.00 per share (“APS Preferred Stock”), and 25,000 shares of Junior Participating Preferred Stock, Series A (“APS Junior Preferred Stock”). The other class of said shares consists of 20,000,000 shares of APS Common Stock. As of June 30, 2010, approximately 5,949 shares of APS Preferred Stock and 6,712,350 shares of APS Common Stock were issued and outstanding, no shares of APS Preferred Stock and no shares of APS Common Stock were held in treasury, and no shares of APS Junior Preferred Stock were issued. All of the issued and outstanding shares of APS Preferred Stock and APS Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except for the APS Stock Options and the APS Deferred Stock listed in Section 1.6(a) and Section 1.6(b), respectively, of the APS Disclosure Schedule, APS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of APS Preferred Stock, APS Common Stock, APS Junior Preferred Stock, or any other equity securities of APS or any securities representing the right to purchase or otherwise receive any shares of APS Preferred Stock, APS Common Stock, APS Junior Preferred Stock, or any other equity securities of APS. As of June 30, 2010, no shares of APS Preferred Stock, APS Common Stock and APS Junior Preferred Stock were reserved for issuance, except for 881,000 shares reserved for issuance upon the exercise of APS Stock Options outstanding under the APS Option Plan, 197,800 shares reserved for issuance for awards to be granted under the APS Option Plan, 95,019 shares granted and reserved for issuance under the APS Deferred Compensation Plan, and 69,126 reserved for future grants under the APS Deferred Compensation Plan. Since December 31, 2009, APS has not issued any shares of APS Common Stock or other equity securities of APS, or any securities convertible into or exercisable for any shares of APS Common Stock or other equity securities of APS, other than 150,500 options issued on June 3, 2010 and as contemplated by this Agreement or pursuant to the exercise of outstanding APS Stock Options granted prior to such date.

(b) APS has provided to PRA a true, correct and complete copy of the Certificate of Designations of American Physicians Service Group, Inc., Series A Redeemable Preferred Shares as amended (the “Certificate of Designation”). APS has paid all dividends payable on the APS Preferred Stock in accordance with the terms of the Certificate of Designation; has redeemed all shares of APS Preferred Stock as required under the terms of the Certificate of Designation; and has not defaulted on any of its obligations under the Certificate of Designation. APS has not received notice or other communication from a holder of shares of the APS Preferred Stock alleging that APS is in default of its obligations under the Certificate of Designation.

(c) APS has provided PRA a true, correct and complete copy of the Rights Agreement dated as of August 15, 1999, between APS and American Stock Transfer (the “Rights Agreement”). The Rights Agreement and all rights provided to the holders of APS Common Stock thereunder expired on August 15, 2009, in accordance with the terms of the Rights Agreement. No Person has any right to acquire any shares of APS Junior Preferred Stock under the terms of the Rights Agreement or otherwise.

(d) Section 3.4(d) of the APS Disclosure Schedule sets forth a complete list of (i) the officers and directors of APS and each APS Subsidiary, (ii) the percentage of the outstanding voting stock or other equity ownership interest of each APS Subsidiary owned or controlled, directly or indirectly, by APS, and (iii) the percentage of the outstanding voting stock or other equity ownership interest of each APS Subsidiary owned or controlled, directly or indirectly, by one or more of the other Subsidiaries of APS. Except as set forth in Section 3.4(d) of the APS Disclosure Schedule, APS does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

3.5 Authority; No Violation; Consents and Approvals.

(a) APS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of APS. The board of directors of APS has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the shareholders of APS for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of APS Common Stock, no other corporate proceedings on the part of APS are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by APS and (assuming due authorization, execution and delivery by NEWCO and PRA and the receipt of all Requisite Regulatory Approvals (as defined in Section 7.1(b) of this Agreement)) constitutes a valid and binding obligation of APS, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity. On or prior to the date of this Agreement, the board of directors of APS received the opinion of Macquarie Capital Advisers that the Merger Consideration is fair to the shareholders of APS from a financial point of view.

(b) Neither the execution and delivery of this Agreement by APS nor the consummation by APS of the transactions contemplated by this Agreement, nor compliance by APS with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of APS or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.5(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to APS or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of APS under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which APS is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) as set forth in Section 3.5(b) of the APS Disclosure Schedule, or for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on APS.

(c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators (as defined in Section 9.17(a) of this Agreement) pursuant to the Insurance Laws (as defined in Section 9.17(a) of this Agreement), with respect to the transactions contemplated by this Agreement, (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of shareholders of APS to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement”), (iii) the filing of the Certificate of Merger with the Secretary of State of Texas pursuant to the TBOC, (iv) the filing of a notification and report form (the “HSR Act Report”) with the Pre Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the “Pre-Merger Notification Agencies”) pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the “HSR Act”), (v) consents, authorizations, orders and approvals required under the HSR Act, (vi) the approval of this Agreement by the requisite votes of the shareholders of APS and the shareholder of NEWCO, (vii) the filing of applications, notices and/or forms with, and/or the obtaining of approvals from, as required, the Nasdaq National Market and (viii) as set forth in Section 3.5(c) of the APS Disclosure Schedule, no consents or approvals of, or filings or registrations with any Governmental Authority (as defined in Section 9.17(a) of this Agreement), or with any other Person are necessary in connection with the execution and delivery by APS of this Agreement or the consummation by APS of the transactions contemplated by this Agreement.

(d) No shareholder of APS or any APS Subsidiary shall have any pre-emptive rights under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Merger).

3.6 Insurance Reports.

(a) “APS SAP Statements” means (i) the annual statutory statements of API Insurance filed with any Insurance Regulator for each of the years ended December 31, 2009, 2008 and 2007, (ii) the quarterly statutory statements of each API Insurance filed with any Insurance Regulator for each quarterly period in 2010 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

(b) All such APS SAP Statements were and will be prepared (i) in conformity with statutory accounting practices prescribed or permitted by the Insurance Regulators consistently applied (“SAP”) and (ii) in accordance with the books and records of APS and the API Insurance. The APS SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the statutory financial condition and results of operations of API Insurance for the dates and periods indicated and are consistent with the books and records of API Insurance (which books and records are correct and complete in all material respects). The annual statutory balance sheets and income statements included in the APS SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. APS has made available to PRA true and complete copies of all APS SAP Statements and all audit opinions related thereto.

(c) Since December 31, 2006, APS and API Insurance (i) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all exhibits and amendments thereto under the Insurance Laws applicable to insurance holding companies (the “APS Holding Company Act Reports”), (ii) have filed all APS SAP Statements, (iii) have filed all other reports and statements, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws. Section 3.6(c) to the APS Disclosure Schedule sets forth a list of, and APS has made available to PRA, accurate and complete copies of, all APS SAP Statements, APS Holding Company Act Reports and all other reports and statements filed by APS or any of the APS Subsidiaries with any Insurance Regulator for periods ending and events occurring, after December 31, 2006, and prior to the Closing Date, and the latest requests for approval of a rate increase in each state or other jurisdiction that API writes insurance. All such APS SAP Statements, APS Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such APS SAP Statements, APS Holding Company Act Reports and other reports and statements.

(d) Section 3.6(d) of the APS Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to APS or API Insurance since December 31, 2006. APS has made available to PRA correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations. There are no regulatory examinations of APS or API Insurance currently in process. There is no unresolved violation, criticism, or exception by any Insurance Regulator with respect to any examinations of APS or API Insurance.

(e) Since January 1, 2007, neither APS nor API Insurance has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of APS, if after the consummation thereof such Person would directly or indirectly be in control of APS or API Insurance, nor is either of APS or API Insurance aware of any Person that is or may be required to make any such filing as a result of the acquisition of control of API Insurance or the intent to acquire control of API Insurance.

3.7 SEC Reports and Financial Statements of APS.

(a) Except as set forth in Section 3.7(a) of the APS Disclosure Schedule, APS has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2007 (collectively, the “APS SEC Reports”). Except as set forth in Section 3.7(a) of the APS Disclosure Schedule, the APS SEC Reports and all forms, reports and documents filed by APS with the SEC between the date hereof and the Closing (i) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”), as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 3.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) APS has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information required to be disclosed in APS’s reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to APS’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required financial disclosure, (ii) have been evaluated for effectiveness as of December 31, 2009, and (iii) were effective at the reasonable assurance level as of December 31, 2009, as determined by APS’s Chief Executive Officer and Chief Financial Officer. Except as set forth in Section 3.7(b) of the APS Disclosure Schedule, since December 31, 2009, neither the auditors of APS nor the audit committee of the board of directors of APS has been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) of APS and the APS Subsidiaries which could adversely affect APS’s ability to record, process, summarize and report financial data, and (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of APS and the APS Subsidiaries. Since the date of the most recent evaluation of such internal controls over financial reporting and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect such internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c) The financial statements of APS and the APS Subsidiaries included in the APS SEC Reports (including the related notes) (the “APS GAAP Financial Statements”) (i) did or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q)

applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), and (iii) did or will fairly present the consolidated financial condition of APS and the APS Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any APS SEC Reports to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except (x) as reflected in APS’s audited balance sheet at December 31, 2009 (the “2009 APS Balance Sheet”), or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), or (y) for liabilities incurred in the ordinary course of business since December 31, 2009 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither APS nor any APS Subsidiary has any material liabilities or obligations of any nature.

(d) Section 3.7(d) of the APS Disclosure Statement lists, and APS has delivered to PRA, copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K of the SEC) effected by APS or the APS Subsidiaries since December 31, 2006.

3.8 APS Financial Segment Reports.

(a) APS Financial Corporation (“APS Financial”) has on a timely basis filed all forms, reports and documents required to be filed by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the applicable Securities Regulators (as defined in Section 9.17(a) of this Agreement) under the Securities Laws (as defined in Section 9.17(a) of this Agreement). Section 3.8(a) of the APS Disclosure Schedule lists, and APS has delivered to PRA true and complete copies in the form filed with the SEC, FINRA or other Securities Regulators of (i) Form BD of APS Financial and all amendments thereto; (ii) any Form BR currently in effect filed by APS Financial and all amendments thereto; (iii) the annual audit reports of APS Financial filed with the SEC on Form X-17a-5 for each fiscal year of APS Financial commencing after December 31, 2006; (iv) all applicable Uniform Registration Forms (Forms U-4 and U-5) filed by APS Financial with FINRA and any Securities Regulator, with respect to employees and independent contractors of APS Financial as of June 30, 2010; and (v) all forms, reports and other documents filed with FINRA or a Securities Regulator since January 1, 2007, including without limitation CRD reports filed pursuant to NASD Rule 3070 (the “APS Financial Reports”). The APS Financial Reports were in compliance with the Securities Laws and the FINRA requirements when filed and the disclosure set forth in the APS Financial Reports as amended and updated does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No deficiencies have been asserted in writing or to APS’s Knowledge, orally by any Securities Regulator or FINRA with respect to APS Financial’s operations, registrations or filings that have not been satisfied.

(b) At all times prior to the cessation of its business, APS Financial was a fully disclosed introducing broker-dealer and was not required at any time to maintain records in accordance with Rule 17a-3 and Rule 17a-4 of the SEC by reason of the exemption provided by Rule 15c3-3(k)(2)(ii) of the SEC. During such period APS Financial engaged a clearing broker that was registered as a broker-dealer under the Exchange Act and was a member of FINRA and the Securities Investor Protection Corporation that assumed responsibility for maintaining records and for the custody of securities of customers of APS Financial. To the Knowledge of APS, there have been no defaults under such agreement with the clearing broker, and no complaints or notices have been received from customers relating to failure to provide reports or custody of securities.

(c) APS has provided to PRA a true and correct copy of the Form ADV of APS Asset Management, Inc. (“APS Adviser”), a former APS Subsidiary, as of August 6, 2010. Section 3.8(c) of the APS Disclosure Schedule sets forth the Securities Regulators with which the Form ADV has been filed. Except as disclosed in Section 3.8(c) of the APS Disclosure Schedule, as of the date of such Form ADV, the disclosure set forth in the Form ADV of APS Adviser as amended and updated does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances not misleading.

3.9 Accounts Receivable. Except as set forth on Section 3.9 of the APS Disclosure Schedule, all accounts receivable of APS or any APS Subsidiary owing by APS or any APS Subsidiary, other affiliate of APS, or by any director, officer or shareholder of APS, or any APS Subsidiary or affiliate, have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

3.10 Broker’s Fees. Except as set forth in Section 3.10 of the APS Disclosure Schedule (which sets forth amounts paid or to be paid and names of parties to which such amounts were or will be paid), none of APS, the APS Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

3.11 Absence of Certain Changes or Events.

(a) Since March 31, 2010, except for (i) those liabilities and obligations that are fully reflected or reserved against on the 2009 APS Balance Sheet or liabilities described in any notes thereto, (ii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any APS Subsidiary for which adequate claims reserves have been established, or otherwise disclosed in Section 3.11(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), that, either individually or in the aggregate, would have a Material Adverse Effect on APS, and, there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation. Except as disclosed in the APS SEC Reports filed prior to the date of this Agreement, since March 31, 2010, APS and the APS Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

(b) Since December 31, 2009, and except as set forth in Section 3.11(b) of the APS Disclosure Schedule, neither APS nor any of the APS Subsidiaries has (except as required by applicable law): (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2009, except for changes in the benefits in the ordinary course of business as described on Section 3.11(b) of the APS Disclosure Schedule, (ii) granted any stock options or severance or termination pay, entered into any contract to make or grant any stock options or severance or termination pay, or paid any bonuses, (iii) suffered any strike, work stoppage, significant change in its number of employees, slowdown, or other labor disturbance, or (iv) suffered any resignations of key employees or change in its directors or any “executive officer” as such term is defined by Rule 3b-7 of the Exchange Act.

(c) Since March 31, 2010, and except as set forth in Section 3.11(c) of the APS Disclosure Schedule or as otherwise permitted in this Agreement, there has not been: (i) any Material Adverse Effect on APS; (ii) any material change in any method of accounting or accounting principles or practice by APS or any APS Subsidiary, except as required by GAAP or SAP and disclosed in the notes to the APS GAAP Financial Statements; (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of APS or API Insurance; (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of APS or any APS Subsidiary; (v) any declaration or payment of any dividends or distribution of any kind in respect of any of the capital stock of APS or any APS Subsidiary other than dividends declared and paid on the APS Preferred Stock in accordance with the Certificate of Designation; (vi) any direct or indirect redemption, purchase or other acquisition by APS or any APS Subsidiary of any of the capital stock of APS or any APS Subsidiary other than the minimum scheduled redemption of shares of APS Preferred Stock in accordance with the Certificate of Designation; (vii) any discharge or cancellation, whether in part or in whole, of any indebtedness owed by APS or any APS Subsidiary to any Person, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business; (viii) any sale or transfer or cancellation of any of the assets, properties, or claims of APS or any APS Subsidiary, except in the ordinary course of business; (ix) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets of APS or any APS Subsidiary; (x) any material amendment to or termination of any material contract, agreement, instrument or license to which APS or any APS Subsidiary is a party; (xi) any additional debt for borrowed money or contract for the extension or ability to borrow debt for borrowed money (even if not yet incurred), or any other obligation or liability (fixed, contingent or otherwise) by APS or any APS Subsidiary, except in the ordinary and usual course of business; or (xii) any other event or condition of any character materially and adversely affecting the business or properties of APS or any APS Subsidiary.

(d) Since March 31, 2010, neither APS nor any APS Subsidiary has mortgaged, pledged or otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for purchase money security interests, liens for current taxes which are not yet due and payable and other liens arising in the ordinary and usual course of business.

3.12 Legal Proceedings and Judgments.

(a) Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary is a party to any, and there are no pending or, to the Knowledge of APS, any material threatened, legal, administrative, arbitral or other inquiries, proceedings, claims (whether asserted or unasserted), actions or governmental or regulatory or SRO investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of APS or any APS Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any APS Subsidiary for which claims reserves believed by APS management to be adequate have been established) against APS, any APS Subsidiary, any of their respective businesses or assets, any assets of any other Person which are used in any of the business or operations of APS or any APS Subsidiary, any directors or officers of APS, in their capacities as directors and officers, or any APS Subsidiary, or the transactions contemplated by this Agreement, or challenging the validity or propriety of the transactions contemplated by this Agreement, and to APS’s Knowledge there is no basis for any such proceedings, claims, actions or investigations.

(b) Except as set forth in Section 3.12(b) of the APS Disclosure Schedule, there is no material injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of APS or any APS Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any APS Subsidiary for which claims reserves believed by APS’s management to be adequate have been established) imposed upon APS, any APS Subsidiary or the assets of APS or any APS Subsidiary.

(c) Except as set forth in Section 3.12(c) of the APS Disclosure Schedule, no material claim for breach of contract, breach of fiduciary duties under ERISA, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge of any nature is currently asserted or, to the Knowledge of APS, threatened against APS or any APS Subsidiary, nor is there, to APS’s Knowledge any basis for any such future claim.

(d) As to each matter (if any) described on Section 3.12(a) and 3.12(b) of the APS Disclosure Schedule, accurate and complete copies of all relevant pleadings, judgments, orders and correspondence have been made available to PRA.

(e) Except as set forth in Section 3.12(e) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary has committed, either orally or in writing, to assume the defense of any third party claim against an officer, director or employee of APS or an APS Subsidiary, nor has APS or any APS Subsidiary agreed to hold any such person harmless with respect to a currently existing third party claim relating to any matter listed in Section 3.12(a) of the APS Disclosure Schedule.

(f) Except as set forth in Section 3.12(f) of the APS Disclosure Schedule, the APS Financial Reports include disclosure of all unresolved regulatory actions initiated by a Securities Regulator or a third party against APS Financial for violation of the Securities Laws.

3.13 Insurance.

(a) Except as set forth in Section 3.13(a) of the APS Disclosure Schedule, APS and the APS Subsidiaries maintain policies of general liability, fire and casualty, automobile, directors and officers, errors and omissions, fiduciary, and other forms of insurance (the “APS Insurance Policies”) in such amounts, with such deductibles and against such risks and losses which management believes are reasonable for the business and assets of APS and the APS Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen’s compensation insurance policies), and no written notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of APS, the activities and operations of APS and the APS Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

(b) Except as set forth in Section 3.13(a) of the APS Disclosure Schedule, no issuer of the APS Insurance Policies has issued a reservation-of-rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any of the APS Insurance Policies, and, to the Knowledge of APS, no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any of the APS Insurance Policies.

3.14 Taxes and Tax Returns.

(a) As used in this Agreement: “Tax” or “Taxes” means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, profits, franchise, license, ad valorem, profits, gains, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, stamp, occupation, premium, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, alternative or add on minimum, estimated, and other taxes, tax charges, tax levies or like tax assessments together with all penalties and additions to tax and interest thereon). “Tax Return” or “Tax Returns” means any and all returns, declarations, claims for refunds, reports, information returns and information statements (including, without limitation, Form 1099, Form W-2 and W-3, Form 5500, and Form 990) with respect to Taxes filed, or required to be filed, by any Person or any Subsidiary of such Person with the Internal Revenue Service (the “IRS”) or any other tax authority or tax agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

(b) APS and the APS Subsidiaries have duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made in the APS GAAP Financial Statements. Neither APS nor any APS Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing an application therefore. The unpaid Taxes of APS and the APS Subsidiaries do not exceed the reserve for tax liability set forth on the 2009 APS Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of APS in filing its returns. No claim has been made since December 31, 2005 by an authority in a jurisdiction where APS or any APS Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Knowledge of APS, threatened against or with respect to APS or any APS Subsidiary in respect of any material Tax. APS and each APS Subsidiary in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party have complied with applicable tax withholding in all material respects. APS and each APS Subsidiary have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, shareholder or other third party as required by applicable law.

(d) There are no Tax Liens upon any property or assets of APS or APS Subsidiary except Liens for current Taxes not yet due. Neither APS nor any APS Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of a voluntary change in accounting method initiated by APS or any APS Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the APS GAAP Financial Statements, neither APS nor any APS Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code. Neither APS nor any APS Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves). Neither APS nor any APS Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation. Neither APS nor any APS Subsidiary is liable for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. During the five (5) year period ending on the date hereof, neither APS nor any APS Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. Neither APS nor any APS Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. APS’s basis and excess loss account, if any, in each APS Subsidiary is set forth in Section 3.14(d) of the APS Disclosure Schedule.

(e) Except as set forth in Section 3.14(e) of the APS Disclosure Schedule, there has been no disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by APS or any APS Subsidiary under any contract, plan, program, arrangement or understanding.

(f) There is no dispute or claim concerning any tax liability of APS or any APS Subsidiary except as disclosed in Section 3.14(f) of the APS Disclosure Schedule. Section 3.14(f) of the APS Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that APS or any APS Subsidiary has received notice will be subject to an audit procedure. APS has made available to PRA correct and complete copies of all federal income tax returns (including amendments thereto) of, all examination reports of, and statements of deficiencies assessed against or agreed to by, APS or any APS Subsidiary for any tax year commencing after December 31, 2006.

(g) Except as set forth in Section 3.14(g) of the APS Disclosure Schedule, APS and/or any APS Subsidiary will not have any taxable income or gain as a result of prior inter-company transactions that will be taken into account as a result of the changes in ownership contemplated herein.

3.15 Employee Plans; Labor Matters.

(a) Section 3.15(a) of the APS Disclosure Schedule sets forth a true and complete list of all of the Employee Plans (as defined in Section 9.17(a) of this Agreement) for employees of APS and any APS Subsidiary (“APS Employee Plans”). Those APS Employee Plans which cover only employees of APS or an APS Subsidiary are separately identified. Those APS Employee Plans which are non-qualified deferred compensation plans for purposes of Section 409A of the Code are separately identified. Except with respect to the APS Employee Plans, neither APS nor any APS Subsidiary sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to: (i) any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, post-employment, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees. Neither APS nor any APS Subsidiary has any agreement, arrangement, commitment, or understanding, whether legally binding or not, to create any additional APS Employee Plan or to continue, modify, change, or terminate, in any material respect, any APS Employee Plan. PRA may modify, amend and/or terminate any APS Employee Plan after the Effective Time, subject to applicable law and the terms of such APS Employee Plan.

(b) APS has heretofore delivered or made available to PRA true and complete copies of each APS Employee Plan and certain related documents, including: (i) the plan document and the related trust agreement or annuity contract for such APS Employee Plan; (ii) the summary plan description, summaries of material modifications and any other material employee communication document for such APS Employee Plan; (iii) the actuarial report for such APS Employee Plan (if applicable) for each of the last two years; (iv) all determination letters from the IRS (if applicable) for such APS Employee Plan; (v) all insurance policies relating thereto and any written materials used by APS to describe employee benefits to employees of APS and the APS Subsidiaries; (vi) the most recent annual return on Form 5500 (including all schedules thereto along with the accompanying auditor’s opinion, if applicable) and tax return (Form 990) for such APS Employee Plan; (vii) the most current actuarial, valuation, and trustee’s reports (as applicable) for such APS Employee Plan; and (viii) all material communications with any governmental entity or agency (including the Department of Labor, the IRS, the Pension Benefit Guaranty Corporation, and the SEC) with respect to such APS Employee Plan. Each such actuarial or valuation report correctly shows the value of the assets of such APS Employee Plan as of the date thereof, the total accrued and vested liabilities, all contributions by APS and the APS Subsidiaries, and the assumptions on which the calculations are based.

(c) Except as set forth in Section 3.15(c) of the APS Disclosure Schedule, each of the APS Employee Plans has been operated and administered in all material respects in compliance with its terms and applicable laws and regulations, including, but not limited to, ERISA and the Code. To the Knowledge of APS, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA. Except as set forth in Section 3.15(c) of the APS Disclosure Schedule, the Employee Plans which are nonqualified deferred compensation plans for purposes of Section 409A of the Code are in compliance in all material respects with the requirements of Section 409A and the regulations promulgated thereunder. There has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans. Neither APS nor any APS Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, contributes to, or has within the past six years contributed to, any multiemployer plans, as defined in Section 3(37) of ERISA, or any multiple employer welfare arrangements, as defined in Section 3(40) of ERISA. Neither APS nor any APS Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, sponsors, participates in, or contributes to, or has at any time in the past sponsored, participated in, or contributed to (i) any plan which is subject to the funding standards or requirements described in Section 412 of the Code, or (ii) any plan which is subject to any of the requirements, obligations, and liabilities imposed by Title IV of ERISA.

(d) Each APS Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter or has pending or has time remaining in which to file, an application for such determination from the IRS or is entitled to rely on a favorable opinion letter from the IRS issued to a prototype plan sponsor with respect to a form of prototype plan adopted by APS, and APS is not aware of any reason why any such determination letter should be revoked or not be reissued, and any related trust is exempt from taxation under Section 501(a) of the Code. APS has made available to PRA copies of the most recent IRS determination letters and applications for determination letters with respect to each such APS Employee Plan (if applicable). No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA has occurred with respect to any APS Employee Plan or with respect to APS or any APS Subsidiary. No events have occurred with respect to any APS Employee Plan that could result in payment or assessment by or against APS or any APS Subsidiaries of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(e) There has been no amendment to, written interpretation or announcement (whether or not written) by APS or any APS Subsidiary relating to, or change in employee participation or coverage under, any APS Employee Plan which would increase materially the expense of maintaining APS Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2009. No event has occurred or circumstances exist that could result in a material increase in the premium costs of APS Employee Plans that are insured, or a material increase in benefit costs of the APS Employee Plans that are self-insured.

(f) Except as set forth in Section 3.15(f) of the APS Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of APS, threatened against or involving any APS Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on APS. Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any APS Employee Plan is pending or threatened.

(g) Except as described in Section 3.15(g) of the APS Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of APS or any APS Subsidiary from APS or any APS Subsidiary under any APS Employee Plan or otherwise; (ii) materially increase any benefits otherwise payable under any APS Employee Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent (in each case under clauses (i), (ii) or (iii) whether or not such payment or benefit would constitute a parachute payment within the meaning of Section 280G of the Code); (iv) constitute an acceleration of the payment or vesting of deferred compensation in violation of the requirements of Section 409A of the Code; or (v) constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA.

(h) Neither APS nor any APS Subsidiary has any direct or indirect material liability or obligation under any APS Employee Plan other than as described in the terms of such APS Employee Plans. There are no circumstances arising out of the sponsorship of any APS Employee Plan which will result in any direct or indirect material liability to APS or any APS Subsidiary, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in accordance with the terms of the APS Employee Plans consistent with past practice.

(i) Except as set forth in Section 3.15(i) of the APS Disclosure Schedule, APS and each APS Subsidiary have made all payments and contributions due from them to each APS Employee Plan. There are no funded benefit obligations under any APS Employee Plan for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the financial statements of APS and each APS Subsidiary.

(j) Each APS Employee Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3, and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and APS has filed a “top hat” registration letter with the Department of Labor for each such plan. Except as set forth in Section 3.15(j) of the APS Disclosure Schedule, no assets of APS or any APS Subsidiary are allocated to or held in a “rabbi trust” or similar funding vehicle.

(k) Each APS Employee Plan that is a “group health plan” (as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code) has been operated at all times in compliance in all material respects with the provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (“COBRA”), with the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and with the provisions of any applicable similar state law.

(l) Except as set forth in Section 3.15(l) of the APS Disclosure Schedule, APS does not provide and is not obligated to provide welfare benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA).

(m) Neither APS nor any APS Subsidiary has the obligation to maintain, establish, sponsor, participate in, or contribute to any Employee Plan for the benefit of any employee, former employee, director or consultant of either APS or any APS Subsidiary or any ERISA affiliate who performs services outside of the United States.

3.16 Employees.

(a) APS has made available to PRA a true and correct list of the names of the employees of APS and the APS Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, all as of June 30, 2010. Except as limited by any employment agreements and severance agreements listed on Section 3.16(a) of the APS Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, APS and the APS Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees. Except as described on Section 3.16(a) of the APS Disclosure Schedule, since June 30, 2010, no executive officer of APS or any APS Subsidiary has indicated to the Chief Executive Officer or Chief Operating Officer of APS an intention to terminate his or her employment.

(b) APS and the APS Subsidiaries are in compliance, in all material respects, with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefor, labor and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, whether state or federal (including, without limitation, wage and hour laws; workplace safety laws; workers’ compensation laws; equal employment opportunity laws; equal pay laws; civil rights laws; the Occupational Safety and Health Act of 1970, as amended; the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. § 206d, as amended; the Portal-to-Portal Pay Act of 1947, 29 U.S.C. § 255 et seq., as amended; the Lilly Ledbetter Fair Pay Act of 2009; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, as amended and 42 U.S.C. § 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans’ Readjustment Assistance Act of 1974, as amended; the Immigration Reform and Control Act, 8 U.S.C. § 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act —Handicap Bias, 38 U.S.C. § 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended). No action or investigation has been instituted or, to the Knowledge of APS, is threatened to be conducted by any state or federal agency regarding any potential violation by APS or any APS Subsidiary of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefor (including, without limitation, any of the aforementioned statutes) during the past five (5) years.

(c) Neither APS nor any APS Subsidiary has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by APS or any APS Subsidiary. APS does not know of any activities or proceedings of any labor union to organize any employees of APS or any APS Subsidiary.

(d) APS and each APS Subsidiary have complied in all material respects with all applicable notice provisions of and have no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the Knowledge of APS, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability. All sums due from APS or any APS Subsidiary for employee compensation (including, without limitation, wages, salaries, bonuses, relocation benefits, stock options and other incentives) have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any APS Employee Plan have been duly and adequately paid or provided for in accordance with plan documents. To the Knowledge of APS, no person treated as an independent contractor by APS or any APS Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations.

(e) Since March 31, 2010, neither APS nor any APS Subsidiary has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of APS or any APS Subsidiary; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar foreign, state or local law.

3.17 Compliance with Applicable Law.

(a) Except as set forth in Section 3.17(a) of the APS Disclosure Schedule, neither APS nor any APS Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that: (i) limits the ability of APS or any APS Subsidiary to conduct any line of business in any material respect, (ii) require any investments of APS or any APS Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any material investments of APS or any APS Subsidiary, (iv) in any manner imposes any material requirements on APS or any APS Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner imposes any material requirements on APS or any APS Subsidiary in respect of the net capital requirements of the Exchange Act or any other applicable Securities Laws; (vi) in any manner relates to the ability of APS or any APS Subsidiary to pay or declare dividends or distributions, or (vii) restricts in any material respect the conduct of the business, credit policies or management of APS or any APS Subsidiary (each, whether or not set forth in the APS Disclosure Schedule, an “APS Regulatory Agreement”), nor, to the Knowledge of APS, has APS or any APS Subsidiary been advised by any Governmental Authority that it is considering issuing or requesting any such APS Regulatory Agreement. Neither APS nor any APS Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

(b) Except as set forth in Section 3.17(b) of the APS Disclosure Schedule, there is no pending or, to the Knowledge of APS, threatened charge by any Governmental Authority that APS or any APS Subsidiary has violated any applicable laws, rules or regulations in any material respect (including any Insurance Laws or Securities Laws), nor any pending or, to the Knowledge of APS, threatened investigation by any Governmental Authority with respect to possible violations of any applicable laws, rules or regulations (including any Insurance Laws or Securities Laws) in any material respect.

(c) There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between APS or any APS Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 under the Securities Act), on the other hand. APS has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of APS or any APS Subsidiary. Section 3.17(c) of the APS Disclosure Schedule identifies each loan or extension of credit maintained by APS or any APS Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

(d) APS is, or will timely be, in all material respects, in compliance with all listing and corporate governance requirements of SOX (as defined in Section 9.17 of this Agreement) and the Nasdaq National Market.

(e) None of APS, the APS Subsidiaries, and, to the Knowledge of APS, any of their respective current or former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of APS or any APS Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vii) made any material favor or gift which is not deductible for federal income tax purposes. To the Knowledge of APS: (x) no director or officer of APS or any APS Subsidiary has engaged in any “insider trading” in violation of applicable law with respect to any security issued by APS or any APS Subsidiary; and (y) no such director or officer has made any false certifications or statements under (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any APS SEC Report.

3.18 Certain Contracts.

(a) Section 3.18(a) of the APS Disclosure Schedule sets forth a complete list of the following described contracts or agreements by which either APS or any APS Subsidiary is bound in any respect:

(i) any and all contracts which would qualify as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) contracts from or to third parties for the furnishing of services to, or receipt of services by, APS or any APS Subsidiary (including without limitation, legal and accounting services, and risk management services but excluding the agency and distribution agreements described in Section 3.18(a)(vii) of the APS Disclosure Schedule) involving more than $100,000 or that has a non-cancelable term in excess of one year (as to the latter, which is still in effect);

(iii) investment advisory contracts to which APS or any APS Subsidiary is a party;

(iv) except for the APS Real Property Leases disclosed in Section 3.21(a) of the APS Disclosure Schedule, contracts or agreements for the acquisition by purchase, lease or otherwise, or for the disposition by sale, lease or otherwise, of real property (including but not limited to any listing or similar agreement), equipment, goods, materials, research and development, supplies, studies or capital assets, in any case involving more than $100,000, provided, however, that if there are multiple agreements or service orders with one party or any affiliate of such party exceeding $100,000 in the aggregate, such information shall be included in Section 3.18(a) of the APS Disclosure Schedule;

(v) contracts or agreements for the joint performance of work or services, and all other joint venture, partnership or other similar agreements, in any case involving more than $25,000;

(vi) any notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements, warehousing agreements, repurchase agreements and other evidences of indebtedness, other than endorsements for collection or deposit in the ordinary course of business, in any case involving more than $25,000;

(vii) any agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and material agreements relating to the sale or servicing of medical professional liability insurance products offered by APS or API Insurance (broken down by agent and each agent’s volume), in any case involving more than $25,000;

(viii) powers of attorney or similar authorizations to any third party;

(ix) licenses or sublicenses, excluding off-the-shelf software license agreements, royalty agreements, and any other contract or agreement relating to technical assistance or Intellectual Property (as defined in Section 3.20 of this Agreement);

(x) all letters of credit and other security devices held or maintained for the benefit of APS or any APS Subsidiary;

(xi) contracts or agreements containing covenants limiting the freedom of either APS or an APS Subsidiary to compete in any line of business or with respect to any particular product or service or with any Person;

(xii) any material contract or agreement, not of the type covered by or excluded from any of the other items of this Section 3.18(a) which by its terms is either (A) not to be completely performed by either APS or an APS Subsidiary within 30 days of the date hereof or (B) is not to terminate, or is not terminable, without penalty to the APS or an APS Subsidiary prior to thirty (30) days from the date hereof; and

(xiii) any other material contract or agreement which by its terms, is either (A) not to be completely performed by APS or an APS Subsidiary within twelve (12) months of the date hereof or (B) not to terminate, or is not terminable, without penalty to APS or an APS Subsidiary prior to twelve (12) months from the date hereof.

(b) APS has made available to PRA written summaries of all oral contracts and agreements referred to in Section 3.18(a) of the APS Disclosure Schedule and has made available to PRA true and correct copies of all such written contracts or agreements. As used in this Agreement, the terms “contract” and “agreement” each mean and include every binding contract, agreement, commitment, understanding, or promise, whether written or oral.

(c) Each contract or agreement (whether written or oral) of the type described in Section 3.18(a) of this Agreement, whether or not set forth in the APS Disclosure Schedule, is referred to in this Agreement as an “APS Contract”, and neither APS nor any APS Subsidiary knows of, or has received written notice of, any material violation of any APS Contract by any of the other parties thereto. Each APS Contract is in full force and effect (except for contracts that have expired pursuant to the terms thereof) and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by APS or any APS Subsidiary, or, to the Knowledge of APS, any other party, under such APS Contract. Neither APS nor any APS Subsidiary has received written notice of any default, offset, counterclaim or defense under such APS Contract. No condition or event has occurred that with the passage of time or the giving of notice or both would constitute a default or breach by APS or any APS Subsidiary, or, to the Knowledge of APS, any other party under the terms of such APS Contract. All security deposits, reserve funds, and other sums and charges that have become due and payable under such APS Contract have been paid in full. No party has repudiated any provision of such APS Contract.

3.19 Investments and Interest Rate Risk Management Instruments.

(a) Except as set forth in Section 3.19(a) of the APS Disclosure Schedule, APS and each APS Subsidiary have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of APS or any APS Subsidiary. Such securities are permissible investments under all applicable laws and are valued on the books of APS in accordance with GAAP and SAP. Except as set forth in Section 3.19(a) of the APS Disclosure Schedule, none of the securities are in default in the payment of principal, interest or dividends or is deemed to be other than temporarily impaired in any material respect. APS has provided to PRA a copy of the investment policies of APS and the APS Subsidiaries as of June 30, 2010. There has been no material change in the investment policies of APS and the APS Subsidiaries since June 30, 2010. APS has provided to PRA a true and correct list of all investments having a positive book value of APS or the APS Subsidiaries as of June 30, 2010.

(b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of APS or an APS Subsidiary were entered into in the ordinary course of business and, to the Knowledge of APS, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time. All of such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements are legal, valid and binding obligations of APS or an APS Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. APS and each APS Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Knowledge of APS, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.20 Intellectual Property.

(a) APS or an APS Subsidiary owns or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of the businesses of APS and the APS Subsidiaries as presently conducted. As used in this Agreement, “Intellectual Property” means all trademarks, service marks, logos, domains and domain names, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software (including computer software used in insurance operations or for accounting operations), data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium). Section 3.20(a) of the APS Disclosure Schedule lists all trademarks, service marks, logos, domains and domain names, trade names and corporate names owned by APS and each APS Subsidiary.

(b) To the Knowledge of APS, neither APS nor any APS Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of third parties. None of APS, the APS Subsidiaries, and any of the directors, officers or employees with responsibility for Intellectual Property matters of APS or any APS Subsidiary has ever received any written charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of APS, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of APS or any APS Subsidiary.

(c) Section 3.20(c) of the APS Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that APS or any APS Subsidiary uses, or intends to use, pursuant to license, sublicense, agreement, or permission other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses. APS has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PRA. With respect to each such item of such Intellectual Property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Merger and the Closing Date; (iii) to the Knowledge of APS, no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) to the Knowledge of APS, no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) to the Knowledge of APS, with respect to any sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither APS nor any APS Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

3.21 Real Property; Environmental Liability.

(a) Neither APS nor any APS Subsidiary owns any right, title or interest in any real property except as described on Section 3.21(a) of the APS Disclosure Schedule (collectively, the “APS Real Property”). Section 3.21(a) of the APS Disclosure

Schedule sets forth a complete and accurate list and general description of all material leases for real property (“APS Real Property Leases”) to which APS or any APS Subsidiary is a party or by which any of them are bound. APS or an APS Subsidiary has a valid leasehold interest in each APS Real Property Lease in each case free and clear of all Liens except for (i) rights of lessors, mortgagees, co-lessees or sublessees that are reflected in each APS Real Property Lease; (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) easements, servitudes, reservations, rights of way, restrictions, covenants, conditions and other similar encumbrances whether of record or apparent on the premises, including, but not limited to, road, highway, pipeline, railroad and utility easements and servitudes, and municipal, zoning and building ordinance and by-laws which do not, individually or in the aggregate, materially interfere with the use, occupancy or operation of real property as currently used, occupied and operated or as intended to be used, occupied and operated; and (v) other Liens or encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the subject property. To the Knowledge of APS, the activities of APS and the APS Subsidiaries with respect to all APS Real Property Leases used in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations.

(b) To the Knowledge of APS, APS and the APS Subsidiaries enjoy peaceful and undisturbed possession under all APS Real Property Leases. APS has made available to PRA complete and correct copies of all of the APS Real Property Leases. To the Knowledge of APS, each APS Real Property Lease is in full force and effect and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). To the Knowledge of APS, there are no monetary defaults and no material nonmonetary defaults by APS or any APS Subsidiary, or any other party, under any APS Real Property Lease. To the Knowledge of APS, neither APS nor any APS Subsidiary has received written notice of any default, offset, counterclaim or defense under any APS Real Property Lease. To the Knowledge of APS, except as set forth in Section 3.5(b) of the APS Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by APS or any APS Subsidiary, or any other party, under any of the terms of any APS Real Property Lease. All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the APS Real Property Leases have been paid in full. To the Knowledge of APS, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the APS Real Property Leases.

(c) APS and APS Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 9.17(a) of this Agreement) in all material respects. No Hazardous Materials (as defined in Section 9.17(a) of this Agreement) have been used, stored, disposed of or released by APS or any APS Subsidiary, under, in, from or affecting property subject to the APS Real Property Leases, other than in the ordinary course of business and in compliance with Environmental Laws.

(d) Neither APS nor any APS Subsidiary has received any written notice of any violations of any Environmental Laws regarding property subject to the APS Real Property Leases and there are not any legal actions or proceedings commenced or, to the Knowledge of either APS or any APS Subsidiary, threatened by any Person with respect to any such violations.

3.22 State Takeover Laws. The board of directors of APS has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the TBOC and any other provisions of any state or local “takeover” law applicable to APS will not apply to this Agreement or any of the transactions contemplated by this Agreement. PRA understands and acknowledges that the Insurance Laws applicable to APS regulate and apply to the change in the ownership of APS as contemplated by this Agreement.

3.23 Insurance Matters.

(a) Except as set forth in Section 3.23(a) of the APS Disclosure Schedule, all policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by the APS Insurance Subsidiaries, and any and all marketing materials, agent agreements, broker agreements, service contracts, and managing general agents agreements to which APS or any APS Subsidiary is a party, are, to the extent required under applicable law, on forms approved by the Insurance Regulators or have been filed with and to the Knowledge of APS, not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws in all material respects. As to premium rates established by API Insurance which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws. Section 3.23(a)

of the APS Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by the API Insurance which have been disapproved by any Insurance Regulators since December 31, 2009. Section 3.23(a) of the APS Disclosure Schedule lists all correspondence or other written communications from any Insurance Regulator received by APS or API Insurance after December 31, 2009, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

(b) Except as set forth in Section 3.23(b) of the APS Disclosure Schedule, API Insurance has not issued any participating policies or any retrospectively rated policies of insurance with respect to which potential payments exist.

(c) All reinsurance treaties or agreements entered into on or after January 1, 2000, including retrocessional agreements, to which API Insurance is a party or under which API Insurance has any existing rights, obligations or liabilities are listed on Section 3.23(c) of the APS Disclosure Schedule (the “APS Reinsurance Treaties”). APS has provided PRA with correct and complete copies of all of such APS Reinsurance Treaties and all such APS Reinsurance Treaties are in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in the termination of any APS Reinsurance Treaties. The APS SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, APS and/or the APS Insurance Subsidiaries are entitled to take credit for reinsurance under the APS Reinsurance Treaties. APS is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments or of any disputes regarding the collectability of such receivables, except as set forth in Section 3.23(c) of the APS Disclosure Schedule. No party to any of the APS Reinsurance Treaties has given written notice to APS or any APS Subsidiary that such party intends to terminate or cancel any of the APS Reinsurance Treaties as a result of or following consummation of the Merger. Each APS Reinsurance Treaty is valid and binding on each party thereto, and none of APS, and, to the Knowledge of APS, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty. No APS Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since January 1, 2007 no APS Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

(d) The reserves of API Insurance reflected in the APS SAP Statements, gross and net of the reinsurance thereof (collectively, the “APS Reserves”), were prepared in accordance with the requirements for reserves established by the Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry. The APS Reserves have been analyzed by a nationally recognized actuary pursuant to the reserve analysis identified in Section 3.23(d) of the APS Disclosure Schedule, and management of APS has no disagreements with such actuary in its analysis. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, no claim or assessment is pending or threatened against APS or any APS Subsidiary which is peculiar or unique to APS or such APS Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

(e) Section 3.23(e) of the APS Disclosure Schedule lists each consulting actuary, independent or otherwise, that has reviewed, on behalf of APS or any APS Subsidiary, the reserves for losses and loss adjustment expenses of APS or API Insurance and their premium rates for liability insurance and issued a written report in each of the years commencing after December 31, 2007 (collectively the “APS Actuaries” and separately an “APS Actuary”). Section 3.23(e) of the APS Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of APS or any APS Subsidiary by the APS Actuaries, or delivered by the APS Actuaries to APS or any APS Subsidiary, since December 31, 2007, in which an APS Actuary has (i) either expressed an opinion on the adequacy of such reserves for losses and loss adjustment expenses loss reserves or made recommendations as to either the amount of reserves for losses and loss adjustment expenses that should be maintained by APS or API Insurance, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by APS or API Insurance for liability insurance (collectively, the “APS Actuarial Analyses”). To the Knowledge of APS the information and data furnished by APS or any APS Subsidiary to the APS Actuaries in connection with the APS Actuarial Analyses were accurate in all material respects. APS has made available to PRA a true and correct copy of each of the APS Actuarial Analyses.

(f) To the Knowledge of APS, there are no inquiries from any applicable Governmental Authority related to the Business that could reasonably be expected to result in APS or the Surviving Corporation being liable for any market conduct claim with respect to the marketing and sale of insurance products.

(g) No outstanding insurance contract issued, reinsured, or underwritten by API Insurance entitles the holder thereof or any other Person to receive dividends, distributions, or to share in the income of APS or to receive any other benefits based on the revenues or earnings of APS or any other Person.

(h) Each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for API Insurance or an APS Agency, to the extent required by law, was duly appointed to act as agent and was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business, and no such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) in any material respect any term or provision of any law or regulation applicable to any aspect (including but not limited to, the marketing, sale or production) of the business of APS and the APS Subsidiaries.

3.24 Financial Segment Matters.

(a) Except to the extent necessary to wind up its business, APS Financial has ceased its business and day to day operations, including the termination of APS Financials membership in FINRA. No other APS Subsidiary has offered or sold, or currently offers or sells, securities as a broker or dealer. Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, neither APS nor APS Financial has received any notice, oral or written, regarding any proceeding or investigation pending or, to the Knowledge of APS, threatened with respect to the prior business operations of APS Financial.

(b) APS Adviser is a former APS Subsidiary. Prior to the sale of APS Adviser, effective August 11, 2010 (the “Disposition Date”), it was the only APS Subsidiary engaged in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities either directly or through publications, analyses or reports concerning securities. As of the Disposition Date, APS Adviser was registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and had completed all notice and licensure requirements under all applicable state securities laws and regulations. Except as set forth in Section 3.12(a) of the APS Disclosure Schedule, prior to the Disposition Date, neither APS nor APS Adviser had received any notice, oral or written, regarding any proceeding or investigation pending or, to the Knowledge of APS, threatened with respect to the business operations of APS Adviser.

(c) Prior to the Disposition Date, APS Adviser had been in compliance with all material provisions of each investment advisory contract to which it was a party, and the accounts of each client of APS Adviser that were subject to ERISA were managed by APS Adviser in compliance with the applicable requirements of ERISA.

(d) Except as set forth on Section 3.12(a) of the APS Disclosure Schedule, to the Knowledge of APS, there are no inquiries from any applicable Governmental Authority related to the Business that could reasonably be expected to result in APS or the Surviving Corporation being liable for any market conduct claim with respect to the marketing and sale of financial products.

(e) APS, APS Financial and, prior to the Disposition Date, APS Adviser have each complied in all material respects with its respective obligations pursuant to the anti-money laundering requirements of the Bank Secrecy Act, as amended by the USA Patriot Act and the regulations promulgated thereunder, and Rule 17a-8 under the Exchange Act. APS, APS Financial and, prior to the Disposition Date, APS Adviser each have, or have had, an appropriate written anti-money laundering compliance program that meets the requirements of said laws and regulations and, with respect to APS Financial, the requirements of FINRA.

(f) APS and the APS Subsidiaries are in compliance with the sanctions programs administered by the Office of Foreign Assets Control administered by the U.S. Department of Treasury.

3.25 Adverse Communications. Except as set forth on Section 3.25 of the APS Disclosure Schedule, since December 31, 2009, neither APS nor API Insurance has received or has Knowledge of:

(a) any communication from any agent or broker or purchasing group which generates for API Insurance, either directly or indirectly, more than $500,000 in annual gross written premium, which communication cancelled, gave notice of cancellation or threatened cancellation of the relationship between it and API Insurance or the relationship between it and any of its insureds; or

(b) any communication from any insurance regulatory authority which alleged or complained that APS or API Insurance, or made inquiry to determine whether APS or API Insurance, had not complied with any law or regulation in any material respect.

3.26 Accuracy of Information Supplied.

(a) All of the representations and warranties made by APS in this Agreement, taken together and with the APS Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not materially misleading. The copies of documents attached to the APS Disclosure Schedule or otherwise made available to APS in connection with the transactions contemplated hereby are accurate and complete in all material respects.

(b) The Proxy Statement used to solicit approval of the Merger by the shareholders of APS, and all other documents to be filed, if any, by APS with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, from the time of mailing to the shareholders of APS through the date of the meeting of APS shareholders held to approve this Agreement, shall, as to all information provided by APS (and excluding information supplied by PRA for inclusion in such document): (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither APS nor any other Person on behalf of APS makes any express or implied representation or warranty with respect to APS or with respect to any other information provided to PRA in connection with the transactions contemplated hereby. Neither APS nor any other Person will have or be subject to any liability or indemnification obligation to the Surviving Corporation or PRA or any other Person resulting from the distribution to PRA, or PRA’s use of, any such information, including any information, documents, projections, forecasts of other material made available to PRA in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article 3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PRA

PRA represents and warrants to APS that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by PRA to APS on the date hereof and signed by the parties (the “PRA Disclosure Schedule”), or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to APS in accordance with Section 6.7(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the PRA Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PRA Disclosure Schedule identifies the exception with reasonable particularity; provided, however, (i) if a specific cross-reference is made in the PRA Disclosure Schedule to an article or section of this Agreement, such information is be deemed to have been disclosed with respect to such other article or section of this Agreement or to a particular PRA Disclosure Schedule, and (ii) the mere inclusion of an exception in the PRA Disclosure Schedule shall not be deemed an admission by PRA that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change. The PRA Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

4.1 Corporate Organization. PRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PRA has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PRA. NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

4.2 Authority; No Violation; Consents and Approvals.

(a) PRA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of PRA, and no other corporate proceedings on the part of PRA are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PRA and (assuming due authorization, execution and delivery by NEWCO and APS and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PRA, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(b) Neither the execution and delivery of this Agreement by PRA nor the consummation by PRA of the transactions contemplated by this Agreement, nor compliance by PRA with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of PRA or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.2(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PRA or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PRA under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PRA is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PRA.

(c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators pursuant to the Insurance Laws, with respect to the transactions contemplated by this Agreement, (ii) the filing with the SEC of the Proxy Statement, (iii) the filing of the Certificate of Merger with the Texas Secretary of State, (iv) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (v) consents, authorizations, orders and approvals required under the HSR Act, (vi) the approval of this Agreement by the requisite votes of the shareholders of APS and the shareholder of NEWCO, (vii) the filing of applications, notices and/or forms with, and/or the obtaining of approvals from, as required, FINRA and the Nasdaq National Market and (viii) as set forth in Section 4.2(c) of the PRA Disclosure Schedule, no consents or approvals of, or filings or registrations with any Governmental Authority or with any other Person are necessary in connection with the execution and delivery by PRA of this Agreement or the consummation by PRA or any PRA Subsidiary of the transactions contemplated by this Agreement. NEWCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of NEWCO. The board of directors of NEWCO has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the sole stockholder of NEWCO. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by PRA, acting through its board of directors, as the sole stockholder of NEWCO, and no further corporate proceedings on the part of NEWCO are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NEWCO and (assuming due authorization, execution and delivery by PRA and APS and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of NEWCO, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(d) Neither the execution and delivery of this Agreement by NEWCO nor the consummation by NEWCO of the transactions contemplated by this Agreement, nor compliance by NEWCO with any of the terms or provisions of this Agreement, will (i) violate any provision of the Organizational Documents of NEWCO or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.2(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NEWCO or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NEWCO under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NEWCO is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on NEWCO.

4.3 SEC Reports and Financial Statements of PRA.

(a) PRA has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2007 (collectively, the “PRA SEC Reports”). The PRA SEC Reports and all forms, reports and documents filed by PRA with the SEC between the date hereof and Closing (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of PRA is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 4.3, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements of PRA and its Subsidiaries included in the PRA SEC Reports (including the related notes and schedules) (i) complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and (iii) did or will fairly present the consolidated financial condition of PRA and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

4.4 Broker’s Fees. Except as set forth in Section 4.4 of the PRA Disclosure Schedule, none of PRA, the Subsidiaries of PRA and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker’s fees or commissions, or investment banker fees or commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

4.5 Accuracy of Information Supplied.

(a) All of the representations and warranties made by PRA in this Agreement, taken together and with the PRA Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not materially misleading. The copies of documents attached to the PRA Disclosure Schedule or otherwise made available to PRA in connection with the transactions contemplated hereby are accurate and complete in all material respects.

(b) The Proxy Statement used to solicit approval of the Merger by the shareholders of APS, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, shall, as to all information provided by PRA: (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

4.6 Absence of Litigation. There is no claim, action, proceeding, or investigation pending or, to the Knowledge of PRA, threatened against PRA or any of its properties or assets at law or in equity, and there is no injunction, order, judgment, decree, or finding of any arbitrator or Governmental Authority, in each case, which seeks to or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein or would reasonably be expected to have a Material Adverse Effect on PRA.

4.7 Compliance with Laws. Since January 1, 2007, the business and operations of PRA and its Subsidiaries have been conducted in compliance with all applicable laws (including Insurance Laws), except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein or have a Material Adverse Effect on PRA.

4.8 No Other Representations or Warranties; Disclaimers.

(a) Except for the representations and warranties contained in this Article 4, none of PRA, NEWCO, nor any other Person on behalf of PRA or NEWCO makes any express or implied representation or warranty with respect to PRA or NEWCO or with respect to any other information provided to APS in connection with the transactions contemplated hereby. None of PRA, NEWCO nor any other Person will have or be subject to any liability or indemnification obligation to APS or any other Person resulting from the distribution to APS, or APS’s use of, any such information unless any such information is expressly included in a representation or warranty contained in this Article 4.

(b) Each of PRA and NEWCO acknowledge and agree that it (i) has had the opportunity to meet with the management of APS and to discuss the business, assets and liabilities of APS and the APS Subsidiaries, (ii) has had access to such books and records, facilities, equipment, contracts and other assets of APS and the APS Subsidiaries which it and its representatives have desired or requested to review, (iii) has had access to the electronic dataroom maintained by APS for purposes of the transactions contemplated hereby, (iv) has been afforded the opportunity to ask questions of and receive answers from officers of APS, and (v) has conducted its own independent investigation of APS and the APS Subsidiaries, their respective businesses, assets, liabilities and the transactions contemplated hereby. Without limiting the generality of the foregoing, each of PRA and NEWCO acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to PRA or NEWCO.

4.9 Financing. As of the Closing, PRA and NEWCO shall have available cash sufficient to pay the Merger Consideration and to consummate the transactions contemplated by this Agreement. PRA acknowledges that obtaining of any financing is not a condition to Closing.

4.10 No Stockholder Approval. Except for approval of this Agreement and the transactions contemplated hereby by the board of directors of PRA, no corporate proceedings on the part of PRA are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

ARTICLE 5

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses of APS Prior to the Effective Time.

(a) During the period between the date of this Agreement and the Effective Time, except (i) as may be required by law; (ii) as may be agreed in writing by PRA; (iii) as set forth on Section 5.1(a) of the APS Disclosure Schedule; or (iv) as expressly contemplated or permitted by this Agreement, APS shall, and shall cause each APS Subsidiary to: (A) conduct its business in the usual, regular and ordinary course consistent with past practice and its current business plan in all material respects; (B) use commercially reasonable efforts to maintain and preserve intact its business organization, employees, agents and significant business relationships and retain the services of its key employees and agents; and (C) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; provided, however, that no action or inaction by APS or any APS Subsidiary with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this Section 5.1 unless such action or inaction would constitute a breach of such provision of Section 5.2.

(b) During the period between the date of this Agreement and the Effective Time, APS shall permit PRA’s accounting officers and representatives to meet with the chief financial officer of APS to discuss such matters as PRA may deem reasonably necessary or appropriate for PRA to satisfy its obligations under Sections 302, 404 and 906 of SOX and any rules and regulations relating thereto.

(c) APS agrees to inform PRA with respect to reserve policies and practices (including levels of reserves) with respect to (i) losses and loss adjustment expenses of the API Insurance, (ii) litigation against APS and the APS Subsidiaries, and (iii) complaints or notices from Governmental Authorities or FINRA alleging failure to comply with the Insurance Laws or Securities Laws. PRA and APS shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby.

5.2 APS Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the APS Disclosure Schedule, and, except as required by law or expressly contemplated or permitted by this Agreement, APS shall not, and APS shall not permit any APS Subsidiary to, without the prior written consent of PRA (which consent shall not be unreasonably withheld):

(a) except as set forth on Section 5.2(a) of the APS Disclosure Schedule, incur any indebtedness for borrowed money (other than (i) short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of APS or any APS Subsidiary, on the one hand, to APS or any APS Subsidiary, on the other hand, (ii) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution of this Agreement, as set forth on Section 5.2(a) of the APS Disclosure Schedule, or (iii) as otherwise required in the ordinary course of business consistent with past practice), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (except (i) pursuant to agreements in effect prior to the execution of this Agreement, as set forth on Section 5.2(a) of the APS Disclosure Schedule, (ii) pursuant to commission advances in the ordinary course of business or (iii) as otherwise required in the ordinary course of business consistent with past practice) (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

(b) except as set forth on Section 5.2(b) of the APS Disclosure Schedule, (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except dividends paid on the APS Preferred Stock in accordance with the Certificate of Designation or dividends paid by any APS Subsidiary to APS or any other APS Subsidiary, respectively), (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except the redemption of the APS Preferred Stock as required under the Certificate of Designation, the Preferred Stock Redemption (as defined in Section 6.10 of this Agreement) and repurchases of shares of APS Common Stock by APS and the APS Subsidiaries on the open market in accordance with the rules and regulations of the SEC); (iv) grant any stock options or stock awards or stock appreciation rights or right, or (v) issue any additional shares of capital stock except pursuant to (A) the exercise of APS Stock Options outstanding as of the date of this Agreement, or (B) as permitted under clause (ii) or clause (iv) of this subsection;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person other than a Subsidiary, or cancel, release or assign any indebtedness of any such Person or any claims held by any such Person, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts or agreements in force at the date of this Agreement, or (iii) for such property, assets or indebtedness with a value of less than $50,000;

(d) except pursuant to contracts or agreements in force at the date of this Agreement, make any material non-portfolio investment (by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any Person other than a Subsidiary;

(e) except as set forth on Section 5.2(e) of the APS Disclosure Schedule or as contemplated in Section 1.7(b) hereof, and except with respect to subleases of the APS Real Property Leases, enter into, change or terminate any material contract, lease or agreement, other than renewals of contracts, leases and agreements without material adverse changes of terms;

(f) except as set forth on Section 5.2(f) of the APS Disclosure Schedule, promote any employee of APS or any APS Subsidiary (i) to a level of director or higher or (ii) that is an existing director, vice president or executive officer or otherwise increase in any manner the compensation of the employees of APS and the APS Subsidiaries, or pay any bonus or incentive compensation to such employees; provided that APS and the APS Subsidiaries may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the aggregate amount of the increase in compensation on an annualized basis does not exceed four percent (4%) of the aggregate amount of the compensation paid to the affected employees in the twelve (12) months preceding the effective date of the increase in compensation; and provided further that APS and the APS Subsidiaries may pay to their respective employees 2010 Bonus Compensation (as defined in Section 6.4(f) hereof) in accordance with the terms of Section 6.4(f) hereof;

(g) except as set forth on Section 5.2(g) of the APS Disclosure Schedule or as contemplated in Section 6.4, Section 1.6(c), or Section 1.7(b) hereof, pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock based compensation;

(h) settle any claim (other than claims made with respect to insurance policies issued by any APS Subsidiary for which claims reserves believed by APS’s management to be adequate have been established), action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against APS or any APS Subsidiary or otherwise in which APS or any APS Subsidiary is a named defendant involving a payment by APS or any APS Subsidiary in excess of $500,000 or the settlement of any ECO, XPL or bad faith claim involving any insurance policy of any APS Subsidiary involving a payment by APS or any APS Subsidiary in excess of $500,000, APS will notify PRA of the terms of the proposed settlement and will consult with PRA regarding the terms of the settlement, but shall not be required to obtain PRA’s consent to the terms of the settlement;

(i) amend its Organizational Documents;

(j) other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

(k) offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of this Agreement and only in those jurisdictions where it offers and sells such line of insurance and reinsurance on the date of this Agreement;

(l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

(m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

5.3 PRA Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the PRA Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PRA shall not, and PRA shall not permit NEWCO to, without the prior written consent of APS:

(a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

(b) take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or

(c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) In connection with the solicitation of approval of the Merger by the shareholders of APS, APS will prepare and file with the SEC, subject to PRA’s review and comment, the preliminary Proxy Statement (which shall comply as to form, in all material respects, with the provisions of Regulation 14A of the Exchange Act and other applicable laws). PRA and APS will use all reasonable efforts to respond to the comments of the SEC staff with respect to the Proxy Statement. As soon as practicable after SEC comments, if any, on the preliminary Proxy Statement are resolved, APS shall mail or deliver the definitive Proxy Statement to its shareholders in accordance with Regulation 14A under the Exchange Act. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, APS shall provide PRA with an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by PRA. The information provided and to be provided by PRA and APS for use in the Proxy Statement will not, on such date and on the date on which approval of the Merger by the shareholders of APS is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of PRA and APS agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement so corrected to be distributed to the shareholders of APS to the extent required by applicable law. To the extent that any disclosure regarding the tax consequences of the Merger is required with respect to the Proxy Statement, APS will be responsible for any tax opinion in support of the disclosure of the material tax consequences.

(b) To the extent applicable, APS and PRA shall prepare and file with all necessary Governmental Authorities (i) a Notice on Form A and related documents and (ii) the preacquisition notification and report forms and related material on Form E in connection with the Merger.

(c) Pursuant to the HSR Act, PRA and APS will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of PRA and APS will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.

(d) Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with the SEC, the Pre-Merger Notification Agencies, the Insurance Regulators and any other Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement. Nothing in this paragraph shall require either party to provide the other with documents or information that is competitively or commercially sensitive.

(e) The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. PRA and APS shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PRA or APS, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. Nothing in this paragraph shall require either party to provide the other with documents or information that is competitively or commercially sensitive. The cooperation and coordination of each party required under this Section 6.1 shall include giving timely public notice of any public hearings regarding the transactions contemplated by this Agreement and having its representatives attend and testify at such public hearings. In addition, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(f) PRA will furnish to APS the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. PRA and APS shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders/shareholders and such other matters as may be reasonably necessary or advisable in connection with any other statement, filing, notice or application made by or on behalf of PRA, APS or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement.

(g) PRA and APS shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2 Access to Information.

(a) From the date hereof to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article 8, upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated December 14, 2009 (the “Confidentiality Agreement”), each of PRA and APS shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, reasonable access, during normal business hours upon reasonable notice, to all its properties, books, contracts, commitments and records, as the other party may reasonably request, and, during such period, each of PRA and APS shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which PRA or APS, as the case may be, is not permitted to disclose under applicable law or by agreement); (ii) all other information concerning its business, properties and personnel as such party may reasonably request; and (iii) any other information, confidential or otherwise, relating to the Merger which has not been provided to the other party and is necessary for disclosure in the Proxy Statement, including, but not limited to, the confidential portions of the minutes of APS and APS Subsidiaries that were not provided pursuant to Section 3.3 of this Agreement. Neither PRA nor APS nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would unreasonably disrupt the operations of such other party or its Subsidiaries, violate or prejudice the rights of PRA’s or APS’s, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of PRA and APS agrees to keep confidential, and not divulge to any other party or Person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

(c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

6.3 APS Shareholder Approval. APS shall call a meeting of its shareholders to be held as soon as reasonably practicable after the SEC or its staff advises that it has no further comments to the Proxy Statement for the purpose of obtaining the requisite APS shareholder approval required in connection with this Agreement and the Merger. APS will, through its board of directors, subject to Section 6.7(a) and the fiduciary obligations of the board of directors, recommend to its shareholders approval of this Agreement and the Merger.

6.4 Employee Plans.

(a) From and after the Effective Time, the APS Employee Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to the current and former employees of APS and the APS Subsidiaries (the “APS Employees”) covered by such APS Employee Plans at the Effective Time, until such time as PRA shall otherwise determine. PRA agrees that it will honor all APS Employee Plans in accordance with their terms as in effect at the Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law. In the event employee compensation and/or benefits as currently provided by APS or any APS Subsidiary are changed or terminated by PRA, in whole or in part, PRA shall provide any APS Employees who continue in employment with PRA (the “Continuing Employees”) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of PRA or applicable PRA Subsidiary (as of the date any such compensation or benefit is provided). In accordance with and not in limitation of the provisions of this Section 6.4(a) and Section 6.4(b) below, APS shall, if requested by PRA, terminate the 401(k) Plan immediately preceding the Effective Time, in which event the Continuing Employees shall be eligible to participate in the retirement plan of PRA immediately after the Effective Time and the Continuing Employees will be allowed to transfer their accounts in the 401(k) Plan to the PRA retirement plan. APS shall authorize the administrator of the 401(k) Plan to provide PRA information for use in its determination whether to terminate the 401(k) Plan prior to the Effective Time or to continue the 401(k) Plan after the Effective Time until it can be merged into the PRA retirement plan. In the event PRA requests the termination of the APS 401(k) Plan, any Continuing Employee who so elects, shall be permitted to elect a direct rollover of any distribution from the APS 401(k) Plan to the PRA retirement plan, including any outstanding participant loan balance, so as to avoid a deemed distribution and consequent income taxation of such loan balance to such Continuing Employee.

(b) Subject to the provisions of Section 6.4(a) above, PRA shall use reasonable commercial efforts to make the Continuing Employees eligible to participate in Employee Plans provided to similarly situated employees of PRA or applicable PRA Subsidiary (“PRA Employee Plans”) effective on January 1 following the Effective Time (the “First Eligibility Date”) unless the Effective Time occurs in the fourth calendar quarter in which event the Continuing Employees shall become eligible to participate in the PRA Employee Plans no later than January 1 following the First Eligibility Date. The Continuing Employees who become participants in a PRA Employee Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of APS or any predecessor thereto prior to the Effective Time, provided, however, that credit for benefit accrual purposes will be given only for purposes of PRA vacation policies or programs. In the event of any termination or consolidation of any APS health plan with any PRA health plan, PRA shall make available to the Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to PRA employees. Unless a Continuing Employee affirmatively terminates coverage under an APS health plan prior to the time that such Continuing Employee becomes eligible to participate in the PRA health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the APS health plan, results in a loss of coverage (which may include a sale or other disposition of an APS Subsidiary or substantially all of the business operations thereof), no coverage of any of the Continuing Employees or their dependents shall terminate under any of the APS health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PRA and their dependents. In the event of a termination or consolidation of any APS health plan, terminated APS employees and qualified beneficiaries will have the right to continued coverage under group health plans of PRA in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any APS health plan, or consolidation of any APS health plan with any PRA health plan, any coverage limitation under the PRA health plan due to any pre-existing condition shall be waived by the PRA health plan to the degree that such condition was covered by the APS health plan and such condition would otherwise have been covered by the PRA health plan in the absence of such coverage limitation. All APS Employees who cease participating in an APS health plan and become participants in a comparable PRA health plan during any plan year shall receive credit toward the applicable deductible under the PRA health plan for any amounts paid by the employee under APS’s health plan during the applicable plan year, upon substantiation, in a form satisfactory to PRA that such payments have been made.

(c) It is understood that PRA and its Subsidiaries are “at-will” employers. Nothing in this Section 6.4 (other than as set forth in Section 6.4(d) and 6.4(e)) shall be interpreted as preventing PRA from terminating the employment of any individual or from amending, modifying or terminating any PRA Employee Plans, or any APS Employee Plans, or any benefits under any PRA Employee Plans or any APS Employee Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

(d) Section 6.4(d) of the APS Disclosure Schedule sets forth a list of all Persons who are entitled to change of control or severance benefits under the terms of their respective employment agreements with APS or an APS Subsidiary (the “Employment Agreements”), which list sets forth the name of each Person entitled to such benefits and the amounts payable to each of such Persons on a change of control and/or separation from employment, provided that the amounts are subject to Section 5.13 of each of the Employment Agreements. PRA shall offer to amend the Employment Agreements of the Persons listed in Section 6.4(d) of the APS Disclosure Schedule, consistent with the terms set forth in Section 6.4(d) of the PRA Disclosure Schedule under an agreement to be executed on or before the Effective Time in substantially the form of the agreements included as an exhibit to Section 6.4(d) of the PRA Disclosure Schedule (the “Amendment Agreement”). In the event any Person listed on Section 6.4(d) of the APS Disclosure Schedule fails to execute an Amendment Agreement at the Effective Time, PRA shall pay to such Person the change of control or severance benefits described in Schedule 6.4(d) of the APS Disclosure Schedule after giving effect to Section 5.13 of each of the Employment Agreements; provided that PRA shall require in connection with such payments that each officer or employee receiving a payment shall execute a resignation and release, in the form attached to Section 6.4(d) of the PRA Disclosure Schedule.

An initial determination as to whether any payment or benefit within the meaning of Section 280G(b)(2) of the Code paid or payable or distributed or distributable to the executive pursuant to the terms of the Employment Agreement or otherwise in connection with, or arising out of the executive’s employment with the Company or the Merger will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) shall be made by the Compensation Committee or the Board of Directors of ProAssurance. In making such determination, the value of any noncash benefits or any deferred payment or benefit shall be determined in accordance with the principles set forth in Sections 280G(d)(3) and (4) of the Code. ProAssurance shall provide the determination (“Determination”) together with detailed supporting calculations and documentation to the executive prior to delivery of an opinion from its tax adviser and a reasonable time prior to reporting the payments to the Internal Revenue Service or in connection with any subsequent tax dispute or claim for refund between the executive and the Internal Revenue Service. Within ten (10) days of the delivery of the Determination to the executive, the executive shall have the right to dispute the Determination by providing written notice of the specific bases for the objection with calculations and documentation in support thereof. In the event of any dispute, controversy or claim by or among the executive, the Company or ProAssurance arising out of or relating to the Determination (a “Dispute”), the disputing parties or their representatives will meet at a mutually agreed upon place and time as soon as reasonably possible (but not later than ten (10) days after notice of the written notice of Dispute) and shall enter into good faith negotiations aimed at resolving the Dispute. If the parties are unable to resolve the Dispute in a mutually satisfactory manner within ten (10) days from the date of such meeting, the disputing parties will proceed as follows.

The disputing parties will endeavor to choose a mutually-acceptable mediator and mediation process to supplement their efforts at negotiating a resolution of any Dispute. The mediator shall be an experienced attorney, CPA or other tax professional knowledgeable regarding Code Section 280G and the substance of the issues subject to Dispute in the Determination. If the parties cannot agree on a mediation process within ten (10) days after any party has, by notice to each other disputing party, demanded mediation, then the parties shall engage in good faith mediation under the auspices of JAMS, using a mediator sitting in the Austin, Texas metropolitan area and otherwise in accordance with the JAMS Mediation Rules and Procedures then in effect. The Company will bear the costs of mediation, including the fees and expenses of the mediator. Each disputing party shall be responsible for its own legal and other professional fees and expenses incurred in connection with such mediation. If the parties cannot agree on a mediator within ten (10) days after the initiation of mediation efforts through JAMS, any disputing party may request JAMS to appoint a neutral mediator in the Austin, Texas, metropolitan area, and each disputing party shall agree to such appointment except for good cause shown.

In the event of a Dispute, ProAssurance shall have the right to delay payment of that portion of the disputed amount that would potentially trigger the obligation to report and withhold the Excise Tax pending completion of the negotiation and mediation dispute resolution process described above; provided, however, all undisputed amounts shall be paid in the form and at the time otherwise required by the Employment Agreement, plans or other applicable documents. If the parties are unable to resolve the Dispute through the negotiation and mediation dispute resolution process described above, ProAssurance will have the right to report and withhold the Excise Tax upon payment of the remaining amounts subject to Dispute. Nothing herein will limit the legal or equitable remedies or actions otherwise available to the Executive, including without limitation the right to claim reimbursement for any amounts that should have been paid to the Executive. If there is no Dispute, the Determination will be binding, final and conclusive upon the Company, ProAssurance and the executive.

(e) PRA shall assume and honor in accordance with their terms the agreements listed in Section 6.4(e) of the APS Disclosure Schedule with respect to the provision of benefits to current or former employees beyond their retirement or other termination of service, which obligations shall survive the termination of any employment agreements pursuant to Section 6.4(c).

(f) PRA agrees that APS and the APS Subsidiaries may pay their employees performance-based, annual incentive compensation for the year ending December 31, 2010 (the “2010 Bonus Compensation”); provided that the 2010 Bonus Compensation shall be determined by the compensation committee of APS, that the total amount of the 2010 Bonus Compensation shall not exceed $2,050,000, and that the 2010 Bonus Compensation shall be payable as herein provided. APS shall deliver to PRA prior to Closing a written schedule reflecting the amount of the 2010 Bonus Compensation, if any, to be paid to the individual employees of APS and the APS Subsidiaries at the time of Closing, which schedule shall reflect the name and position of each employee entitled to receive part of the 2010 Bonus Compensation and the amount of the 2010 Bonus Compensation to be paid to each of the named employees (the “2010 Bonus Schedule”). PRA shall cause APS and the APS Subsidiaries to pay to the employees named on the 2010 Bonus Schedule the amount of the 2010 Bonus Compensation reflected on the 2010 Bonus Schedule as payable to each of said employees. The 2010 Bonus Compensation shall be paid to the employees then employed by APS and the APS Subsidiaries no sooner than February 28, 2011 nor later than March 15, 2011, except that the 2010 Bonus Compensation may be sooner paid (i) to an employee upon termination of employment if such employment is terminated by the employer without cause after December 31, 2010 or (ii) to an employee named in Section 6.4(d) of the APS Disclosure Schedule immediately prior to the Closing. Each employee named on the 2010 Bonus Schedule shall be a third party beneficiary of this Agreement for the purpose of receiving the amounts set forth in the 2010 Bonus Schedule in accordance with this Section 6.4(f).

(g) Notwithstanding anything herein to the contrary, all payments made to the APS Employees under this Section 6.4 shall be subject to withholding required by applicable federal, state and local taxing authorities.

(h) The Persons to whom Sections 6.4(d) and 6.4(e) apply shall be third party beneficiaries of such sections. The provisions of Sections 6.4(d) and 6.4(e) are intended to be for the benefit of each such Person and his or her successors, heirs or representatives. Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall (i) be treated as an amendment or other modification of any APS Employee Plan or any PRA Employee Plan or (ii) limit the right of APS or PRA or its respective affiliates or Subsidiaries to amend, terminate or otherwise modify any benefit plan following the Effective Time.

(i) The obligations of the parties to this Agreement under this Section 6.4 shall survive after the Effective Time in accordance with the terms herein this Section 6.4.

6.5 WARN Act. PRA agrees to provide any required notice under the WARN Act and any other applicable law after the Effective Time and to otherwise comply with any such statute with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act or any other applicable law) or similar event affecting employees and occurring on or after the Effective Time.

6.6 Directors’ and Officers’ Indemnification and Insurance.

(a) PRA shall use its best efforts to cause the individuals serving as officers and directors of APS and the APS Subsidiaries immediately prior to the Effective Time as listed in Section 6.6(a) of the APS Disclosure Schedule, to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by APS or the APS Subsidiary (provided that PRA may substitute policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall PRA be required to expend more than 400% of the current amount expended by APS or the APS Subsidiary (400% of such current amount is referred to herein as the “Insurance Premium Amount”) to maintain or procure insurance coverage pursuant hereto; and provided further, that if PRA is unable to maintain or obtain the insurance called for by this Section 6.6, PRA shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

(b) In addition to the indemnification under Sections 6.6(a) and 6.6(c), PRA shall cause the Surviving Corporation or APS Subsidiary, as the case may be, to honor in accordance with their terms all agreements and commitments to indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of APS or an APS Subsidiary (collectively the “Indemnified Parties” and individually, each an “Indemnified Party”), against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of APS or an APS Subsidiary, as the case may be, if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent APS or an APS Subsidiary, as the case may be, is permitted under Organizational Documents of APS or an APS Subsidiary, as the case may be, applicable law and the indemnity arrangements in effect as of the date of this Agreement. For the avoidance of doubt, the Surviving Corporation and each APS Subsidiary shall be liable only for its own obligations under this Section 6.6(b) and PRA, the Surviving Corporation or any APS Subsidiary shall not be liable for the obligations of any other APS Subsidiary or APS, as the case may be. Section 6.6(b) of the APS Disclosure Schedule lists each Indemnified Party who is now or has been at any time since January 1, 2000 an officer or director of APS or an APS Subsidiary, or who is now or has been at any time since January 1, 2008 an employee of APS or an APS Subsidiary. PRA shall cause the Surviving Corporation and APS Subsidiary, as the case may be, to pay expenses in advance of the final disposition of any Claim to each Indemnified Party to the full extent provided in the Organizational Documents of APS or the APS Subsidiary, as the case may be, as of the date of this Agreement. The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving

Corporation or APS Subsidiary, as the case may be; provided, however, that (i) the Surviving Corporation or the APS Subsidiary, as the case may be, shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation or APS Subsidiary, as the case may be, shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation or APS Subsidiary, as the case may be, elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with the Surviving Corporation or APS Subsidiary, as the case may be, and PRA shall cause the Surviving Corporation or APS Subsidiary, as the case may be, to pay the reasonable fees and expenses of such counsel for the Indemnified Party, (ii) the Surviving Corporation or APS Subsidiary, as the case may be, shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers’ conflicts of interest, (iii) the Surviving Corporation or APS Subsidiary, as the case may be, shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (iv) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any employee of APS Financial with respect to any claim arising from a violation of the Securities Laws, provided that, for the avoidance of doubt, it is agreed that the Persons listed on Section 6.6(b)(iv) of the APS Disclosure Schedule are not, and at no time have been, employees of APS Financial, it being acknowledged that such persons were serving as officers or directors of APS Financial at the request of each APS Subsidiary, (v) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law, and (vi) the Surviving Corporation or APS Subsidiary, as the case may be, shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. The Surviving Corporation or APS Subsidiary, as the case may be, shall not enter into any settlement agreement on behalf of any Indemnified Party unless such settlement agreement contains a full release of all claims. Any Indemnified Party wishing to claim Indemnification under this Section 6.6(b), upon learning of any Claim shall notify the Surviving Corporation or APS Subsidiary, as the case may be, thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation or APS Subsidiary, as the case may be, under this Section 6.6(b) except to the extent such failure to notify materially prejudices the Surviving Corporation or APS Subsidiary, as the case may be. The Surviving Corporation’s and APS Subsidiaries’ obligations under this Section 6.6(b) continue in full force and effect for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c) In addition to the indemnification under Sections 6.6(a) and 6.6(b), as of the Closing, PRA shall fully assume and agrees to pay, perform and discharge all obligations of APS under indemnity agreements (the “Indemnity Agreements”) for the Persons listed in Section 6.6(c) of the APS Disclosure Schedule (collectively the “Indemnity Agreement Parties” and individually, each an “Indemnity Agreement Party”); provided, however, that PRA shall not assume any obligation to provide liability insurance coverage under the Indemnity Agreements but instead shall only be obligated to provide insurance for the Indemnity Agreement Parties as and to the extent required in Section 6.6(a) hereof.

(d) The Indemnified Parties and Indemnity Agreement Parties to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each Indemnified Party and each Indemnity Agreement Party and his or her successors, heirs or representatives.

(e) The obligations of the parties to this Agreement under this Section 6.6 shall survive after the Effective Time in accordance with the terms herein this Section 6.6.

6.7 Advice of Changes.

(a) PRA and APS shall give prompt notice to the other party as soon as practicable after it has actual Knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party’s representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that if the failure of such representation, warranty or covenant would reasonably be expected to result in any condition to the obligations of the other party to effect the Merger and the other transactions provided for in this Agreement not to be satisfied, then each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have ten (10) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, or (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right, in its discretion, to terminate this Agreement to the extent such termination is permitted under Section 8.1 of this Agreement.

(b) PRA shall update the PRA Disclosure Schedule (the “Closing Date PRA Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PRA Disclosure Schedule to APS not less than three (3) business days prior to the Closing Date. APS shall update the APS Disclosure Schedule (the “Closing Date APS Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date APS Disclosure Schedule to PRA not less than three (3) business days prior to the Closing Date. The obligation of PRA to deliver to APS the Closing Date PRA Disclosure Schedule as provided above shall be a material obligation for purposes of Section 7.3(b) hereof, and the obligation of APS to deliver to PRA the Closing Date APS Disclosure Schedule shall be a material obligation for purposes of Section 7.2(b) hereof.

6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of PRA and an APS Subsidiary) or to vest PRA or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

6.9 Negotiations with Other Parties.

(a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, APS shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons other than the other party to this Agreement or any of its affiliates concerning any Acquisition Proposal (as defined in Section 6.9(c) of this Agreement) other than as expressly provided in this Agreement. APS will promptly inform PRA of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and shall furnish to PRA a copy thereof.

(b) Nothing contained in this Agreement shall prohibit APS or its board of directors from making such disclosures to its shareholders as are required under the Securities Laws or the rules of FINRA or the Nasdaq National Market or from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in this Agreement shall prohibit the board of directors of APS from either furnishing information to, or entering into discussions or negotiations with, any Person or group of Persons regarding any Acquisition Proposal, or approving and recommending to the shareholders of APS an Acquisition Proposal from any Person or group of Persons, if the board of directors of APS determines in good faith that failing to take such action would be inconsistent with its fiduciary duties under applicable law. In connection with any such determination, (i) APS shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person or group of Persons, (ii) APS will disclose to PRA that it is furnishing information to, or entering into discussions or negotiations with, such Person or group of Persons, which disclosure shall describe the terms thereof (but need not identify the Person or group of Persons making the offer), (iii) prior to furnishing such information to such Person or group of Persons, APS shall enter into a written agreement with such Person or group of Persons which provides for, among other things, (A) the furnishing to APS of information regarding such Person or group of Persons that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (B) the confidentiality of all non-public information furnished to such Person or group of Persons by APS; and (C) procedures reasonably satisfactory to APS that are designed to restrict or limit the provision of information regarding APS that could be used to the competitive disadvantage of APS, or in a manner that would be detrimental to the interests of its shareholders; (iv) APS will not furnish any non-public information regarding PRA or the transactions contemplated hereby; and (v) APS will keep PRA informed of the status of any such discussions or negotiations (provided that APS shall not be required to disclose to PRA confidential information concerning the business or operations of such Person or group of Persons).

(c) As used in this Agreement, “Acquisition Proposal” means (i) any proposal for a transaction or series of transactions that would result in any Person or group of Persons, other than PRA or APS, having the right to vote, or direct the vote of, fifteen percent (15%) or more of the capital stock of APS or any of the APS Subsidiaries entitled to vote thereon for the election of directors; (ii) any proposal for a transaction or series of transactions that could result in any Person acquiring fifteen percent (15%) or more of the assets of APS and the APS Subsidiaries, taken as a whole, other than in the ordinary course of business; (iii) any proposal for a transaction or series of transactions that would result in any Person being the beneficial owner of more than fifteen percent (15%) of the outstanding capital stock and other voting securities of APS, other than as contemplated by this Agreement; or (iv) any proposal for a transaction similar to the foregoing.

(d) Notwithstanding the foregoing, the board of directors of APS shall not recommend an Acquisition Proposal to its shareholders pursuant to Section 6.9(b) unless APS shall have delivered to PRA prior written notice advising PRA that APS or its board of directors intends to take such action with respect to an Acquisition Proposal, specifying in reasonable detail the material terms and conditions of the Acquisition Proposal, this notice to be delivered not less than five (5) business days prior to the time the action is taken, and, during this five (5) business day period, PRA shall have the right, and upon exercise of such right, APS and its advisors shall negotiate in good faith with PRA, to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a superior proposal.

6.10 Preferred Stock Redemption. Prior to the record date for the APS shareholders’ meeting to vote on the Merger, but in no event later than September 30, 2010, APS shall redeem all issued and outstanding shares of APS Preferred Stock (the “Preferred Stock Redemption”).

6.11 Right to Vote APS Shares. The parties agree that PRA shall have the right to vote shares of APS Common Stock held by PRA on the record date at the shareholders’ meeting called for the purpose of voting on the Merger.

ARTICLE 7

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of APS entitled to vote thereon.

(b) All approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of PRA is materially burdensome upon PRA or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the “Requisite Regulatory Approvals”). Without limiting the generality of the foregoing (i) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; (ii) the definitive Proxy Statement shall have been filed with the SEC after all SEC comments have been resolved, and (iii) the Merger and the transfer of ownership of APS and the APS Subsidiaries shall have been approved by the Insurance Regulators, to the extent such approvals are required.

(c) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal the consummation of the Merger.

7.2 Conditions to Obligation of PRA. The obligation of PRA to effect the Merger is also subject to the satisfaction or waiver by PRA at or prior to the Effective Time of the following conditions:

(a) APS shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PRA shall have received a certificate signed on behalf of APS by the Chief Executive Officer and the Chief Financial Officer of APS to such effect.

(b) The representations and warranties of APS contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date or (ii) for any changes to the APS Disclosure Schedule that are disclosed by APS to PRA in the Closing Date APS Disclosure Schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on APS and the APS Subsidiaries, taken as a whole, the foregoing condition shall be deemed to have been fulfilled; provided, further, that the delivery of the Closing Date APS Disclosure Schedule is subject to the last sentence of Section 6.7(a) herein.

(c) The condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities or results of operations of APS and the APS Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect.

(d) No legal, administrative, arbitral or other written inquiry, proceeding, claim or action shall have been initiated by any Securities Regulator or SRO alleging violations of Securities Laws by APS, any APS Subsidiary or any director or officer of APS or any APS Subsidiary, which action has not been dismissed with prejudice.

(e) The holders of not more than twenty-five percent (25%) of all the outstanding shares of APS shall have exercised their right to dissent and obtain payment for their shares under applicable law with respect to, or as a result of, the Merger.

(f) The Preferred Stock Redemption shall have occurred before the record date for the APS stockholders’ meeting to vote on the Merger.

7.3 Conditions to Obligation of APS. The obligation of APS to effect the Merger is also subject to the satisfaction or waiver by APS at or prior to the Effective Time of the following conditions:

(a) Each of PRA and NEWCO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and APS shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to such effect.

(b) The representations and warranties of PRA and NEWCO contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except (i) to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to APS in the Closing Date PRA Disclosure Schedule); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date would not reasonably be expected to prevent the consummation of the Merger, the foregoing condition shall be deemed to have been fulfilled; provided, further, that the delivery of the Closing Date PRA Disclosure Schedule is subject to the last sentence of Section 6.7(a) herein.

ARTICLE 8

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of APS:

(a) by mutual consent of PRA and APS in a written instrument, if the board of directors of PRA and the board of directors of APS so determine to terminate this Agreement by an affirmative vote of a majority of the members of each board;

(b) by either PRA or APS if (i) any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the board of directors of PRA or the board of directors of APS, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire board;

(c) by either PRA or APS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the board of directors of PRA or the board of directors of APS, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire board; provided, however, that no representation or warranty of either party contained in this Agreement shall be deemed untrue or incorrect, and neither party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect on such party;

(d) by PRA upon written notice to APS if the board of directors of APS does not, or shall indicate in writing to PRA that APS is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve and adopt this Agreement, or if after recommending in the Proxy Statement that its shareholders approve and adopt this Agreement, the board of directors of APS shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PRA (each an “APS Recommendation Event”), provided that any such notice of termination must be given not later than forty-five (45) days after the later of the date PRA shall have been advised by APS in writing that APS is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PRA and APS;

(e) by PRA upon written notice to APS if APS shall have authorized, recommended, approved, proposed, or entered into an agreement with any Person other than PRA or NEWCO to effect an Acquisition Proposal;

(f) by either PRA or APS if approval of the shareholders of APS required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

(g) by PRA if the Closing Date APS Disclosure Schedule discloses any Material Adverse Effect on APS or any change from the APS Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on APS;

(h) by written notice from APS to PRA, or from PRA to APS, if the Closing does not occur on or before the date that is twelve (12) months following the date of this Agreement, for any reason other than breach of this Agreement by the party giving such notice;

(i) by APS upon the occurrence of an APS Acquisition Event (as defined in Section 8.5(a) hereof) or APS Recommendation Event, provided that APS shall not have the right to terminate unless it has complied with the terms and conditions of Section 6.9(d);

(j) by APS if approval of the shareholders of APS required for the consummation of the Merger shall have been obtained but PRA fails to meet its obligation under Section 2.2 to fund the Merger Consideration, and such failure has not been cured within five (5) business days; or

(k) by PRA if APS fails to call and hold the meeting of its shareholders as required by Section 6.3 of this Agreement; provided, however, that the failure of shareholders holding shares constituting a quorum to attend in person or by proxy a meeting duly called for the purpose of approving the Merger shall not constitute a failure of APS to call and hold a meeting of its shareholders as required by Section 6.3 of this Agreement.

8.2 Effect of Termination. In the event of termination of this Agreement by either PRA or APS as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.2(b), 8.2, 8.5, 9.2, 9.3, 9.4, 9.12, and 9.15 of this Agreement shall survive any termination of this Agreement, and (ii) none of PRA, NEWCO, and APS, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 8.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PRA nor APS shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the board of directors of PRA and the board of directors of APS, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of APS; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of APS, there may not be any amendment of this Agreement that by law or in accordance with the rules of any stock exchange requires further approval by the shareholders of APS without such further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver. At any time prior to the Effective Time, the parties to this Agreement may, to the extent legally allowed and subject to Section 8.3, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5 Liquidated Damages; Termination Fee.

(a) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, APS shall, within ten (10) business days after notice of the occurrence thereof by PRA, pay to PRA the sum equal to $8,500,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PRA in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5): (i) at any time prior to termination of this Agreement an APS Acquisition Event shall occur; (ii) PRA shall terminate this Agreement pursuant to (x) Section 8.1(c) hereof as a result of a breach by APS that would reasonably be expected to cause the conditions in Sections 7.1, 7.2(a) and 7.2(b) not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of this Agreement, (y) Section 8.1(d) or (z) Section 8.1(e); (iii) APS shall terminate this Agreement pursuant to Section 8.1(i), or (iv) PRA shall terminate this Agreement pursuant to Section 8.1(k) unless APS’ failure to call and hold a meeting of its shareholders as required by Section 6.3 is the result of any law, injunction, restraining order or decree of any nature of any Governmental Authority. For purposes of this Agreement an “APS Acquisition Event” shall mean that APS shall have authorized, recommended, approved, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall publicly announce an intention to recommend or approve a tender offer or exchange offer by another Person based on an Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5(a), APS shall have no further obligation of any kind under this Agreement and neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, in the event that APS shall terminate this Agreement pursuant to (i) Section 8.1(c) hereof as a result of a breach by PRA that would reasonably be expected to cause the conditions in Sections 7.1 and 7.3 not to be satisfied on or prior to the date that is twelve (12) months after the date of execution of this Agreement or (ii) Section 8.1(j) hereof, PRA shall, within ten (10) business days after notice of the occurrence thereof by APS, pay to APS the sum equal to $8,500,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of APS in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5(b)). Upon the making and receipt of such payment under this Section 8.5(b), neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement and APS shall have no further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. Austin, Texas time on a date and at a place to be specified by the parties, which shall be no later than two (2) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 7 of this Agreement, unless extended by mutual agreement of the parties (the “Closing Date”). The parties shall use their respective best efforts to cause the Closing Date to occur on or before the date that is twelve (12) months following the execution date of this Agreement. The parties shall cause the Certificate of Merger to be filed with the Texas Secretary of State on or before the Closing Date or as soon thereafter as is possible. The parties shall take such further actions as may be required by the laws of the State of Delaware and the laws of the State of Texas in connection with such filing and the consummation of the Merger. In addition, at the Closing:

(a) APS will deliver to PRA:

(i) An officers’ certificate, in a form reasonably acceptable to PRA, duly executed on APS’s behalf, as to whether each condition specified in Sections 7.2(a)-7.2(f) has been satisfied in all respects.

(ii) A secretary’s certificate, in a form reasonably acceptable to PRA, duly executed on APS’s behalf, certifying, among other things specified therein, as to resolutions unanimously adopted by the board of directors of APS with respect to the Merger and the transactions contemplated thereby, and certifying that such resolutions have not been altered, amended, modified, or rescinded, remain in full force and effect on the Closing Date, and constitute the only resolutions adopted by the board of directors of APS with respect to the Merger and the transactions contemplated thereby.

(iii) Resignations of the officers and directors of each APS Subsidiary of such officer and director positions.

(iv) Such other certificates and instruments as PRA and its counsel may reasonably request.

(b) PRA will deliver to APS:

(i) An officers’ certificate, in a form reasonably acceptable to APS, duly executed on PRA’s behalf, as to whether each condition specified in Sections 7.3(a)-7.3(b) has been satisfied in all respects.

(ii) A secretary’s certificate, in a form reasonably acceptable to APS, duly executed on PRA’s behalf, certifying, among other things specified therein, as to resolutions unanimously adopted by the board of directors of PRA with respect to the Merger and the transactions contemplated thereby, and certifying that such resolutions have not been altered, amended, modified, or rescinded, remain in full force and effect on the Closing Date, and constitute the only resolutions adopted by the board of directors of PRA with respect to the Merger and the transactions contemplated thereby.

(iii) Such other certificates and instruments as APS and its counsel may reasonably request.

9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements of APS, PRA and NEWCO in this Agreement or in any instrument delivered by APS, PRA or NEWCO pursuant to this Agreement shall survive the Effective Time, except as otherwise provided in Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Effective Time.

9.3 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne by APS, and (ii) that PRA and APS will share the cost of the HSR Act filing fee in proportion to their relative assets as of December 31, 2009.

9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered: (i) personally, upon such personal delivery; (ii) by facsimile (with confirmation), upon confirmation by the transmitting equipment, except if such confirmation occurs after 5:00 pm (in the recipient’s time zone) on a business day, or on a non-business day, then such notice will be effective the next business day; or (iii) by registered or certified mail (return receipt requested) or by an express courier (with confirmation), upon confirmation of delivery, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to PRA or NEWCO to:

ProAssurance Corporation
100 Brookwood Place
Birmingham, Alabama 35209
Attention: Chief Executive Officer
Fax: (205) 877-4405

with copies to:

Burr & Forman LLP
420 N. 20th Street, Suite 3400
Birmingham, Alabama 35203
Attention: Jack P. Stephenson, Esq.
Fax: (205) 458-5100

and

(b)	if to APS, to:

1301 Capital of Texas Highway
Suite C-300
Austin, Texas 78746
Attention: President
Fax: (512) 314-4397

with copies to:

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Attention: J. Kenneth Menges, Jr., P.C.
Fax: (214) 969-4343

9.5 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also use reasonable efforts to make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

9.6 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

9.7 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

9.8 Exhibits and Schedules. Each of the Exhibits and Schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

9.9 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No provision of this Agreement shall be construed to require PRA, APS or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

9.10 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of executed signature pages by facsimile or by electronic mail in .pdf format will constitute effective execution and delivery of this Agreement.

9.11 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

9.12 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles, except that (a) the Merger shall be effected in accordance with and governed by the laws of the State of Texas and (b) the insurance laws of the state of domicile of API Insurance shall govern to the extent the application of such laws would be inconsistent with or in contravention of the laws of the State of Delaware.

9.13 Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which it may be entitled at law or in equity, each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions, without bond or other security being required.

9.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.15 Publicity. PRA and APS shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements and communications (including any communications that would require a filing under Rule 14a-2, Rule 14a-12 or Rule 14e-2 under the Exchange Act) with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the New York Stock Exchange (“NYSE”) or FINRA and the Nasdaq National Market, consult with each other for a reasonable time before issuing any press release or otherwise making any public statement or communication (including any communications that would require a filing with the SEC), and mutually agree upon any such press release or any such public statement or communication, with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the Proxy Statement, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE or FINRA and the Nasdaq National Market, neither PRA nor APS shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party’s business, financial conditions or results of operations without the consent of the other party.

9.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law, merger or otherwise) without the prior written consent of the other parties to this Agreement and any purported assignment by a party without the prior written consent of the other parties shall be null and void and not binding on such parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6 and Section 6.4(g) this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

9.17 Definitions.

(a) The following terms, as used in this Agreement, have the meanings that follow:

“Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA; any employment, severance or similar service agreement, plan, arrangement or policy; any other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental or vision benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, insurance or medical benefits); or any loan; in each case including plans or arrangements, both written and oral, covering or extended to any current or former director, employee or independent contractor.

“Environmental Laws” means any federal, state, or local law, statute, ordinance, and regulation, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree, or judgment applicable to the property subject to the APS Real Property Leases relating to the regulation or protection of human health, and/or the environment, natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species, and/or vegetation), as well as protected sites or artifacts of historical or cultural significance. By way of further example, and without limiting the breadth of the foregoing, “Environmental Laws” include, but are not limited to, the National Environmental Policy Act of 1969, as amended (42 U.S.C. §§ 4321 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.); the Clean Water Act; the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.); the Federal Coastal Zone Management Act, as amended (16 U.S.C. §§ 1451 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.); and any and all regulations promulgated thereunder and all similar state and local laws, statutes, ordinances, regulations, judicial or administrative orders, consent decrees, or judgments.

“Governmental Authority” means any governmental body, agency, official or authority, domestic, foreign, or supranational, or SRO or other similar non-governmental regulatory body.

“Hazardous Materials” means any substance, material, or waste which is (i) defined now or hereafter as a “pollutant,” “contaminant,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “industrial waste,” or other similar term or phrase under any Environmental Law (as defined herein), (ii) any substance, the presence of which on, under or in any APS Real Property or any real property subject to an APS Real Property Lease, or contained in any structure thereon, is prohibited by Environmental Law or which requires investigation, removal, response or remediation under any Environmental Law, (iii) petroleum or any fraction or by-product thereof, friable asbestos, any polychlorinated biphenyl, urea formaldehyde foam insulation, radon or any other radioactive or explosive substance.

“Insurance Laws” means all laws, rules and regulations applicable to the business of insurance and the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under the Insurance Laws.

“Knowledge” (i) with respect to APS means the actual knowledge of Kenneth S. Shifrin, Timothy L. LaFrey, Marc J. Zimmerman and Jessica Blacklock and (ii) with respect to PRA and NEWCO means the actual knowledge of W. Stancil Starnes, Victor T. Adamo and Edward L. Rand, Jr.

“Lien” means, with respect to any property or asset (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Adverse Effect” means, with respect to any party hereto, a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole including amounts owed by such party and its Subsidiaries following a final, non-appealable court judgment confirming an award of an arbitration panel having jurisdiction over the parties; provided that any adverse change arising out of or relating from or attributable to the following shall be excluded in any determination of Material Adverse Effect: (i) acts of terrorism, war, armed hostilities or other international or natural calamity directly or indirectly involving the United States; (ii) circumstances adversely affecting the United States economy (but only to the extent such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (iii) circumstances affecting the insurance industry or the medical professional liability industry generally (but only to the extent that such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (iv) changes in laws, regulations, or accounting or actuarial principles or practices (but only to the extent that such changes do not disproportionately affect such party and its Subsidiaries taken as a whole); (v) compliance with the terms of this Agreement, or action taken, or failure to act, to which PRA has expressly consented; (vi) any failure by APS to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement and prior to Closing (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether this has been a material adverse effect on APS if such facts and circumstances are not otherwise included in the provisions above); (vii) a decline in the price of the APS Common Stock on the NASDAQ Capital Markets or any other trading market (but not any change, event or circumstance that may be underlying such decline to the extent such change, event or circumstance would otherwise constitute a material adverse effect on APS); (viii) any loss of customers or business by APS or the APS subsidiaries to PRA or its Subsidiaries; (ix) any decline in shareholders’ equity of APS of less than ten percent (10%) determined in accordance with GAAP as in effect on the date of this Agreement (see below); (x) any decline in the premiums written percentage of APS and the APS Subsidiaries, taken as a whole, of less than ten percent (10%); and (xi) the announcement or pendency of the transactions contemplated by this Agreement. Without limiting the foregoing, a Material Adverse Effect shall be conclusively presumed to have occurred with respect to APS if the effect results in a reduction of more than ten percent (10%) of the shareholders’ equity of APS determined in accordance with GAAP as in effect on the date of this Agreement at June 30, 2010 as compared to the shareholders’ equity of APS at June 30, 2010 as reflected in the most recent APS SEC Report.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, certificate of formation, regulations, operating agreement, partnership agreement, and all other similar documents or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Person” means an individual, corporation, partnership (general or limited), limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“SOX” means the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Laws” means all laws, rules and regulations applicable to the offer and sale of securities by an issuer or broker or dealer, whether promulgated by the United States or any state or other jurisdiction, domestic or foreign, and all directives, releases and orders of Securities Regulators with respect to the offer and sale of securities by issuers, brokers or dealers.

“Securities Regulator” means all Governmental Authorities regulating the offer and sale of securities under the Securities Laws, including the SEC and FINRA.

“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company, association, trust or other entity or organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or in which a party has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the SEC) of a majority of the voting stock or other equity interest of such entity.

(b) Set forth below is an index to the definitions set forth in this Agreement.

Term	Section
2009 APS Balance Sheet	3.7(c)
2010 Bonus Compensation	6.4(f)
2010 Bonus Schedule	6.4(f)
401(k) Consideration	1.7(c)
401(k) Match Shares	1.7(a)
401(k) Plan	1.7(a)
Acquisition Proposal	6.9(c)
Agreement	Recitals
Amendment Agreement	6.4(d)
API Insurance	3.2(b)
APS	Recitals
APS Acquisition Event	8.5(a)
APS Actuarial Analysis	3.22(e)

Term	Section
APS Actuaries	3.22(e)
APS Adviser	3.8(c)
APS Agency or APS Agencies	3.2(e)
APS Common Stock	1.5(a)
APS Contract	3.17(c)
APS Deferred Compensation Plan	1.6(b)
APS Deferred Stock	1.6(b)
APS Disclosure Schedule	Article 3
APS Employees	6.4(a)
APS Employee Plan	3.14(a)
APS Financial	3.8(a)
APS Financial Reports	3.8(a)
APS GAAP Financial Statements	3.7(c)
APS Holding Company Act Reports	3.6(c)
APS Insurance Policies	3.12(a)
APS Junior Preferred Stock	3.4(a)
APS Option Plan	1.6(a)
APS Preferred Stock	3.4(a)
APS Real Property	3.20(a)
APS Real Property Leases	3.20(a)
APS Recommendation Event	8.1(d)
APS Reinsurance Treaties	3.22(c)
APS Regulatory Agreement	3.16(a)
APS Reserves	3.24(d)
APS SAP Statements	3.6(a)
APS SEC Reports	3.7(a)
APS Stock Plans	1.6(b)
APS Stock Options	1.6(a)
APS Subsidiary or APS Subsidiaries	3.2(a)
Business	Recitals
Certificate of Designation	3.4(b)
Certificate of Merger	1.2
Claim	6.6(b)
Closing	9.1
Closing Date	9.1
Closing Date APS Disclosure Schedule	6.7(b)
Closing Date PRA Disclosure Schedule	6.7(b)
COBRA	3.14(k)
Code	3.13(d)
Confidentiality Agreement	6.2(a)
Continuing Employees	6.4(a)
Deferred Compensation Consideration	1.6(e)
Determination	6.4(d)
Dispute	6.4(d)
Dissenter Provisions	2.5
Dissenting Shares	2.5
Effective Time	1.2
Employee Plan	9.17(a)
Employment Agreements	6.4(d)
ERISA	3.14(a)
Environmental Laws	9.17(a)
Exchange Act	3.7(a)
Exchange Agent	2.1
Exchange Fund	2.2(a)
Excise Tax	6.4(d)

Term	Section
FINRA	3.8
First Eligibility Date	6.4(b)
GAAP	3.3(b)
Governmental Authority	9.17(a)
Hazardous Materials	9.17(a)
HIPAA	3.14(k)
HSR Act	3.5(c)
HSR Act Report	3.5(c)
Indemnity Agreements	6.6(c)
Indemnity Agreement Parties/Party	6.6(c)
Indemnified Parties/Party	6.6(b)
Insurance Laws	9.17(a)
Insurance Premium Amount	6.6(a)
Insurance Regulators	9.17(a)
Intellectual Property	3.19(a)
IRS	3.13(a)
Knowledge	9.17(a)
Lien	9.17(a)
Material Adverse Effect	9.17(a)
Merger	1.1
Merger Consideration	2.2(a)
Merger Consideration Recipient	2.2(a)
NEWCO	Recitals
NEWCO Common Stock	1.4
Old Certificates	2.2(b)
Option Consideration	1.6(d)
Organizational Documents	9.17(a)
Person	9.17(a)
PRA	Recitals
PRA Disclosure Schedule	Article 4
PRA Employee Plans	6.4(b)
PRA SEC Reports	4.3(a)
Pre-Merger Notification Agencies	3.5(c)
Preferred Stock Redemption	6.10
Proxy Statement	3.5(c)
Requisite Regulatory Approvals	7.1(b)
Rights Agreement	3.4(c)
SAP	3.6(b)
SEC	3.5(c)
Securities Act	3.7(a)
Securities Laws	9.17(a)
Securities Regulator	9.17(a)
SOX	9.17(a)
Stock Consideration	1.5(a)
Subsidiary	9.17(a)
Surviving Corporation	1.1
Surviving Corporation Common Stock	1.4
Tax or Taxes	3.13(a)
Tax Return or Tax Returns	3.13(a)
TBOC	1.1
WARN Act	3.15(e)

IN WITNESS WHEREOF, PRA, NEWCO, and APS have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PROASSURANCE CORPORATION,
a Delaware corporation

By:	/S/ VICTOR T. ADAMO
Victor T. Adamo
President

CA BRIDGE CORPORATION,
a Texas corporation

By:	/S/ VICTOR T. ADAMO
Victor T. Adamo
President

AMERICAN PHYSICIANS SERVICE GROUP, INC.,
a Texas corporation

By:	/S/ TIMOTHY L. LAFREY
Timothy L. LaFrey
President

Annex B

Macquarie Capital (USA) Inc. A Member of the Macquarie Group of Companies 1 North Wacker Drive Suite 900 Chicago IL 60606 UNITED STATES

August 4, 2010

STRICTLY CONFIDENTIAL

Board of Directors

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, Suite C-300

Austin, Texas 78746

Members of the Board of Directors:

We understand that American Physicians Service Group, Inc., a Texas corporation (the “Company”) proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with ProAssurance Corporation, a Delaware corporation (“PRA”) and ProAssurance APS Group, Inc., a Texas corporation and a wholly-owned subsidiary of PRA (“NewCo”), pursuant to which NewCo will be merged with and into the Company (the “Merger”). In the Merger, each outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), other than Company Common Stock held by the Company or any subsidiary of the Company as of the Effective Time and Company Common Stock as to which dissenter’s rights have been perfected, will be converted into the right to receive $32.50 in cash (the “Merger Consideration”). As a result of the Merger, the Company will become a wholly owned subsidiary of PRA. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed in the Merger Agreement.

You have asked us whether, in our opinion, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than PRA and its affiliates) is fair, from a financial point of view, to such holders of the Company Common Stock.

In connection with rendering our opinion, we have, among other things:

(i)	Reviewed a draft of the Merger Agreement dated July 29, 2010, which we have assumed is in substantially final form and will not vary in any respect material to our analysis;

(ii)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(iii)	Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to the Company that were prepared and provided to us by the management of the Company;

(iv)	Reviewed certain financial projections relating to the Company that were provided to or discussed with us by the management of the Company;

(v)	Discussed the past and current operations, financial projections, current financial condition and prospects of the Company with the management of the Company;

(vi)	Reviewed the reported prices and trading activity of the Company Common Stock;

(vii)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain publicly-traded companies and their securities that we deemed relevant;

(viii)	Reviewed the financial terms of certain publicly available transactions in the industry in which the Company operates that we deemed relevant;

Board of Directors

American Physicians Service Group, Inc.

August 4, 2010

(ix)	Considered our efforts to solicit discussions with, at the direction of the Company, third parties to solicit indications of interest in the possible acquisition of all or part of the Company, as well as the results of our discussions that resulted from these efforts;

(x)	Reviewed certain publicly available business and financial information relating to PRA that we deemed to be relevant; and

(xi)	Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking responsibility for independently verifying, the accuracy and completeness of the information reviewed by us or reviewed for us and have further relied upon the assumptions of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company which were furnished to or discussed with us, we have assumed that such financial projections have been reasonably prepared by the Company on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the Company. We express no view as to any such financial projections or the assumptions on which they are based.

For purposes of rendering our opinion, we have assumed, with your consent, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, with your consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger.

We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, to the holders of the Company Common Stock (other than PRA and its affiliates), of the Merger Consideration. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, without limitation, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Merger, whether relative to Merger Consideration in cash to be paid to the holders of the Company Common Stock (other than PRA and its affiliates) pursuant to the Merger Agreement or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive fees for our services, the substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee in connection with the delivery of this opinion. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of business,

Board of Directors

American Physicians Service Group, Inc.

August 4, 2010

Macquarie Capital (USA) Inc. or its affiliates may actively trade in the debt and equity securities, or options on securities, of the Company, PRA, or any other company that may be involved in the Merger, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to the Company, PRA, or their respective affiliates and portfolio companies, for which we or such affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, we have performed the following investment banking services: Fox-Pitt Kelton Cochran Caronia Waller (USA) Inc., subsequently acquired by an affiliate of Macquarie Capital (USA) Inc., acted as financial advisor to PRA in its acquisition of the PICA Group.

It is understood that this opinion is solely for the information of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger, and may not be disclosed to any third party or used for any other purpose without our prior written consent, except that a copy of this opinion may be included in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law, provided that the opinion is reproduced in full in such filing and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form reasonably acceptable to us and our counsel. Our opinion does not constitute a recommendation to any holder of Company Common Stock as to how such holder should act or vote in connection with the Merger. This opinion has been approved and authorized for issuance by a fairness opinion review committee of Macquarie Capital (USA) Inc.

[Signature Page Follows]

Board of Directors

American Physicians Service Group, Inc.

August 4, 2010

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than PRA and its affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

MACQUARIE CAPITAL (USA) INC.

By:    /s/ Macquarie Capital (USA) Inc.

Annex C

TEXAS BUSINESS ORGANIZATIONS CODE

TITLE 1. GENERAL PROVISIONS

CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS, AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

§ 10.351. Applicability of Subchapter

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

§ 10.352. Definitions

In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

§ 10.353. Form and Validity of Notice

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

§ 10.354. Rights of Dissent and Appraisal

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange or a similar system;

(B) listed on the Nasdaq Stock Market or a successor quotation system;

(C) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor system; or

(D) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor entity; or

(iii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

§ 10.355. Notice of Right of Dissent and Appraisal

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c) A notice required to be provided under Subsection (a) or (b) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(2) may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1) each owner who consents in writing to the action before the owner delivers the written consent; and

(2) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(2).

§ 10.356. Procedure for Dissent by Owners as to Actions; Perfection of Right of Dissent and Appraisal

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(2) must give to the responsible organization a notice dissenting to the action that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) before the action is considered for approval, if the action is to be submitted to a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the action was approved by the requisite vote of the owners, if the action is to be undertaken on the written consent of the owners; or

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c) An owner who does not make a demand within the period required by Subsection (b)(2)(E) is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under this section, the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

§ 10.357. Withdrawal of Demand for Fair Value of Ownership Interest

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

§ 10.358. Response by Organization to Notice of Dissent and Demand for Fair Value by Dissenting Owner

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356, the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) An offer made under Subsection (c)(2) must remain open for a period of at least 60 days from the date the offer is first delivered to the dissenting owner.

(e) If a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or if a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 60th day after the date the offer is accepted or the agreement is reached, as appropriate, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

§ 10.359. Record of Demand for Fair Value of Ownership Interest

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

§ 10.360. Rights of Transferee of Certain Ownership Interest

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

§ 10.361. Proceeding to Determine Fair Value of Ownership Interest and Owners Entitled to Payment; Appointment of Appraisers

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

§ 10.362. Computation and Determination of Fair Value of Ownership Interest

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

§ 10.363. Powers and Duties of Appraiser; Appraisal Procedures

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

§ 10.364. Objection to Appraisal; Hearing

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

§ 10.365. Court Costs; Compensation for Appraiser

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

§ 10.366. Status of Ownership Interest Held or Formerly Held by Dissenting Owner

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

§ 10.367. Rights of Owners Following Termination of Right of Dissent

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

§ 10.368. Exclusivity of Remedy of Dissent and Appraisal

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

Your vote is important. Thank you for voting.
1301 S. CAPITAL OF TEXAS HWY. SUITE C-300 AUSTIN, TX 78746

To vote by Internet

1)      Read the Proxy Statement and have the proxy card below at hand.

2)      Go to website www.proxyvote.com

3)      Follow the instructions provided on the website.

4)      You have until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to vote.

To vote by Telephone

1)      Read the Proxy Statement and have the proxy card below at hand.

2)      Call 1-800-690-6903

3)      Follow the instructions.

4)      You have until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date to vote.

To vote by Mail

1)      Read the Proxy Statement.

2)      Check the appropriate boxes on the proxy card below.

3)      Sign and date the proxy card.

4)      Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APSGP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

AMERICAN PHYSICIANS SERVICE GROUP, INC.
The Board of Directors recommends that you
vote FOR the following proposals:

			For	Against	Abstain
1. Approval of the Merger and adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2010, by and among the Company, ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and CA Bridge Corporation, a Texas corporation and wholly-owned subsidiary of ProAssurance (“Merger Sub”), as it may be amended from time to time, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of ProAssurance (the “Merger”); and			☐	☐	☐

			For	Against	Abstain
2. Approval to, if necessary or appropriate, adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger and adopt the Merger Agreement.			☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF SHAREHOLDERS OF

AMERICAN PHYSICIANS SERVICE GROUP, INC.

NOVEMBER 29, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

PROXY

AMERICAN PHYSICIANS SERVICE GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 29, 2010

The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of American Physicians Service Group, Inc. (the “Company”) to be held on November 29, 2010 and the Proxy Statement in connection therewith, each dated October 18, 2010, (b) appoints Kenneth S. Shifrin and William H. Hayes, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of American Physicians Service Group, Inc. held of record by the undersigned on October 15, 2010 at such special meeting of Shareholders and at any reconvened meeting after an adjournment thereof and (d) revokes any proxies heretofore given.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT, AND FOR APPROVAL TO, IF NECESSARY OR APPROPRIATE, ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY RECONVENED MEETING AFTER AN ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(Continued and to be signed on reverse side.)